UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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(Amendment No.    )

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DXC.technology

# Executing on Our Transformation Journey

Thursday, August 13, 2020
10:30 a.m. Eastern Time
via live webcast at
www.virtualshareholdermeeting.com/DXC2020

Corporate Office

1775 Tysons Boulevard

Tysons, VA 22102

www.dxc.technology

July 2, 2020

Dear Fellow Stockholder,

We hope you and your family are doing well.

The Board of Directors and executive leadership team of DXC Technology are pleased to invite you to join our Annual Meeting of Stockholders on August 13, 2020. This will be a virtual meeting of stockholders, conducted via live webcast.

Attend our virtual meeting

You can attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2020. The Notice of Annual Meeting of Stockholders and the Proxy Statement that accompany this letter provide important information about the meeting and will serve as a guide to the business that will be conducted during the online meeting.

Our transformation journey

During the meeting, we will share an update on our business. At the heart of our transformation journey is taking care of our customers and our people who deliver every day for those customers. We have received overwhelmingly positive feedback for the way we have delivered through COVID-19. We have done this by focusing on the well-being of all of our people and enabling 99% of them to work from home. We are also executing our cost-optimization plans to better serve our customers by eliminating complexity and confusion. And, we are seizing the market opportunity to grow our relationships and cross-sell our services. If COVID-19 taught us anything, it has reinforced the importance of the IT estate, which is highlighting our expertise and capabilities across the Enterprise Technology Stack. All of this creates a strong foundation for DXC’s growth.

Your vote is important

We encourage you to vote as soon as possible, whether you plan to participate in the meeting or not. You can vote by proxy over the Internet, by telephone or by completing the printed proxy card, or voting instruction card if you received paper copies of the proxy materials by mail. The printed card includes instructions for returning the card by mail.

We are excited about the future of DXC Technology, our strategic direction, and the growth opportunities ahead for our company, people, customers and stockholders.

We value your support and are committed to communicating regularly and openly. Thank you for your continued trust and confidence.

MICHAEL J. SALVINO President & CEO	IAN READ Chairman of the Board

Notice of 2020 Annual Meeting of Stockholders

Date:	Thursday, August 13, 2020

Time:	10:30 a.m., Eastern Time

Place:	Online at www.virtualshareholdermeeting.com/DXC2020

The 2020 Annual Meeting of Stockholders of DXC Technology will be held on Thursday, August 13, 2020, at 10:30 a.m. Eastern Time, and will be a virtual meeting conducted via live webcast. You will be able to attend the meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2020. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The purpose of the meeting is:

1.	to elect the 10 director nominees listed in the proxy statement,

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021,

3.	to approve, in a non-binding advisory vote, named executive officer compensation,

4.	to approve an increase in the number of shares available under the DXC Technology Company 2017 Omnibus Incentive Plan,

5.	to approve an increase in the number of shares available under the DXC Technology Company 2017 Non-Employee Director Incentive Plan, and

6.	to transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record at the close of business on June 15, 2020 will be entitled to vote electronically at the Annual Meeting and any postponements or adjournments thereof.

Your vote is important. Whether or not you plan to attend the meeting online, we encourage you to read this proxy statement and vote as soon as possible. Information on how to vote is contained in this proxy statement. In addition, voting instructions are provided in the notice of Internet availability of proxy materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

William L. Deckelman, Jr.

Executive Vice President, General Counsel & Secretary

Tysons, Virginia

July 2, 2020

This notice of annual meeting and proxy statement were first made available to stockholders on or about July 2, 2020.

Proxy Summary	◀

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Meeting Date: August 13, 2020

Meeting Time: 10:30 a.m. Eastern Time

Meeting Place: Online at www.virtualstockholdermeeting.com/DXC2020

Virtual Meeting Admission: Stockholders as of the record date will be able to participate in the annual meeting by visiting www.virtualstockholdermeeting.com/DXC2020. To participate in the meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The annual meeting will begin promptly at 10:30 a.m. Eastern Time. Online check-in will begin at 10:15 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.

Record date: June 15, 2020

Voting: Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

•	Election of the 10 director nominees listed in this proxy statement

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021

•	Approval, in a non-binding advisory vote, of named executive officer compensation

•	Approval of increase in shares available under the DXC Technology Company 2017 Omnibus Incentive Plan

•	Approval of increase in shares available under the DXC Technology Company 2017 Non-Employee Director Incentive Plan

•	Such other business that may properly come before the meeting

i

▶	Proxy Summary

Voting Matters and Vote Recommendation

Management Proposals		Vote Recommendation

Proposal No. 1:	Election of each of the director nominees listed in this proxy statement	FOR each nominee

Proposal No. 2:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021	FOR

Proposal No. 3:	Approval, in a non-binding advisory vote, of named executive officer compensation	FOR

Proposal No. 4:	Approval of increase in shares available under the DXC Technology Company 2017 Omnibus Incentive Plan	FOR

Proposal No. 5:	Approval of increase in shares available under the DXC Technology Company 2017 Non-Employee Director Incentive Plan	FOR

Proposal 1: Election of directors

Our Director Nominees

The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.

Name	Age	Director Since	Independent	Principal Occupation	Other Public Company Boards

Mukesh Aghi	64	2017	●	President & CEO of US-India Strategic Partnership Forum	—

Amy E. Alving	57	2017	●	Former Chief Technology Officer of SAIC and current member of Fannie Mae and Howmet Aerospace boards	2

David A. Barnes	64	—	●	Former SVP and Chief Information and Global Business Services Officer of UPS and current member of Hertz board	1

Raul J. Fernandez	54	—	●	Vice Chairman and owner of Monumental Sports & Entertainment and current member of Broadcom and GameStop boards	2

David L. Herzog	60	2017	●	Former CFO of AIG and current member of MetLife, AMBAC Financial Group and PCCW Limited (Hong Kong) boards	3

Mary L. Krakauer	63	2018	●	Former EVP and Chief Information Officer of Dell Corporation and current member of Mercury Systems and Xilinx boards	2

Ian C. Read[1]	67	2020	●	Chairman of DXC Technology, former Chairman and CEO of Pfizer and current member of Kimberly-Clark Corporation board	1

Michael J. Salvino[2]	54	2019		President and CEO of DXC Technology	—

ii	2020 Proxy Statement

Proxy Summary	◀

Name	Age	Director Since	Independent	Principal Occupation	Other Public Company Boards

Manoj P. Singh	67	2017	●	Former Chief Operating Officer for Deloitte Touche Tohmatsu Ltd.	—

Robert F. Woods	65	2017	●	Former SVP and CFO at Sungard Data Systems Inc.	—

1	Effective March 16, 2020, Mr. Read was designated Chairman of the Board.
2	Effective September 12, 2019, Mr. Salvino was designated President and CEO of DXC. He has been a member of the Board since May 23, 2019.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021

We are asking stockholders to consider and to vote upon the ratification of the appointment of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2021. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as DXC’s independent registered public accounting firm is in the best interests of DXC and its stockholders.

Proposal 3: Approval, in a non-binding advisory vote, of named executive officer compensation

We are asking stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this proxy statement for the fiscal year ended March 31, 2020 (fiscal 2020). In evaluating this proposal, we recommend you review our Compensation Discussion and Analysis (CD&A). As discussed in the CD&A, our executive compensation program is designed to align management and stockholder interests by linking pay outcomes with achievement of relevant and objective financial and strategic goals and unlocking stockholder value.

Proposal 4: Approval of increase in shares available under the DXC Technology Company 2017 Omnibus Incentive Plan

We are asking stockholders to approve an increase in the number of shares of our common stock available for issuance under the DXC Technology Company 2017 Omnibus Incentive Plan, as amended as proposed herein (the “Incentive Plan”), by 17,000,000 shares from 34,200,000 to 51,200,000 shares.

In addition to the increase in the number of available shares, the proposed amendment to the Incentive Plan also:

•	prohibits the replacement of options and stock appreciation rights without stockholder approval; and

•

removes certain provisions relating to the qualification of awards for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) as these provisions are no longer required after the enactment of the Tax Cuts and Jobs Act of 2017. However, we are not proposing to eliminate the individual award limits set forth in Section 4.3 of the Incentive Plan or otherwise to change our pay-for-performance policy.

Proposal 5: Approval of increase in shares available under the DXC Technology Company 2017 Non-Employee Director Incentive Plan

We are asking stockholders to approve an increase in the number of shares of our common stock available for issuance under the DXC Technology Company 2017 Non-Employee Director Incentive Plan, as amended as proposed herein (the “Director Plan”), by 515,000 shares, from 230,000 to 745,000 shares.

In addition to the increase in the number of available shares, the proposed amendment to the Director Plan also imposes an annual limit on the value of equity awards that may be granted under the Director Plan to our Independent Chairman during any calendar year to $900,000 and to any other single non-employee director during any calendar year to $500,000, based on the value of our shares as of the grant date of the award.

iii

▶	Table of Contents

A. PROPOSALS	1

Proposal 1: Election of Directors	1

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending March 31, 2021	12

Proposal 3: Non-Binding Advisory Vote to Approve Named Executive Officer Compensation	13

Proposal 4: Approval of Increase in Shares Available under the DXC Technology Company 2017 Omnibus Incentive Plan	14

Proposal 5: Approval of Increase in Shares Available under the DXC Technology Company 2017 Non-Employee Director Incentive Plan	21

B. CORPORATE GOVERNANCE	25

The Board	25

Stockholder Engagement	25

Corporate Governance Guidelines	25

Board Leadership Structure	26

Separation of CEO and Board Chairman Positions	26

Independent Board Chairman Duties & Responsibilities	26

Director Independence	27

Risk Oversight	27

Compensation and Risk	28

Prohibition on Hedging or Pledging of Company Stock	28

Equity Ownership Guidelines	29

Talent Management and Succession Planning	29

Director Education	29

Code of Ethics and Standards of Conduct	29

Board Diversity	30

Mandatory Retirement of Directors	30

Resignation of Employee Directors	30

Communicating with the Board	30

Committees of the Board	31

Audit Committee	32

Compensation Committee	32

Nominating/Corporate Governance Committee	33

Risk Committee	33

Audit Committee Report	34

Director Compensation	35

C. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38

Security Ownership	38

Delinquent Section 16(a) Reports	39

D. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	40

Related Party Transaction Policy	40

Fiscal 2020 Related Party Transactions	40

iv	2020 Proxy Statement

Table of Contents	◀

v

Proposals	◀

Proxy Statement

for the 2020 Annual Meeting of Stockholders

A.    Proposals

Proposal 1: Election of Directors

There are 10 nominees for election to our Board of Directors. The directors elected will hold office until the 2021 Annual Meeting or until their successors have been elected and qualified. Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of DXC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting. Each nominee has informed the Board that he or she is willing to serve as a director.

Vote required

Directors are elected by a majority vote in uncontested elections; therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the annual meeting (the number of FOR votes must exceed the number of AGAINST votes).

In accordance with DXC’s Corporate Governance Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee.

Director Nomination Process

The Nominating/Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought for Board members in the context of our business and then-current membership on the Board. This assessment of Board skills, experience, and background involves considering numerous diverse factors including independence, experience, professional and personal ethics and values, age, gender and ethnic diversity, as well as skills and attributes. The Board seeks directors whose expertise achieves a balance across the following skills and attributes:

•

Leadership and Management: Includes experience as a senior executive in a global public or private organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results.

•

Public Company Governance: Experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices and policies and processes to effectively manage and monitor these, in support of the stockholders’ interests.

•

Industry: Experience in the professional services industry, with a good understanding of DXC’s offerings, enabling technologies (e.g. cloud, AI, ML, IoT and SaaS), digital transformation, innovation, customers, marketplace dynamics and success drivers.

•

Audit and Financial Expertise: Experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

•

Enterprise Transformation and Culture Building: Experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment as the landscape for technology services embraces marketplace led disruption. Experience aligning HR policies and practices to attract, onboard, develop and retain top talent in support of DXC’s strategic talent plan.

•

Capital Markets and Treasury: Experience globally in raising funds in the debt and equity markets, managing liquidity and the complex interplay of operational performance, rating agencies and stockholder relationships.

1

▶	Proposals

The Nominating/Corporate Governance Committee also considers skills and experience related to Environmental, Sustainability and Corporate Responsibility matters as it believes it strengthens the Board’s oversight and assures that strategic business imperatives and long-term value creation are achieved within a reasonable, sustainable business model.

In addition to the skills and expertise listed above, the Nominating/Corporate Governance Committee and the Board also believe that the following key attributes are important to an effective Board:

•	integrity and demonstrated high ethical standards,

•	sound judgment,

•	analytical skills,

•	the ability to engage management and each other in a constructive and collaborative fashion, and

•	the commitment to devote significant time and energy to service on the Board and its committees.

In evaluating potential director nominees, the Nominating/Corporate Governance Committee considers the applicable qualifications. The committee then considers the contribution they would make to the quality of the Board’s decision making and effectiveness.

The Nominating/Corporate Governance Committee will also consider potential director candidates recommended by stockholders as described under Business for 2021 Annual Meeting at the end of this proxy statement. Director candidates recommended by stockholders are evaluated on the same basis as all other candidates. This committee may retain from time to time third-party search firms to identify qualified director candidates and to assist the Nominating/Corporate Governance Committee in evaluating candidates that have been identified by others.

2020 Director Nominees

Each of the nominees has a strong reputation and experience in areas relevant to the strategy and operations of DXC’s businesses, particularly industries and growth segments that DXC serves, as noted above. Each of the nominees holds or has held senior executive positions in global, complex organizations or has relevant operating experience. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, thought leadership, executive management and leadership development. Many of our directors also have experience serving on boards of directors and board committees of other public companies.

The following chart provides summary information about each of our director nominees’ skills and attributes. More detailed information is provided in each director nominee’s biography.

Top Skills	Leadership and Management	Public Company Governance	Industry	Audit and Financial Expertise	Enterprise Transformation and Culture Building	Capital Markets and Treasury

Mukesh Aghi	●	●	●		●

Amy E. Alving	●	●	●		●

David A. Barnes	●	●	●	●

Raul J. Fernandez	●	●	●	●	●

David L. Herzog	●	●		●	●	●

Mary L. Krakauer	●	●	●		●

Ian C. Read	●	●		●	●

Michael J. Salvino	●	●	●		●

Manoj P. Singh	●	●	●	●	●

Robert F. Woods	●	●		●		●

There are no family relationships among any of our directors, director nominees and executive officers.

2	2020 Proxy Statement

Proposals	◀

2020 Director Nominees Biographies

The biographies of each of the nominees below contains information as of the date of this proxy statement regarding the person’s service as a director, director positions held currently or at any time during the last five years, and skills, experience and qualifications that led to the conclusion that such person should serve as one of our directors.

Mukesh Aghi Age: 64 Director Since: 2017	DXC Committees: • Compensation (Chair)	Other Public Company Boards: Former (Past Five Years): • Computer Sciences Corporation

Dr. Aghi has served as a member of our Board since April 1, 2017. Dr. Aghi is President and CEO of U.S.-India Strategic Partnership Forum (USISPF) since 2017, a strategic policy organization focused on fostering a stronger relation between the two democracies. Dr. Aghi has over 35 years of experience in international business and IT environment. Earlier, Dr. Aghi served as Chief Executive Officer of L&T Infotech from 2012 to 2015, where he expanded the business internationally, and as Chairman and CEO of Steria India Ltd. from 2007 to 2012. Additionally, Dr. Aghi was the founding CEO of Universitas 21 Global, the world’s largest consortium of research-led universities and global leader in providing post-graduate online education. He was also the President of IBM India for IBM Corporation and worked at Ariba and J.D. Edwards. Dr. Aghi is a Trustee at the Claremont Graduate University.

Qualifications: Dr. Aghi brings to the DXC Board of Directors extensive leadership and management experience, including global and international business experience, a broad understanding of the professional services industry, with a good understanding of DXC’s offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers, strong experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices and policies and processes to effectively manage and monitor these, and robust enterprise transformation and culture building experience.

3

▶	Proposals

Amy E. Alving Age: 57 Director Since: 2017	DXC Committees: • Nominating/Corporate Governance • Risk Committee (Chair)

Other Public Company Boards:

Current:

•  Federal National Mortgage Association

•  Howmet Aerospace, Inc. (formerly named
Arconic Inc.)

Former (Past Five Years):

•  Pall Corporation

Trusteeship:

•  Trustee, Princeton University

Dr. Alving has served as a member of our Board since April 1, 2017. Dr. Alving is the former Senior Vice President and Chief Technology Officer of Leidos Holdings, Inc. (formerly Science Applications International Corporation (SAIC)), one of the nation’s top defense sector providers of hardware, software and services, where she worked from 2005 to 2013. From 2007 to 2013, she was SAIC’s Chief Technology Officer, where she was responsible for the creation, communication and implementation of SAIC’s technical and scientific vision and strategy. Prior to joining SAIC, Dr. Alving was the director of the Special Projects Office (SPO) at the Defense Advanced Research Projects Agency (DARPA) until 2005, where she was a member of the federal Senior Executive Service. Prior to her time at DARPA, Dr. Alving was a White House Fellow for the Department of Commerce serving as a senior technical advisor to the Deputy Secretary of Commerce from 1997 until 1998. Dr. Alving is a member of the board of directors of the Federal National Mortgage Association (Fannie Mae) and Howmet Aerospace, Inc. (formerly named Arconic Inc.). She is also a member of the board of trustees of Princeton University.

Qualifications: Dr. Alving brings to the DXC Board of Directors robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Dr. Alving has extensive experience in the professional services industry, with a robust understanding of DXC’s offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers. She also brings to the Board strong public company governance experience and leadership and management experience.

4	2020 Proxy Statement

Proposals	◀

David A. Barnes Age: 64	DXC Committees:	Other Public Company Boards: Current: • Hertz Former (Past Five Years): • Ingram Micro Inc.

Mr. Barnes is the former Senior Vice President, Chief Information and Global Business Services Officer of United Parcel Service, Inc. (“UPS”) a role he served in from 2011 to 2016. From 2005 to 2011, Mr. Barnes served as Senior Vice President and Chief Information Officer for UPS. UPS is the world’s largest package delivery company, a leader in the U.S. less-than-truckload industry, a provider of global supply chain management and advanced logistic solutions and an operator of one of the world’s largest airlines. In his role as Chief Information Officer of UPS and a member of the UPS Management Committee, Mr. Barnes was responsible for all aspects of UPS technology utilized in over 220 countries and territories. He also chaired the UPS Information Technology Governance Committee responsible for global technology strategy, architecture, mobility, hardware design and research and development. In addition, he was responsible for information security, served as Co-Chair of the Enterprise Risk Committee and was a member of the UPS Corporate Strategy and the Finance Committees. Prior to serving as a member of the UPS Management Committee, he held a number of key leadership positions throughout his 39-year career at UPS in areas including technology development, operations, UPS airline, international custom house brokerage, mergers and acquisitions and finance. Mr. Barnes also has served as Senior Advisor for Bridge Growth Partners LLC (“Bridge Growth”), a private equity fund, since 2016 and in this capacity serves as a member of the board of directors for several privately-held companies in Bridge Growth’s technology investment portfolio. Mr. Barnes is currently a member of the board of directors of Hertz. He was a director at Ingram Micro Inc., a global technology and supply chain service provider, from June 2014 to December 2016, where he was a member of the Audit Committee and chair of the Technology Committee. Mr. Barnes also serves as a director for Solace Corporation, a software company, since 2016 where he serves on the Audit Committee and BackOffice Associates, a software company, since 2017 where he serves on the Audit and Technology Committees.

Qualifications: Mr. Barnes brings to the DXC Board of Directors robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Barnes has extensive experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices and policies and processes to effectively manage and monitor these, in support of the stockholders’ interests. Mr. Barnes also brings to the Board broad experience in the professional services industry, with an understanding of DXC’s offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers, as well as experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

5

▶	Proposals

Raul J. Fernandez Age: 54	DXC Committees:	Other Public Company Boards: Current: • Broadcom, Inc. • GameStop Corp. Former (Past Five Years): • Kate Spade & Co.

Mr. Fernandez has served as Vice Chairman and owner of Monumental Sports & Entertainment, a private partnership that co-owns the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics and Wizards District Gaming NBA 2K team, and which co-owns and operates the Capital One Arena in Washington, DC, since 2000. He also serves as Special Advisor to, and is a Limited Partner of, each of General Atlantic Partners, a growth equity firm, and Carrick Capital Partners, a growth equity firm. Mr. Fernandez previously served in several leadership roles at various technology companies, including, from 2004 to 2017, as Chairman and Chief Executive Officer for ObjectVideo, Inc., a developer of intelligent video surveillance software. Mr. Fernandez also founded Proxicom, Inc. (NASDAQ:PXCM), a global provider of e-commerce solutions for Fortune 500 companies, and served as its Chief Executive Officer and Chairman of its board of directors since its inception in 1991 until its acquisition in 2001. He is currently on the board of directors of GameStop Corp., where he also serves on the Audit Committee, and on the board of directors of Broadcom, Inc., where he also serves on the Audit and Nominating and Corporate Governance Committees. Mr. Fernandez also served as a director of Kate Spade & Co. from 2001 through 2017, and previously served as a member of President George W. Bush’s Council of Advisors on Science and Technology.

Qualifications: Mr. Fernandez brings to the DXC Board of Directors extensive leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Fernandez has strong experience with corporate and board governance, including oversight of compliance, risk, regulatory requirements, executive compensation practices and policies and processes to effectively manage and monitor these, in support of the stockholders’ interests. Mr. Fernandez also has strong experience as a direct investor in early-stage and mature technology companies, and working with management teams on business strategy and execution. Mr. Fernandez also has experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent, as well as experience in the professional services industry, with a good understanding of DXC’s offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers.

6	2020 Proxy Statement

Proposals	◀

David L. Herzog Age: 60 Director Since: 2017	DXC Committees: • Audit (Chair)	Other Public Company Boards: Current: • MetLife, Inc. • Ambac Financial Group • PCCW Limited (Hong Kong) Former (Past Five Years): • AerCap Holdings N.V.

Mr. Herzog has served as a member of our Board since April 1, 2017. Mr. Herzog served as the Chief Financial Officer and Executive Vice President of American International Group (AIG) from 2008 to 2016. Mr. Herzog served as Senior Vice President and Comptroller of AIG from June 2005 to October 2008, Chief Financial Officer for worldwide life insurance operations from April 2004 to June 2005 and Vice President, Life Insurance from 2003 to 2004. In addition, Mr. Herzog has served in other senior officer positions for AIG and its subsidiaries, including as the Chief Financial Officer and Chief Operating Officer of American General Life following its acquisition by AIG. Previously, Mr. Herzog served in various executive positions at GenAmerica Corporation and Family Guardian Life, a Citicorp company, and at a large accounting firm that is now part of PricewaterhouseCoopers LLP. In addition, Mr. Herzog holds the designations of Certified Public Accountant and Fellow, Life Management Institute. Mr. Herzog is also a member of the board of directors and chair of the audit committees of MetLife Inc. and of Ambac Financial Group, Inc. He is also a member of the Board of Directors of PCCW Limited (Hong Kong).

Qualifications: Mr. Herzog has extensive experience and understanding of accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions. Mr. Herzog brings more than three decades of life insurance and financial service expertise to DXC, and his financial and international business experience in the oversight of AIG and its subsidiaries, uniquely positions him to enhance stockholder value by leveraging his financial and risk management expertise and deep understanding of the insurance business. Mr. Herzog also has broad capital markets and treasury experience as well as enterprise transformation and culture building experience.

Mary L. Krakauer Age: 63 Director Since: 2018	DXC Committees: • Nominating/Corporate Governance • Risk Committee	Other Public Company Boards: Current: • Mercury Systems • Xilinx

Mrs. Krakauer has served as a member of our Board since March 15, 2018. Mrs. Krakauer retired as the Executive Vice President, Chief Information Officer of Dell Corporation in 2017, where she was responsible for global IT, including all operations and integration activity. She served as the Chief Information Officer and EVP, Global Business Services of EMC Corporation in 2016. Prior to that she served as EVP, Business Development, Global Enterprise Services for EMC Corporation during 2015 and as Executive Vice President, Global Human Resources for EMC Corporation from 2012 to 2015, where she was responsible for executive, leadership, and employee development, compensation and benefits, staffing, and all of the people-related aspects of acquisition integration. Previously, she held executive leadership roles in the services businesses at EMC Corporation, Hewlett-Packard Corporation, Compaq Computer Corporation, and Digital Equipment Corporation. Mrs. Krakauer currently serves as a director of Mercury Systems and Xilinx.

Qualifications: Mrs. Krakauer brings to the Board extensive experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent. Mrs. Krakauer has extensive experience in the professional services industry, with a good understanding of DXC’s offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers. Mrs. Krakauer brings to the Board leadership and management expertise from her extensive experience gained from serving as an executive at multi-national technology companies as well as public company governance experience.

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Ian C. Read Age: 67 Director Since: 2020	DXC Committees:	Other Public Company Boards: • Kimberly-Clark Corporation Former (Past Five Years): • Pfizer, Inc.

Mr. Read has served as Chairman of our Board since March 16, 2020. Mr. Read served as Pfizer Inc.’s Executive Chairman from January 2019 until his retirement on December 31, 2019, completing a 41-year career with the global pharmaceutical company. Prior to that, he had served as Chairman of the Board and Chief Executive Officer since December 2011 and as President and CEO since December 2010. Mr. Read joined Pfizer in 1978 in its financial organization. He worked in Latin America through 1995, holding positions of increasing responsibility, and was appointed President of the Pfizer International Pharmaceuticals Group, Latin America/Canada, in 1996. In 2000, Mr. Read became Executive Vice President of Europe/Canada and was named a Corporate Vice President in 2001. In 2006, he was named Senior Vice President of Pfizer, as well as Group President of its worldwide biopharmaceutical businesses. Mr. Read is also a member of the board of directors and chair of the executive committee of Kimberly-Clark Corporation.

Qualifications: Mr. Read brings to the DXC Board of Directors robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Read has broad experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent. Mr. Read also brings to the Board strong experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions, as well as public company governance experience. In addition, the DXC Board of Directors believes that his extensive experience at Pfizer Inc., including his position as executive chairman, qualifies Mr. Read to serve as Chairman of the Board and to help communicate the Board’s priorities to management and management’s perspective to the Board.

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Michael J. Salvino Age: 54 Director Since: 2019	DXC Committees:	Other Public Company Boards:

Mr. Salvino became the President and Chief Executive Officer of DXC in September 2019 and has been a member of the Board of Directors of DXC since May 2019. Prior to joining DXC, Mr. Salvino served as Managing Director of Carrick Capital Partners from 2016 to 2019. Prior to his tenure at Carrick, from 2009 to 2016, Mr. Salvino served as group chief executive of Accenture Operations, where he led a team of more than 100,000 consulting and outsourcing professionals focused on providing business process outsourcing, infrastructure, security and cloud services to deliver business value and drive productivity and digital improvements for clients. Prior to that, he held leadership roles in the HR outsourcing business at Hewitt Associates Inc. and as President of the Americas Region at Exult Inc. Mr. Salvino is a board member of the Atrium Health Foundation, the largest healthcare system in the Carolinas, where he serves on the Investment Oversight Committee for both the hospital and the foundation. Mr. Salvino graduated from Marietta College with a Bachelor of Science degree in industrial engineering. He serves on the Marietta College Board of Trustees and is Chair of its Investment Committee. Mr. Salvino is also a member of the Board of Visitors of the Duke University Pratt School of Engineering.

Qualifications: Mr. Salvino brings to the DXC Board of Directors extensive experience in the professional services industry, with a robust understanding of DXC’s offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers. Mr. Salvino has broad experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent in support of DXC’s strategic talent plan. Mr. Salvino also brings to the Board strong leadership and management experience and public company governance experience. In addition, the Board believes that his expertise and perspective in operations, digital, artificial intelligence and security, and strong international business experience qualifies Mr. Salvino to serve as our President and Chief Executive Officer.

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Manoj P. Singh Age: 67 Director Since: 2017	DXC Committees: • Nominating/Corporate Governance (Chair) • Audit	Other Public Company Boards: Trusteeship: • Trustee, The Putnam Funds

Mr. Singh has served as a member of our Board since April 1, 2017. Mr. Singh is the former Chief Operating Officer and Global Managing Director of Deloitte Touche Tohmatsu, Ltd. Prior to his mandatory retirement from that position in June 2015, Mr. Singh’s responsibilities included leading various Deloitte initiatives, including setting global strategy, directing investments globally, leading areas such as finance, global technology, knowledge management and branding, and guiding country leadership in high-growth markets such as China, India, Africa, Southeast Asia, Mexico and Germany. He has been a Director at Abt Associates Inc. since December 2015 and a Trustee of The Putnam Funds since March 2017. He also holds an advisory role at Altimetrik Inc. since April 2016. He served on the board of directors of Deloitte U.S. and the boards of Deloitte member firms in China, Mexico and Southeast Asia. Over his 36-year career with Deloitte, Mr. Singh held numerous other positions, including leading the company’s Asia-Pacific region and consulting in the Americas.

Qualifications: Mr. Singh brings to the DXC Board of Directors robust leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Singh has strong experience in workforce transformation, restructuring and building a high-performance culture in a complex global environment, and aligning HR policies and practices to attract, onboard, develop and retain top talent. Mr. Singh also brings to the Board broad experience in the professional services industry, with an understanding of DXC’s offerings, enabling technologies, digital transformation, innovation, customers, marketplace dynamics and success drivers, as well as audit and financial expertise.

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Robert F. Woods Age: 65 Director Since: 2017	DXC Committees: • Audit	Other Public Company Boards: Former (Past Five Years): • Computer Sciences Corporation

Mr. Woods has served as a member of our Board since April 1, 2017. Mr. Woods served as Senior Vice President—Finance and Chief Financial Officer of SunGard Data Systems, Inc. from 2010 to 2012. Prior to that, from 2004 to 2009, Mr. Woods served as Senior Vice President and Chief Financial Officer of IKON Office Solutions, Inc., a document management systems and services public company. Mr. Woods also served as Vice President and Controller of IBM Corporation from 2002 to 2004 and Vice President and Treasurer of IBM Corporation from 2000 to 2002. Mr. Woods served as a director of Computer Sciences Corporation from 2015 to 2017. Mr. Woods also served as a director of Insight Enterprises, Inc., from 2009 to 2011 and as a member of its audit and compensation committees.

Qualifications: As the former Chief Financial Officer of two publicly traded companies and having served as an audit committee member of two other publicly traded companies, Mr. Woods brings to the DXC Board of Directors robust experience globally in raising funds in the debt and equity markets, managing liquidity and the complex interplay of operational performance, rating agencies and stockholder relationships. He has strong leadership and management experience, including experience in a global organization with practical skills and insights around setting business strategy, overseeing operations, driving cost leadership, facilitating change management, leading transformation, and driving results. Mr. Woods also brings to the Board public company governance experience and experience and understanding of areas such as accounting policies and standards, financial reporting, disclosure requirements, financial statements, internal controls, audit (internal and external), complex financial transactions, capital allocation, and mergers and acquisitions.

The Board of Directors recommends a vote FOR the election of each of these 10 nominees for director.

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Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021

The Audit Committee has selected Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2021, and the Board asks stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee DXC’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Deloitte & Touche LLP for ratification by stockholders as a matter of good corporate practice. The Board considers the selection of Deloitte & Touche LLP as DXC’s independent registered public accounting firm for the fiscal year ending March 31, 2021 to be in the best interests of DXC and its stockholders. A representative from Deloitte & Touche LLP will attend the meeting and will have the opportunity to make a statement and respond to appropriate questions.

The affirmative vote of holders of a majority of the shares of common stock cast at the meeting is required to approve the ratification of the selection of Deloitte & Touche LLP as DXC’s independent auditor for the current fiscal year. If a majority of stockholders does not ratify the selection of Deloitte & Touche LLP, the Audit Committee will consider the result a recommendation to consider the selection of a different firm.

Vote Required

A majority of the votes cast at the annual meeting is necessary for the approval of this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021.

Fees

The following table summarizes the aggregate fees billed by DXC’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, which include Deloitte Tax LLP and Deloitte Consulting LLP (Deloitte), for services provided to DXC during fiscal years 2019 and 2020.

(in millions)	Fiscal 2020	Fiscal 2019
Audit Fees[1]	$27	$32
Audit-Related Fees[2]	17	4
Tax Fees[3]	2	4
All Other Fees[4]	1	1
Total Fees	$47	$41

1.

Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, and the audit of our internal control over financial reporting. This would also include services that an independent auditor would customarily provide in connection with subsidiary audits, non-US statutory requirements, regulatory filings, and similar engagements for the fiscal year such as comfort letters.

2.

Consists primarily of fees for third-party assurance audits for outsourced services, carve-out audits required for proposed transactions, employee benefit plan audits, due diligence related to mergers and acquisitions, and accounting consultations related to proposed transactions.

3.	Consists of fees for tax compliance, tax planning, and tax advice related to mergers and acquisitions.

4.	Consists primarily of advisory services to analyze and provide recommendations with respect to the rationalization of legal entities.

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Pre-Approval Policy

Pursuant to its charter, and in accordance with Section 10A of the Securities Exchange Act of 1934 (Exchange Act), the Audit Committee pre-approves all audit, audit-related, tax and other services to be provided by the independent auditors. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve services to be provided by the independent auditors. Such pre-approval decisions of any Audit Committee member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Proposal 3: Non-Binding Advisory Vote to Approve Named Executive Officer Compensation

In accordance with Section 14(a) of the Exchange Act, we are providing our stockholders the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. We urge the stockholders to read the CD&A appearing elsewhere in this proxy statement, as well as the 2020 Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation policies and practices and the compensation paid to our named executive officers in fiscal 2020, as well as compensation design considerations for fiscal year 2021.

We are therefore asking our stockholders to approve the following advisory resolution at the 2020 Annual Meeting:

RESOLVED, that the stockholders of DXC Technology Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the DXC Technology Company 2020 definitive proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives.

The vote on the compensation of our named executive officers as disclosed in this proxy statement is advisory, and therefore not binding on DXC, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this determination changes, the next advisory vote on the compensation of our named executive officers will be at the 2021 Annual Meeting of Stockholders.

Vote required

The affirmative vote of a majority of votes cast is required to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

The Board of Directors recommends a vote FOR the approval of the advisory resolution on named executive officer compensation.

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Proposal 4: Approval of Increase in Shares Available under the DXC Technology Company 2017 Omnibus Incentive Plan

We are asking stockholders to approve an increase in the number of shares of our common stock available for issuance under the DXC Technology Company 2017 Omnibus Incentive Plan, as amended as proposed herein (the “Incentive Plan”), by 17,000,000 shares, from 34,200,000 to 51,200,000 shares.

As of March 31, 2020, 19,571,067 shares of the original 34,200,000 share pool remain available for issuance. If approved, the additional 17,000,000 shares would increase the total number of shares available under the Incentive Plan to 36,571,067 shares.

In addition to the increase in the number of available shares, the proposed amendment to the Incentive Plan does the following:

•	Expands current provisions prohibiting the repricing of stock options to include a ban on the replacement of stock option or stock appreciation right awards without stockholder approval; and

•

Removes certain provisions relating to the qualification of awards for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). These provisions are no longer applicable after the enactment of the Tax Cuts and Jobs Act of 2017. However, we are not proposing to eliminate the individual award limits set forth in Section 4.3 of the Incentive Plan or otherwise to change our pay-for-performance policy.

Factors Regarding our Equity Usage and Needs under the Omnibus Incentive Plan

•

Equity is Essential to Talent Acquisition & Retention: Under the leadership of our new CEO, DXC has highlighted new strategic priorities that will guide the next phase of DXC’s transformation. A significant focus of our new strategic priorities is on investing in our people and strengthening our employee value proposition to help us drive better outcomes for our customers, which will in turn help us create value for stockholders. Equity-based compensation is a critical component of our ability to both attract and retain talent in a very competitive technology sector. Since Mr. Salvino’s appointment as CEO, we have hired senior talent as part of our transformation, and we will continue to recruit top talent. It is critical that we have the ability to issue shares to these individuals to help attract them to the company, retain their services, and align their interests to those of stockholders and the creation of long-term stockholder value.

•

Increased Market Volatility Driving Need for More Shares: As we realign the Company with our new strategic priorities, our stock price has been negatively impacted in the short term, and this decline was exacerbated by market-wide impacts due to the COVID-19 pandemic. The decrease in our share price, combined with equity share issuances in connection with new hires, has impacted the pool of shares we have available under the Incentive Plan and contributed to a sooner-than-expected need for additional shares. In order to continue to attract and retain employees and align their interests with those of our stockholders, we are seeking stockholder approval to make an additional 17,000,000 shares available for issuance under the Incentive Plan, which would increase the number of available shares under the Incentive Plan from 19,571,067 shares as of March 31, 2020 to 36,571,067 shares in total. We would expect this increased share pool under the Incentive Plan to be sufficient for equity grants to our employees for up to the next four fiscal years at the current stock price, or longer if our stock price increases as we execute on our transformation strategy.

Historic Use of Equity and Outstanding Awards

If approved by our stockholders, the overall total dilution represented by the total shares available under the Incentive Plan (and the 2017 Non-Employee Director Incentive Plan, as described below), including the proposed increase to the shares available for issuance under both plans and the shares attributable to currently outstanding awards under both plans, would be 16.9%, based on our outstanding shares as of March 31, 2020. Our historical average burn rate under both plans combined for the past three years has been 1.76%.

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Promotion of Good Governance Practices in the Omnibus Incentive Plan

The Incentive Plan includes a number of responsible corporate governance provisions which will not be impacted by the changes proposed in this Proposal Four. These include, but are not limited to, the following:

Description

No “Evergreen”	The Incentive Plan does not include an “evergreen” feature pursuant to which the reserve of shares authorized for issuance would be automatically replenished periodically.

No Return of Shares Used for Withholding	Shares tendered or withheld in satisfaction of withholding obligations of the Company or any of our affiliates resulting from the exercise of an option or vesting of an RSU or PSU award will not be available again under the Incentive Plan.

Executive Pay Aligned to Company Performance	A portion of each executive’s stock compensation is ‘‘at risk’’, with payout dependent on achievement of certain performance metrics.

Dividend Accrual	Dividends and dividend equivalents on restricted stock, restricted stock units and performance share awards vest and are paid only if and to the extent those underlying awards become vested.

Clawback	DXC’s compensation recoupment or clawback policy allows us to recover cash or equity performance-based compensation from participants whose fraud or intentional illegal conduct materially contributed to a financial restatement. The policy allows for the recovery of the difference between compensation awarded or paid and the amount which would have been paid had it been calculated based on the restated financial statements, excluding any tax payments. In addition, under our equity grant agreements, employees may be required to forfeit awards or gains if the recipient breaches the non-competition, non-solicitation of employees, or non-disclosure provisions of such agreements.

No Gross-Ups	The Incentive Plan does not provide for any tax gross-ups.

Repricings	Other than in connection with certain corporate events where a reduction in exercise price is necessary for equitable treatment of award holders (such as a share split), we may not, without stockholder approval, reduce the exercise price of a stock option or stock appreciation right or exchange a stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash.

No Transferability	Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee of our Board.

Vote required

A majority of the votes cast at the annual meeting is necessary for the approval of this proposal.

The Board of Directors recommends a vote FOR the approval of the increase in the number of shares available under the DXC Technology Company 2017 Omnibus Incentive Plan.

Summary of Proposed Incentive Plan

The following summary is qualified in its entirety by reference to the Incentive Plan, which is attached to this proxy statement as Appendix C.

Eligibility

All employees of DXC and its subsidiaries are eligible for awards under the Incentive Plan. However, only employees at certain job levels are eligible to receive annual equity awards. As of March 31, 2020, there are approximately 138,000 employees eligible to receive awards under the Incentive Plan, of which approximately 1,000 employees are eligible to receive annual equity awards,

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including eight executive officers. In addition, holders of employee equity awards granted under one or more HPE equity incentive plans, which were converted and assumed by us in connection with our spinoff from HPE (“Spinoff Awards”), and employee equity awards granted under one or more CSC equity incentive plans, which were converted and assumed by us in connection with the CSC merger (“CSC Rollover Awards”), are eligible to participate in the Incentive Plan.

Administration

The Incentive Plan is administered by our Compensation Committee, except as otherwise provided with respect to actions or determinations by the Board.

Types of Awards

Options to purchase shares of common stock, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and cash awards may be granted under the Incentive Plan. Awards may be structured as performance awards subject to the attainment of one or more performance goals. Performance awards may be in the form of performance-based RSUs or PSUs, restricted stock, options, SARs or cash awards.

The per share exercise price of an option or SAR cannot be less than the fair market value per share of the common stock on the date of grant. Options and SARs must have fixed terms no longer than 10 years. Options may be granted as incentive stock options under Section 422 of the Code or nonqualified stock options. Options may not include provisions that “reload” the option upon exercise.

Repricing and Exchanges

Repricing of options and SARs and the replacement or cancellation of options and SARs in exchange for cash or other awards or options or SARs having a lower exercise price is prohibited under the Incentive Plan without approval of our stockholders.

Vesting Limitations

Any award (other than a Spinoff Award or CSC Rollover Award) generally must have a minimum vesting period of one year. Earlier vesting of awards may occur in the events of death, disability, change in control, retirement, involuntary termination without cause or voluntary termination for good reason and to the extent provided for in an employee’s employment agreement that was effective prior to the effective date of the Incentive Plan. Vesting of options, SARs, restricted stock, RSUs, and PSUs may occur incrementally over the one-year vesting period. However, we may currently issue up to 1,710,000 shares (which would increase to 2,560,000 shares if this proposal is approved by our stockholders) that are not subject to the minimum vesting period.

Shares Reserved

The maximum number of shares of our common stock as to which awards may be granted under the Incentive Plan is currently 34,200,000 shares, which, if this proposal is approved by our stockholders, would increase by 17,000,000 shares to 51,200,000 shares. Each Award (including a Spinoff Award or CSC Rollover Award) granted under the Incentive Plan, regardless of type, reduces the maximum share limit by one share for each share associated with the Award. Awards that by their terms may only be settled in cash do not reduce the maximum share limit. If an award expires or is terminated, cancelled or forfeited, the shares of common stock associated with the expired, terminated, cancelled, or forfeited award will again be available for awards under the Incentive Plan. However, the following shares of common stock will not become available again for issuance under the Incentive Plan:

•	shares of common stock that are tendered by a participant or withheld as full or partial payment of minimum withholding taxes or as payment for the exercise price of an award; and

•

shares of common stock reserved for issuance upon grant of a SAR, to the extent the number of reserved shares of common stock exceeds the number of shares of common stock actually issued upon exercise or settlement of such SAR.

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If cash is issued in lieu of shares of common stock pursuant to an award, the shares will not become available for issuance under the Incentive Plan.

Award Limits

Under the Incentive Plan, no employee may be granted, in any fiscal year period: options or SARs that are exercisable for more than 1,000,000 shares of common stock; stock awards covering more than 1,000,000 shares of common stock; or cash awards or RSUs that may be settled solely in cash having a value greater than $10,000,000. Spinoff Awards and CSC Rollover Awards are disregarded for purposes of applying these limitations.

Adjustments

The Incentive Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards, the exercise price or other price of outstanding awards, as well as the maximum award limits under the Incentive Plan, in the event of changes in our outstanding common stock by reason of a merger, stock split, reorganization, recapitalization, or similar events.

Award Agreements

Each award granted under the Incentive Plan will be evidenced by an agreement that contains additional terms and conditions not inconsistent with the Incentive Plan as may be determined by the Compensation Committee in its sole discretion. These terms and conditions may include, among other things, the date of grant, the number of shares covered by the award or the cash amount of the award, the purchase or exercise price per share, the treatment upon a termination of employment of a participant, the means of payment for the shares, the purchase or exercise period and the terms and conditions of purchase or exercise, if applicable. No awards will provide any right to continued employment.

Dividends

The Compensation Committee may include provisions in stock awards for the payment or crediting of dividends or dividend equivalents upon vesting of the award. No dividends or dividend equivalents will be paid on unvested stock, RSU, or PSU awards prior to vesting, and no dividends or dividend equivalents will be paid on options or SARs.

Performance Awards

Any award available under the Incentive Plan may be structured as a performance award. Performance awards will be based on achievement of goals and will be subject to terms, conditions and restrictions as the Compensation Committee determines.

Performance goals may apply to the employee, one or more of our business units, divisions or sectors, or our entire company, and if so desired by the Compensation Committee, by comparison with a peer group of companies including by direct reference to peers, by reference to an index, or by a similar mechanism. Performance awards may be based on any performance criteria determined by the Compensation Committee.

The Compensation Committee may provide in any particular performance award agreement that any evaluation of performance may include or exclude particular factors, including any of the following:

•	asset write-downs,

•	litigation or claim judgments or settlements,

•	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results,

•	any reorganization and restructuring programs,

•

unusual or infrequent items as described in applicable accounting guidance or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year,

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•	acquisitions or divestitures,

•	foreign exchange gains and losses, and

•	settlement of hedging activities.

The Compensation Committee may retain the discretion to adjust any performance awards upward or downward, either on a formula or discretionary basis or any combination, as the Compensation Committee determines.

Change in Control

Unless (i) an award agreement provides otherwise or (ii) we are not the surviving company and the agreement effectuating a change in control fails to provide for the assumption or substitution of awards, upon a participant’s qualifying termination of employment within two years after the date of a change in control:

•	all outstanding options that have not vested in full shall be fully vested and exercisable;

•	all restrictions applicable to outstanding restricted stock will lapse in full;

•	all outstanding RSUs that have not vested in full will be fully vested; and

•

all performance awards will be considered earned and payable at their target value and prorated (if the qualifying termination occurs during the performance period), and will be immediately paid or settled. If the qualifying termination occurs after the end of the performance period, all performance awards will be paid or settled based on the actual achievement of the applicable performance.

Assignability and Transfer

Generally, no award under the Incentive Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction.

Award Termination; Forfeiture; Disgorgement

The Compensation Committee will have full power and authority to determine whether, to what extent, and under what circumstances any award will be terminated, forfeited, or the participant should be required to disgorge the gains attributable to the award. In addition, awards will be subject to any recoupment or clawback policy adopted by, or applicable to, the Company.

Duration; Plan Amendments

The Incentive Plan, as amended, has a term of ten (10) years from its original effective date and will expire on March 30, 2027. The Board may at any time amend, modify, suspend, or terminate the Incentive Plan (and the Compensation Committee may amend or modify an award agreement). but in doing so cannot adversely affect any outstanding award without the participant’s written consent. Plan amendments are subject to stockholder approval, if stockholder approval is otherwise required by applicable legal or exchange listing requirements.

Material Federal Income Tax Consequences of Awards Under the Incentive Plan

The following summary is based on current interpretations of existing U.S. federal income tax laws. The discussion below does not purport to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state, or foreign country in which a participant’s income or gain may be taxable.

Stock Options

Some of the options issuable under the Incentive Plan may constitute incentive stock options, while other options granted under the Incentive Plan may be nonqualified stock options. The Internal Revenue Code provides for special tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded

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nonqualified stock options. On grant of either form of option, the optionee will not recognize income for tax purposes, and we will not receive any deduction. Generally, on the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an adjustment in computing alternative minimum taxable income that may require payment of an alternative minimum tax. On the sale of shares of common stock acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year of the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, on the exercise of a nonqualified option, the optionee generally recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares of common stock acquired on the date of exercise and the exercise price. On any sale of those shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to us on the exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired on exercise before the applicable holding periods expire); however, on exercise of a nonqualified stock option, we generally are entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment on exercise. An incentive stock option exercised more than three months after an optionee’s termination of employment other than on death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Any such option would be treated as a nonqualified stock option for tax purposes.

Stock Appreciation Rights (“SARs”)

The amount of any cash or the fair market value of any shares of common stock received by the holder on the exercise of SARs in excess of the exercise price will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount.

Restricted Stock

Generally, a grant of shares of common stock under the Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the participant for federal income tax purposes or a tax deduction to us at the time of grant. The value of the shares will generally be taxable to the participant as compensation income in the year in which the restrictions on the shares lapse. Such value will be the fair market value of the shares as to which the restrictions lapse on the date those restrictions lapse. Any participant, however, may elect pursuant to Internal Revenue Code Section 83(b) to treat the fair market value of the restricted shares on the date of grant as compensation income in the year of grant, provided the participant makes the election pursuant to Internal Revenue Code Section 83(b) within 30 days after the date of grant. In any case, we will receive a deduction for federal income tax purposes equal to the amount of compensation included in the participant’s income in the year in which that amount is so included.

Restricted Stock Units

A grant of a right to receive shares of common stock or cash in lieu of the shares will result in taxable income for federal income tax purposes to the participant at the time the award is settled in an amount equal to the fair market value of the shares or the amount of cash awarded. We will be entitled to a corresponding deduction at that time for the amount included in the participant’s income.

Performance Units

The amount of any cash or the fair market value of any shares of common stock received by the holder on the settlement of performance units under the Incentive Plan will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount in the year in which that amount is included.

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▶	Proposals

Cash Awards

Cash Awards under the Incentive Plan are taxable income to the participant for federal income tax purposes at the time of payment. The participant will have compensation income equal to the amount of cash paid, and we will have a corresponding deduction for federal income tax purposes.

Basis; Gain

A participant’s tax basis in vested shares of common stock purchased under the Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant’s holding period for the shares generally begins on the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

Certain Tax Code Limitations on Deductibility

In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for awards under the Incentive Plan could also be limited by Code Section 280G, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible.

The ability to obtain a deduction for amounts paid under the Incentive Plan could also be affected by Code Section 162(m), which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year.

Internal Revenue Code Section 409A

Code Section 409A generally provides that deferred compensation subject to Code Section 409A that does not meet the requirements for an exemption from Code Section 409A must satisfy specific requirements, both in operation and in form, regarding: (1) the timing of payment; (2) the election of deferrals; and (3) restrictions on the acceleration of payment. Failure to comply with Code Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty at the federal level (and possibly penalties at the state level) on the participant of the deferred amounts included in the participant’s income.

New Plan Benefits

The number and type of awards that may be granted under the Incentive Plan in the future are not determinable at this time as the Compensation Committee or the Board, as applicable, will make these determinations in its sole discretion.

Other information

As of March 31, 2020, the following persons have received the following numbers of stock options under the Incentive Plan (all of which represent pre-merger awards that were assumed by DXC under the Incentive Plan in connection with the merger):

•

Mr. Saleh has received 224,328 stock options under the Incentive Plan, Mr. Lawrie has received 604,033 stock options under the Incentive Plan, and none of our other current named executive officers have received any stock options under the Incentive Plan.

•

Our current executive officers as a group have received 1,071,129 stock options under the Incentive Plan, and our non-executive officer employees as a group have received 4,830,687 stock options under the Incentive Plan.

•	We have not granted any stock options under the Incentive Plan to any of our non-employee directors or any other person, including any associate of any of the above.

20	2020 Proxy Statement

Proposals	◀

As of March 31, 2020, the closing price of a share of our common stock on the New York Stock Exchange was $13.05 per share.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued under our equity compensation plans as of March 31, 2020. See Note 16—“Stock Incentive Plans” of the Annual Report on Form 10-K for the fiscal year which ended on March 31, 2020 for information regarding the material features of these plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	6,158,906	$9.08	19,610,518

Equity compensation plans not approved by security holders	—	—	—

Total	6,158,906	$9.08	19,610,518

Proposal 5: Approval of Increase in Shares Available under the DXC Technology Company 2017 Non-Employee Director Incentive Plan

We are asking stockholders to approve an increase in the number of shares of our common stock available for issuance under the DXC Technology Company 2017 Non-Employee Director Incentive Plan, as amended as proposed herein (the “Director Plan”), by 515,000 shares, from 230,000 to 745,000 shares.

As of March 31, 2020, 39,451 shares of the original 230,000 share pool remain available for issuance. If approved, the additional 515,000 shares would increase the total number of shares available under the Director Plan to 554,451 shares.

Factors Regarding Our Equity Usage and Needs under the Director Plan

•

Increased Market Volatility Driving Need for More Shares: As we realigned the Company with our new strategic priorities, our stock price was negatively impacted in the short term. This decline was exacerbated by market-wide impacts due to the COVID-19 pandemic. These impacts contributed to a sooner-than-expected need for additional shares in our Director stock plan. As of March 31, 2020, we had 39,451 shares remaining available for issuance under the Director Plan and this pool is no longer sufficient for our expected August 2020 non-employee director grants. In order to continue to attract and retain non-employee directors and align their interests with those of our stockholders, we are seeking stockholder approval to make an additional 515,000 shares available for issuance under the Director Plan, which would increase the number of available shares under the Director Plan to 554,451 shares in total.

•

Reasonable Amount of Dilution for Market Competitive Grant Capabilities: If approved by our stockholders, the dilution represented by the total shares available under the Director Plan (and the 2017 Omnibus Incentive Plan, as described in Proposal 4 above), including the proposed increase to the shares available for issuance under both plans and the currently outstanding awards under both plans, would be 16.9%, based on our outstanding shares as of March 31, 2020. Our historical burn rate under both plans combined for the past three years has been 1.76%. In addition to the increase in the number of available shares, the proposed amendment to the Director Plan also imposes an annual limit on the value of equity awards that may be granted under the Director Plan to our Independent Chairman during any calendar year of $900,000 and to any other single non-employee director during any calendar year of $500,000 based on the value of our shares as of the grant date of the award.

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▶	Proposals

Vote required

A majority of the votes cast at the annual meeting is necessary for the approval of this proposal.

The Board of Directors recommends a vote FOR the approval of the increase in the number of shares available under the DXC Technology Company 2017 Non-Employee Director Incentive Plan.

Summary of Proposed Director Plan

The following summary is qualified in its entirety by reference to the Director Plan, which is attached to this proxy statement as Appendix D.

Shares Available for Issuance

If the stockholders approve this proposal, the maximum number of shares of our common stock that may be issued pursuant to awards granted under the Director Plan will increase by 515,000 shares to 745,000 shares in total, subject to certain adjustments for corporate transactions, as described in “Adjustments” below. Shares of our common stock issued under the Director Plan may consist of newly issued shares, treasury shares and/or shares purchased in the open market or otherwise. Only shares of our common stock actually issued pursuant to awards granted under the Director Plan will be counted against the authorized shares. If an award is settled or terminates by expiration, forfeiture, cancellation or otherwise without the issuance of all shares originally covered by the award, then the shares not issued will again be available for use under the Director Plan.

Eligibility

Each member of the Board of Directors of the Company who is not an employee of the Company or any of its subsidiaries is eligible for the grant of awards under the Director Plan. As of March 31, 2020, there were 10 non-employee directors who were eligible to receive awards under the Director Plan.

Award Limits

The maximum dollar value of all awards that may be granted under the Director Plan to our Independent Chairman during any calendar year may not exceed $900,000 and for any other single non-employee director during any calendar year may not exceed $500,000 based on the fair market value of the shares subject to such award as of the grant date.

Administration

The Director Plan will be administered by the Board or, in the Board’s discretion, a committee of the Board consisting of three or more directors, each of whom is:

•	“independent” for purposes of our Corporate Governance Guidelines; and

•	a “non-employee director” for purposes of SEC Rule 16b-3(b)(3).

The administrator of the Director Plan (the “Administrator”) will have full and final authority to select the non-employee directors to whom awards will be granted under the Director Plan, to grant awards and to determine the terms and conditions of those awards.

Types of Awards

The Director Plan provides for the grant of:

•	restricted stock; and

•	RSUs

22	2020 Proxy Statement

Proposals	◀

Subject to the Director Plan, the Administrator will determine the terms and conditions of each award, which will be set forth in an award agreement executed by the Company and the participant.

The Director Plan authorizes the Administrator to grant awards of restricted stock and RSUs with time-based vesting. An RSU represents the right to receive a specified number of shares of our common stock, or cash based on the market value of those shares, upon vesting or at a later date permitted in the award agreement. The terms and conditions of the restricted stock and RSUs will be determined by the Administrator, subject to the requirements of the Director Plan. Among those requirements are the following:

•	Unless the Administrator determines otherwise, all restricted stock will have full voting rights;

•

Rights to dividends or dividend equivalents may be extended to and made part of any award of restricted stock or RSUs, subject to such terms, conditions and restrictions as the Administrator may establish; and

•	The Administrator may also establish rules and procedures for the crediting of interest on deferred cash payments.

Transferability

Unless the Administrator determines otherwise, no award, and no shares of our common stock subject to an outstanding award as to which any applicable restriction or deferral period has not lapsed, may be sold or transferred except by will or the laws of descent and distribution.

Change in Control

Unless an award agreement specifies otherwise, upon the date of a change in control of the Company (as such term is defined under Section 409A of the Internal Revenue Code):

•	all restrictions applicable to outstanding restricted stock will lapse in full; and

•	all outstanding RSUs will become fully vested.

Adjustments

If there is a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or similar transaction, or a sale of substantially all of our assets, then, unless the terms of the transaction provide otherwise and the outstanding shares of our common stock are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities (or if cash, property, and/or securities are distributed in respect of such shares), the Administrator will make such adjustments as it deems appropriate and proportionate in:

•	the number and type of shares, cash or property subject to outstanding awards granted under the Director Plan, and the exercise or purchase price per share; and

•	the maximum number and type of shares authorized for issuance under the Director Plan.

Plan Amendments

The Board may amend or terminate all or any part of the Director Plan at any time and in any manner, subject to the following:

•

Our stockholders must approve any amendment or termination if (i) stockholder approval is required by the SEC, NYSE or any taxing authority, or (ii) the amendment or termination would materially increase the benefits accruing to non-employee directors or the maximum number of shares which may be issued under the Director Plan, or materially modify the Director Plan’s eligibility requirements; and

•	Non-employee directors must consent to any amendment or termination that would impair their rights under outstanding awards.

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▶	Proposals

The Administrator may amend the terms of any outstanding award, but no such amendment may impair the rights of any non-employee director without his or her consent.

Plan Duration

No award may be granted under the Director Plan after March 30, 2027, but any award granted prior to that date may extend beyond that date.

Material Federal Income Tax Treatment

The following is a brief description of the principal effect of U.S. federal income taxation upon a non-employee director and the Company with respect to the grant and settlement of awards under the Director Plan, based on U.S. federal income tax laws in effect on the date hereof. The following is only a summary and therefore is not complete, does not discuss the income tax laws of any state or foreign country in which a non-employee director may reside, and is subject to change.

Restricted Stock. Pursuant to the Director Plan, non-employee directors may be granted restricted stock. Unless the non-employee director makes a timely election under Section 83(b) of the Internal Revenue Code, he or she will generally not recognize any taxable income until the restrictions on the shares expire or are removed, at which time the non-employee director will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at that time over the purchase price for the restricted shares, if any. If the non-employee director makes an election under Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income on the date of grant equal to the fair market value of the shares on the date of grant. We will generally be entitled to a deduction equal to the amount of ordinary income recognized by the non-employee director.

Restricted Stock Units. Pursuant to the Director Plan, non-employee directors may be granted RSUs. The grant of an RSU is generally not a taxable event for the non-employee director. In general, the non-employee director will not recognize any taxable income until the shares of our common stock subject to the RSU (or cash equal to the value of such shares) are distributed to him or her without any restrictions, at which time the non-employee director will recognize ordinary income equal to the fair market value of the shares (or cash) at that time. We will generally be entitled to a deduction equal to the amount of ordinary income recognized by the non-employee director.

Section 409A. Awards made under the Director Plan are intended to comply with or be exempt from Section 409A of the Internal Revenue Code. If any provision or award under the Director Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or award will be reformed to avoid imposition of the additional tax and no action taken to comply with Section 409A shall be deemed to adversely affect the non-employee director’s rights to an award.

New Plan Benefits

The number and type of awards that may be granted under the Director Plan in the future are not determinable at this time as the Board, as applicable, will make these determinations in its sole discretion.

Other information

Since the inception of the Director Plan on March 30, 2017, we have not granted any stock options under the Director Plan to any of our non-employee directors or to any named executive officer, other executive, employee or other person, including any associate of the above.

As of March 31, 2020, the closing price of a share of our common stock on the New York Stock Exchange was $13.05 per share.

24	2020 Proxy Statement

Corporate Governance	◀

B. Corporate Governance

The Board

DXC is committed to maintaining the highest standards of corporate governance. The Board’s responsibilities include, but are not limited to:

•	overseeing the management of our business and the assessment of our business risks

•	overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics

•	reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions, and

•	overseeing our talent management and succession planning.

The Board discharges its responsibilities through regularly scheduled meetings as well as telephonic meetings, action by written consent and other communications with management as appropriate. DXC expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of DXC’s stockholders at which they are standing for election or re-election as directors.

During the fiscal year ended March 31, 2020, DXC held 12 meetings of the full DXC Board of Directors, DXC’s Audit Committee held 13 meetings, DXC’s Compensation Committee held 7 meetings and DXC’s Nominating/Corporate Governance Committee held 5 meetings. No DXC director on the DXC Board as of March 31, 2020 attended fewer than 97% of the aggregate of (1) the total number of meetings of the Board, and (2) the total number of meetings held by all committees of the Board on which he or she served during the fiscal year ended March 31, 2020. Each of the DXC directors then serving attended the 2019 Annual Meeting of Stockholders. The Risk Committee was formed in May 2020 and became effective on June 15, 2020.

In this section, we describe some of our key governance policies and practices.

Stockholder Engagement

Governance is a continuing focus at DXC, starting with the Board and extending to all employees.

Management and the Board believe that stockholder engagement is an important component of our governance practices. DXC has a stockholder outreach program to build relationships with our stockholders and develop a dialogue about DXC’s corporate governance program. We engage with stockholders on a variety of matters, such as corporate governance, executive compensation, and human capital management, and strive to be responsive to that feedback. We continue our stockholder outreach program as part of an ongoing engagement process.

For details regarding stockholder engagement relating to our executive compensation program, please refer to Section 1 of the Compensation Discussion and Analysis–Stockholder Feedback and Evolution of Compensation Program.

Corporate Governance Guidelines

The Board adheres to governance principles designed to assure excellence in the execution of its duties and regularly reviews the company’s governance policies and practices. These principles are outlined in DXC’s Corporate Governance Guidelines (Guidelines), which, in conjunction with our Articles of Incorporation (Articles of Incorporation), Bylaws (Bylaws), Code of Business Conduct (Code of Conduct), Board committee charters and related policies, form the framework for the effective governance of DXC.

The full text of the Guidelines, the charters for each of the Board committees, the Code of Conduct and DXC’s Equity Grant Policy, Related Party Transactions Policy and Executive Compensation Clawback Policy are available on DXC’s website, www.dxc.technology, under About Us/Leadership and Governance. These materials are also available in print to any person, without charge, upon request, by calling 1-703-245-9700 or writing to Investor Relations, DXC Technology Company, 1775 Tysons Boulevard, Tysons, VA 22102.

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▶	Corporate Governance

Board Leadership Structure

On September 12, 2019, Michael J. Salvino, a member of the Board of Directors of DXC, was appointed to serve as President and Chief Executive Officer of DXC. Mr. Salvino succeeded J. Michael Lawrie, who served as DXC’s Chairman of the Board, President and Chief Executive Officer since DXC’s formation in 2017. Mr. Lawrie continued to serve as DXC’s Chairman until his retirement from the Board on December 31, 2019.

Separation of CEO and Board Chairman Positions

Following Mr. Lawrie’s retirement, David L. Herzog, a member of the Board of Directors of DXC and chair of the Audit Committee, was appointed to serve as Board chair until the Board completed its evaluation process for appointing a new Board chair. Effective March 16, 2020, Ian C. Read was appointed independent Chairman of the Board, succeeding Mr. Herzog, who remains as chair of the Audit Committee of the Board. Mr. Read has extensive senior level management experience and familiarity with the global aspects of our business and operations.

The new Board leadership structure consists of a Chairman, a Chief Executive Officer and independent chairs for our Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and Risk Committee. The Board of Directors has determined that this leadership structure, which separates the Chairman and Chief Executive Officer roles, provides independent Board leadership and engagement and is appropriate at this time considering the evolution of DXC’s business strategy and operating environment. In particular, the Board of Directors believes that this structure clarifies the individual roles and responsibilities of Chief Executive Officer and Chairman and enhances accountability. The Board also believes that the separation of roles allows our Chairman to focus on establishing priorities and procedures and to set Board and committee agendas while our CEO focuses on execution of our strategy, and management of the Company’s day-to-day operations. The Board regularly reviews its leadership structure to determine the most beneficial arrangement, based on the Company’s unique individual circumstances.

Independent Board Chairman Duties & Responsibilities

In accordance with the Guidelines, as Chairman of the Board, Mr. Read has the following duties and responsibilities:

•	presiding at annual and special meetings of the stockholders

•	presiding at Board of Director meetings, including executive sessions of independent directors

•	organizing and presenting the agenda for regular and special Board meetings in consultation with the Chief Executive Officer and other directors

•

serving as a focal point for management to inform the Board, ensuring the proper flow of information to the Board by maintaining close contact with the Chief Executive Officer and other members of senior management

•	lead Board reviews of the performance of the Chief Executive Officer and other key senior managers

•	working with the Nominating/Corporate Governance Committee to develop guidelines for the conduct of directors and to advise in making recommendations to the Board regarding director candidates

•	working with the Nominating/Corporate Governance Committee to determine standing and ad hoc committees, committee structure and charters, committee assignments and committee chairpersons

•	serving as an ex-officio, non-voting member of each standing committee of the Board and attending committee meetings as deemed appropriate

•	assisting in representing the Company to external groups, and

•	recommending outside advisors and consultants that report to the Board on board-wide issues.

DXC’s governance processes include executive sessions of the independent directors after the conclusion of each regularly scheduled Board meeting, annual evaluations by the independent directors of the CEO’s performance, succession planning, annual Board and committee self-assessments and the various governance processes contained in the Guidelines and the Board committee charters.

26	2020 Proxy Statement

Corporate Governance	◀

Director Independence

Independent Directors. The Board assesses the independence of our directors and examines the nature and extent of any relations between the company and our directors, their families and their affiliates. The Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (NYSE) requirements for director independence (as set forth in Appendix A to this proxy statement) and the Board of Directors affirmatively determines that the director has no material relationship with DXC (either directly, or as a partner, stockholder or officer of an organization that has a relationship with DXC).

The Board has determined that, except for Michael J. Salvino, the Company’s President and CEO, all of the Company’s director nominees, namely Mukesh Aghi, Amy E. Alving, David A. Barnes, Raul J. Fernandez, David L. Herzog, Mary L. Krakauer, Ian C. Read, Manoj P. Singh and Robert F. Woods, are independent for purposes of DXC’s Corporate Governance Guidelines. The Board also determined that, except for Michael J. Salvino, the Company’s President and CEO, all of the Company’s directors during fiscal 2020 were independent.

Independent Director Meetings. The non-management directors regularly meet in executive session after the conclusion of each regularly scheduled Board meeting, and meet at such additional times as they may determine.

Committee Independence Requirements. All members serving on the Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and Risk Committee must either be independent as defined by the Guidelines or otherwise be eligible to be a committee member under Section 303A of the NYSE Listed Company Manual. In addition, Audit Committee members must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to compensation committees, be a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (Internal Revenue Code). The company’s Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and Risk Committee are comprised entirely of independent members.

Risk Oversight

We believe our Board leadership structure supports a risk-management process in which senior management is responsible for our day-to-day risk-management processes and the Board provides oversight of our risk management. As part of its oversight responsibility, the Board oversees and maintains our governance and compliance processes and procedures to promote high standards of responsibility, ethics and integrity.

Management Role. We appointed a Chief Risk Officer (CRO) in fiscal 2020 to focus on leading the Company’s risk and security efforts and on risk management, including the ethics and compliance function, cybersecurity preparedness, resiliency and security, brand protection initiatives, asset protection and environmental, social and governance (ESG) risks. The CRO also works to advance DXC’s enterprise-level resilience strategy to enable leaders to respond to security and business disruptions in an efficient and consistent manner, keeping the safety and security of employees at the forefront while protecting company assets. The CRO reports to the President and Chief Executive Officer.

In order for us to identify and mitigate our risk exposures, we have also established an Enterprise Risk Management (ERM) function to (i) identify risks in the strategic, operational, financial reporting and compliance domains, for DXC as a whole, as well as for each operating unit, and (ii) evaluate the effectiveness of existing mitigation strategies. The ERM function coordinates and reviews assessments of internal processes and controls for ongoing compliance with internal policies and legal regulatory requirements. The ERM function periodically reports potential areas of risk to the Board and its committees.

Our enterprise risk, issue and opportunity management framework is centralized under a single executive owner to facilitate consistent processes, definitions and tools to proactively address operational, financial, compliance and strategic risks, issues and opportunities.

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▶	Corporate Governance

Board Role. The Board has overall responsibility for oversight of risk and assessment of our strategic and operational risks throughout the year on an ongoing basis. Members of senior management regularly report on the opportunities and risks faced by us in the markets in which we conduct business.

Committee Role. In fulfilling its oversight role, the Board delegates certain risk management oversight responsibility to the Board’s committees. The committees meet regularly and report any significant issues and recommendations discussed during the committee meetings to the Board. Specifically, each committee fulfills the following oversight roles:

•

The Audit Committee oversees the accounting, financial reporting processes and related internal control framework of DXC and audits of the Company’s financial statements and internal control over financial reporting, and discusses our policies with respect to risk assessment and risk management.

•

The Compensation Committee oversees succession planning and leadership development as well as compensation plans. The Compensation Committee retains an independent compensation consultant to assist with its oversight responsibilities and to ensure that the compensation and benefit programs are designed in a manner that aligns DXC’s executive compensation program with the interests of DXC and its stockholders.

•

The Nominating/Corporate Governance Committee monitors the risks related to DXC’s governance structure and process. The Nominating/Corporate Governance Committee is responsible for overseeing the Board’s annual self-evaluation of its performance and overall Board effectiveness, and periodic review and recommendation to the Board of any proposed changes to DXC’s significant corporate governance documents.

•

The Risk Committee oversees the Company’s Enterprise Risk Management program and Ethics and Compliance program. The Risk Committee is responsible for addressing the Company’s exposure across the range of operational risk, brand/reputational risk, strategic risk, compliance risk, environmental and social governance (“ESG”) risk and other risk categories as appropriate and for overseeing the development and implementation of the Company’s risk management program.

The risks referenced above do not represent an exhaustive list of all enterprise risks that we face or that are considered and addressed from time to time by the Board and its committees. For more information on risks that affect our business, please see our most recent Annual Report on Form 10-K and other filings we make with the SEC.

Compensation and Risk

Management reviewed DXC’s executive and non-executive compensation programs for fiscal 2020 and determined that none of its compensation programs encouraged or created unnecessary risk taking, and none was reasonably likely to have a material adverse effect on DXC. The Compensation Committee’s independent compensation consultant (see more in section below “Role of the Independent Compensation Consultant”) also reviewed the programs for fiscal 2020 and made the same determination. In conducting this assessment, DXC inventoried its executive and non-executive plans and programs and analyzed the components and design features of these programs in the context of risk mitigation. A summary of the findings of the assessment was provided to the Compensation Committee and the Board. Overall, DXC concluded that (1) DXC’s executive compensation programs provided a mix of awards with performance goals and design features that mitigated excessive risk taking, (2) non-executive employee (non-sales) arrangements were primarily fixed compensation (salary and benefits) with limited incentive opportunity and did not encourage excessive risk taking, and (3) sales force incentive compensation plans moderated risk by using metrics that focused on driving sales growth, but not at the expense of profitability. DXC also considered its robust executive stock ownership guidelines, clawback policy and anti-hedging policy as risk mitigating features of its executive compensation program.

Prohibition on Hedging or Pledging of Company Stock

Our policy against insider trading prohibits employees, officers and directors from engaging in any speculative or hedging transactions in our securities. We prohibit hedging transactions such as puts, calls, collars, swaps, forward sale contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in the market value of DXC’s securities. No employee, officer or director may engage in short sales of DXC securities, hold DXC securities in a margin account, or pledge DXC securities as collateral for a loan.

28	2020 Proxy Statement

Corporate Governance	◀

Equity Ownership Guidelines

Under stock ownership guidelines adopted by the Board, Board members, other than the CEO, have an equity ownership requirement of five times their annual retainer to be achieved over a five-year period. Restricted stock units, as well as directly held shares, are taken into account for purposes of determining whether requirements have been met. Stock ownership guidelines for the executive officers, including the CEO, are described under Compensation Discussion and Analysis–Additional Compensation Policies–Equity Ownership Guidelines.

Talent Management and Succession Planning

Our Compensation Committee and Board are responsible for reviewing succession plans. The Compensation Committee oversees succession planning and leadership development for DXC’s senior management. The Compensation Committee has responsibility to review and make recommendations with respect to (a) the Board’s succession plan for the CEO and (b) the company’s succession plans for other members of senior management.

Director Education

The Board recognizes the importance of its members keeping current on DXC and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board. Also, the Board encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations, and externally-offered programs.

Code of Ethics and Standards of Conduct

DXC is committed to high standards of ethical conduct and professionalism, and our Code of Conduct confirms our commitment to ethical behavior in the conduct of all DXC activities and reflects our CLEAR values. The Code of Conduct applies to all directors, all officers (including our CEO, CFO and Principal Accounting Officer (PAO)) and employees of DXC and it sets forth our policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of DXC and customer property and providing a proper and professional work environment. We maintain a worldwide toll-free and Internet-based helpline, the DXC OpenLine, which employees can use to communicate any ethics-related concerns, and we provide training on ethics and compliance topics for all employees. The DXC OpenLine is administered by a third-party provider. The ethics and compliance function resides in the Ethics and Compliance Office and is managed by DXC’s Chief Ethics and Compliance Officer.

For the year ended March 31, 2020, there were no waivers of any provisions of DXC’s Code of Conduct for our CEO, CFO or PAO. In the event DXC amends the Code of Conduct or waives any provision of the Code of Conduct applicable to our CEO, CFO and PAO that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K, we intend to disclose these actions on our website.

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▶	Corporate Governance

Board Diversity

The Nominating/Corporate Governance Committee is responsible for developing and recommending to the Board the appropriate qualifications including specific qualities or skills sought for Board members in the context of our business and then-current membership on the Board. The Board believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics promotes inclusiveness, enhances the Board’s deliberations and enables the Board to better represent all of DXC’s constituents, including its diverse customer base and workforce. Accordingly, the Board is committed to seeking out highly qualified candidates with diverse backgrounds, skills and experiences as part of each Board search we undertake. These considerations and goals have been important factors in the Board’s refreshment efforts, which, since DXC’s inception in 2017, have included the addition of Mary L. Krakauer in March 2018 and the nomination of Raul J. Fernandez for election as director at our 2020 annual meeting of stockholders.

Board Diversity—Background of Director Nominees
	Mukesh Aghi	Amy E. Alving	David A. Barnes	Raul J. Fernandez	David L. Herzog	Mary L. Krakauer	Ian C. Read	Michael J. Salvino	Manoj P. Singh	Robert F. Woods

Tenure/Age/Gender

Years on the Board	3	3	—	—	3	2	0	1	3	3

Age	64	57	64	54	60	63	67	54	67	65

Gender	M	F	M	M	M	F	M	M	M	M

Race/Ethnicity

African American/Black

Asian/South Asian	●								●

White/Caucasian		●	●		●	●	●	●		●

Hispanic/Latino				●

Native American

Mandatory Retirement of Directors

Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of DXC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting.

Resignation of Employee Directors

Under the Guidelines, the CEO must offer to resign from the Board when he or she ceases to be a DXC employee.

Communicating with the Board

Stockholders and other interested parties may communicate with the Board, individual directors, the non-management directors as a group, or with the non-executive Chairman, by writing in care of the Corporate Secretary, DXC Technology Company, 1775 Tysons Boulevard, Tysons, VA 22102. The Corporate Secretary reviews all submissions and forwards to members of the Board all appropriate communications that in his judgment are not offensive or otherwise objectionable and do not constitute commercial solicitations.

30	2020 Proxy Statement

Corporate Governance	◀

Committees of the Board

As of the date of this proxy statement, the Board has 11 directors and four standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Risk Committee.

Each director serving on the Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee or the Risk Committee (per its charter) must be and are independent.

In addition:

•

Each Audit Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and must be financially literate. No member of the Audit Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee.

•	Messrs. Herzog, Singh and Woods each qualifies as an “audit committee financial expert”, for purposes of the rules of the SEC, and all members of the Audit Committee are financially literate.

•

Each Compensation Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and SEC relating to compensation committees, be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Board has determined that each committee member satisfies all applicable requirements for membership on that committee.

	Current Committee Memberships Effective from August 15, 2019 to August 13, 2020	Prospective Committee Memberships Expected to be effective beginning August 13, 2020 until 2021 Annual Meeting of Stockholders
Audit Committee	David L. Herzog, Chair	David L. Herzog, Chair
	Peter Rutland	David A. Barnes
	Manoj P. Singh	Manoj P. Singh
	Robert F. Woods	Robert F. Woods
Compensation Committee	Mukesh Aghi, Chair	Mukesh Aghi, Chair
	Sachin Lawande	Raul J. Fernandez
	Julio A. Portalatin	Mary L. Krakauer
Nominating/Corporate Governance Committee	Manoj P. Singh, Chair	Manoj P. Singh, Chair
	Amy E. Alving	Amy E. Alving
	Mary L. Krakauer	Raul J. Fernandez
Risk Committee	Amy E. Alving, Chair	Amy E. Alving, Chair
	Mary L. Krakauer	David A. Barnes
Mary L. Krakauer

The current committee membership, the number of meetings during the last fiscal year and the function of each of the standing committees are described below.

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▶	Corporate Governance

Audit Committee

Committee	Current Members	Primary Responsibilities	Number of Fiscal 2020 Meetings
Audit	David L. Herzog (Chair) Peter Rutland Manoj P. Singh Robert F. Woods	• Oversee DXC’s accounting and financial reporting processes and related internal control framework and audits of the company’s financial statements and internal control over financial reporting. • Assist the Board in its oversight of: • the integrity of the company’s financial statements • the company’s compliance with legal and regulatory requirements • the independent auditor’s qualifications and independence, and the performance of the company’s internal audit function and independent auditors. • Prepare the Audit Committee report for inclusion in our annual proxy statement.	13

Anyone with questions or complaints regarding accounting, internal accounting controls, or auditing matters may communicate them to the DXC Ethics and Compliance Office and our Audit Committee by contacting DXC’s OpenLine on the Company’s website, www.dxc.technology, under About Us/Leadership and Governance/Ethics and Compliance/SpeakUp!:DXC OpenLine. Calls may be confidential or anonymous. Questions and complaints marked for the Audit Committee are forwarded to the committee’s chairman for its review, and reviewed and addressed, as appropriate, by DXC’s General Counsel, the Vice President of Ethics and Compliance, the Head of Internal Audit, and the Principal Accounting Officer. The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. The Code of Business Conduct makes clear DXC’s zero tolerance position on matters of retaliation by management or anyone against DXC employees for any report or communication made in good faith through the DXC OpenLine.

Compensation Committee

Committee	Current Members	Primary Responsibilities	Number of Fiscal 2020 Meetings
Compensation	Mukesh Aghi (Chair) Sachin Lawande Julio A. Portalatin	• Assist the Board in determining the performance and compensation of the CEO and the compensation of the non-management directors. • Discharge the responsibilities of the Board with respect to the compensation of other executives. • Administer our incentive stock plans. • Oversee succession planning and leadership development for our senior management. • Report on executive compensation for inclusion in our annual proxy statement.	7

Compensation Committee Interlocks and Insider Participation. Mukesh Aghi, Sachin Lawande and Julio A. Portalatin were not at any time during fiscal 2020, or at any other time, one of DXC’s officers or employees. No executive officer of DXC served on the compensation committee or board of any company that employed any member of the DXC Compensation Committee or Board.

32	2020 Proxy Statement

Corporate Governance	◀

Nominating/Corporate Governance Committee

Committee	Current Members	Primary Responsibilities	Number of Fiscal 2020 Meetings
Nominating/ Corporate Governance	Manoj P. Singh (Chair) Amy E. Alving Mary L. Krakauer

•  Identify and recommend to the Board the slate of individuals to be nominated for election as directors.

•  Develop and recommend to the Board qualifications for director nominees.

•  Develop process for identifying and evaluating director nominees and identify and recommend individuals to fill Board vacancies.

•  Recommend to Board directors to serve as members and chair of each committee of the Board.

•  Review and recommend to Board appropriateness of director’s continued service in circumstances such as material change in director’s job responsibility.

•  Oversee orientation of new directors and education of all directors.

•  Oversee Board’s annual self-evaluation of its performance.

•  Periodically review and recommend to the Board proposed changes to size, structure and operations of the Board and its committees.

•  Periodically review and recommend to the Board proposed changes to our significant corporate governance documents.

•  Review any “interested transactions” in accordance with the terms of DXC’s policy on related party transactions.

5

Risk Committee

Committee	Current Members	Primary Responsibilities	Number of Fiscal 2020 Meetings
Risk	Amy E. Alving (Chair) Mary L. Krakauer

•  Oversee and review with management DXC’s enterprise risk management framework, addressing DXC’s exposure across the range of operational risk, brand/reputational risk, strategic risk, compliance risk and other risk categories as appropriate.

•  Oversee the development and implementation of DXC’s risk management program.

•  Oversee DXC’s ethics and compliance program.

N/A1

1	The Risk Committee was formed in May 2020 and became effective on June 15, 2020. Therefore, no meetings were held during Fiscal 2020.

During fiscal 2020 the Board initiated informal meetings on a regular basis to support DXC’s new management team as it instituted a transformation plan for the Company and has continued these meetings as the Company navigates the ongoing COVID-19 pandemic. Through these meetings, the Board determined that separate meetings dedicated to risk oversight would be valuable for the Company and its stockholders and decided to establish a separate Board committee to continue the work that began with the Board in fiscal 2020. The Risk Committee was formed in May of 2020 and became effective on June 15, 2020. The formation of the Risk Committee increases the Board’s effectiveness of its risk oversight processes, focuses director attention on DXC’s most critical risks and risk management capabilities, and fosters an integrated, enterprise-wide approach to

33

▶	Corporate Governance

identifying and managing risk. The Board believes that the directors assigned to the Risk Committee have the requisite knowledge and expertise to provide effective oversight over the risks falling within the Risk Committee’s scope. However, the Board will add at least one more member to the Risk Committee after the 2020 Annual Meeting.

The Risk Committee’s current primary responsibilities include overseeing the development and implementation of DXC’s enterprise risk management program, the scope of which includes establishing DXC’s risk appetite, aligning risk appetite with strategy and operations, defining the policies and processes for risk identification, assessment and mitigation, and monitoring evolving risks and mitigation effectiveness. Oversight will be provided for specific high-risk areas of the business, such as cyber security, asset protection, and business continuity.

Audit Committee Report

The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, DXC’s independent auditors, DXC’s audited financial statements for the fiscal year ended March 31, 2020, management’s assessment of the effectiveness of DXC’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of DXC’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors the materials required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the PCAOB and discussed with them their independence.

Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved the inclusion of the audited financial statements of DXC in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 for filing with the SEC.

The Audit Committee also appointed Deloitte & Touche LLP as DXC’s independent auditors for the fiscal year ending March 31, 2021 and recommended to the Board of Directors that such appointment be submitted to our stockholders for ratification.

David L. Herzog, Chair

Peter Rutland

Manoj P. Singh

Robert F. Woods

34	2020 Proxy Statement

Corporate Governance	◀

Director Compensation

Director compensation is reviewed annually and approved by the Board of Directors at the recommendation of the Compensation Committee. The annual review includes an analysis by the Compensation Committee’s independent consultant, Pearl Meyer, of the program’s framework and pay levels relative to DXC’s peer group.

The Director compensation program reflects several best practices to ensure sound governance and alignment with our stockholders:

Description

Annual Benchmarking	Director compensation is reviewed annually relative to DXC’s peer group to ensure it is market-competitive.

Mix of Cash and Equity	The program includes an appropriate mix of annual cash compensation, committee compensation and equity awards.

Vesting Requirements of Annual Equity Awards	Restricted stock units granted under the Director Plan are scheduled to vest in full at the earlier of the first anniversary of the grant date, or the date of the next annual stockholders meeting.

Ownership Guidelines	As described in Section B above, Directors have an equity ownership guideline of five times their annual retainer to be achieved over a five-year period.

Anti-Hedging or Anti-Pledging of Company Stock	As described in Section B above, our insider trading policy prohibits employees and directors from engaging in any speculative or hedging transactions in our securities. Additionally, the policy prohibits employees and directors from pledging DXC securities as collateral for a loan.

In addition to the best practices above, the proposed amendment to our Director Plan, if approved, will impose annual limits on the value of equity awards that may be granted under the Director Plan during any calendar year. See “Proposal 5 – Approval of increase in shares available under the DXC Technology Company 2017 Non-Employee Director Incentive Plan.”

In the tables and narrative below, we describe our non-employee director compensation program and the compensation paid to our non-employee directors for fiscal 2020. Mr. Salvino, our President and CEO, does not receive any separate compensation for his activities on our Board. In addition, Mr. Lawrie, our former President and CEO, did not receive any separation compensation for his activities on our Board.

Fiscal 2020 Director Retainers and Fees
Annual Cash Retainer for Directors other than Independent Chairman[1]	$90,000
Annual Cash Retainer for Independent Chairman[1,4]	$100,000
Annual Equity Award for Directors other than Independent Chairman[2]	$200,000
Independent Chairman of the Board Annual Equity Award[4]	$450,000
Audit Committee Chairman Retainer[1]	$30,000
Compensation Committee Chairman Retainer[1]	$25,000
Nominating/Corporate Governance Committee Chairman Retainer[1]	$20,000
Risk Committee Chairman Retainer[1]	$20,000
Committee Member Retainer[1]	$10,000
Additional Meeting Attendance Fee[1,3]	$2,500 per meeting

1.	Amounts payable in cash could be deferred pursuant to the Deferred Compensation Plan, which is described further below in this proxy statement.

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▶	Corporate Governance

2.

The Annual Equity Award is designed to be payable in the form of restricted stock units (“RSUs”) scheduled to vest in full at the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of DXC’s stockholders. The RSUs are redeemed for DXC stock and dividend equivalents either at that time or, if an RSU deferral election form is submitted, upon the date or event elected by the director. Directors may elect to receive deferred RSUs at either a fixed in-service distribution date, which may be in August of any year after the year in which the RSUs vest within 15 years after the grant date, or upon their separation from the board of directors. Distributions made upon a director’s separation from the board of directors may occur in either a lump sum or in annual installments over periods of 5, 10 or 15 years, per the director’s election.

3.

A director is eligible to receive the additional meeting attendance fee for meetings, special projects and assignments involving travel, once the director has exceeded (i) an aggregate of eight Board meetings, projects and assignments or (ii) an aggregate of committee meetings, projects and assignments equal to six times the number of committees on which the director serves.

4.

The Annual Cash Retainer for the Independent Chairman was implemented effective as of January 1, 2020. Mr. Herzog received a pro-rated portion of this retainer for his service as Independent Chairman from January 1, 2020 until March 15, 2020. The Independent Chairman Annual Equity Award was implemented effective as of March 16, 2020. Mr. Herzog did not receive the Independent Chairman Annual Equity Award. Mr. Read was appointed Independent Chairman effective as of March 16, 2020 and received a pro-rated portion of the Independent Annual Equity Award for the period between March 16, 2020 and the date of DXC’s 2020 Annual Meeting of Stockholders (August 13, 2020), which was granted on April 30, 2020, after the end of the year. All other components of the compensation program for non-employee directors are not applicable to Mr. Read.

The following table sets forth for each individual who served as a non-employee director of DXC during fiscal 2020 certain information with respect to compensation paid to them by DXC in fiscal 2020.

Name (a)	Fees Earned[1] or Paid in Cash (b)	Stock Awards[2] (c)	Total (d)
Mukesh Aghi	$125,000	$198,476	$323,476
Amy E. Alving	100,000	198,476	298,476
David L. Herzog[3]	155,000	198,476	353,476
Mary L. Krakauer	100,000	198,476	298,476
Sachin Lawande	100,000	198,476	298,476
Julio A. Portalatin	100,000	198,476	298,476
Ian C. Read[4]	—	—	—
Peter Rutland	145,000	198,476	343,476
Michael J. Salvino[5]	28,148	245,186	273,334
Manoj P. Singh	130,000	198,476	328,476
Robert F. Woods	100,000	198,476	298,476

1.	Column (b) reflects all cash compensation earned during fiscal 2020, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

2.

Each director serving as a non-employee director of DXC as of the close of DXC’s 2019 Annual Meeting of Stockholders on August 15, 2019 received 5,900 RSUs determined by (i) dividing $200,000 by the closing price of our common stock on the New York Stock Exchange Composite Tape on the grant date of August 20, 2019 ($33.64) and (ii) rounding the result to the nearest multiple of 100. The RSUs are scheduled to vest in full on the date of DXC’s 2020 annual meeting (August 13, 2020). In addition, Mr. Salvino received a pro-rata RSU grant of 900 RSUs for his service from May 23, 2019, when he joined the Board, to the date of the August 15, 2019 Annual Meeting of Stockholders.

36	2020 Proxy Statement

Corporate Governance	◀

Column (c) reflects the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (“FASB ASC Topic 718”) in connection with the RSUs granted during fiscal 2020. For a discussion of the assumptions made in the valuation of restricted stock and RSUs, reference is made to the section of Note 1 to the Consolidated Financial Statements in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 providing details of DXC’s accounting under FASB ASC Topic 718. The aggregate number of unvested DXC stock awards outstanding for each DXC non-employee director at March 31, 2020 were as follows:

Name	Aggregate Unvested Stock Awards Outstanding as of March 31, 2020

Mukesh Aghi	5,900
Amy E. Alving	5,900
David L. Herzog	5,900
Mary L. Krakauer	5,900
Sachin Lawande	5,900
Julio A. Portalatin	5,900
Peter Rutland	5,900
Michael J. Salvino	5,900
Manoj P. Singh	5,900
Robert F. Woods	5,900

3.	Mr. Herzog served as independent chairman from January 1, 2020 until March 15, 2020.

4.	Mr. Read was appointed to the Board as independent chairman on March 16, 2020 but did not receive any compensation for his service on the Board during fiscal 2020.

5.

Reflects the director fees received by Mr. Salvino since his appointment to the Board on May 23, 2019 until his appointment as President and CEO on September 12, 2019. Mr. Salvino’s compensation as President and CEO for the period after September 12, 2019 is reflected in the Summary Compensation Table. Mr. Salvino did not and does not receive separate compensation for his activities on our Board after he became President and CEO.

37

▶	Security Ownership of Certain Beneficial Owners and Management

C. Security Ownership of Certain Beneficial Owners and Management

Security Ownership

The following table provides information on the beneficial ownership of our common stock as of June 15, 2020, by:

•	each person or group believed by the Company to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our named executive officers;

•	each of our directors and director nominees;

•	all executive officers and directors, as a group.

Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

Name and Address of Beneficial Owner[1]	Number of Shares Beneficially Owned		Percentage of Class[2]
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	29,118,590	[3]	11.46%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	19,079,721	[4]	7.51%
Michael J. Salvino	6,800	[6]	—	[8]
Paul N. Saleh	241,169	[5,7]	—	[8]
Mary E. Finch	—		—	[8]
Vinod Bagal	—		—	[8]
Edward Ho	6,881		—	[8]
William L. Deckelman, Jr.	251,463	[5,7]	—	[8]
James R. Smith	172,757	[5]	—	[8]
Neil A. Manna	21,366		—	[8]
J. Michael Lawrie	1,707,130	[5]	—	[8]
Mukesh Aghi	20,917	[6]	—	[8]
Amy E. Alving	11,759	[6]	—	[8]
David L. Herzog	11,806	[6]	—	[8]
Mary L. Krakauer	9,124	[6]	—	[8]
Sachin Lawande	21,546	[6]	—	[8]
Julio A. Portalatin	11,759	[6]	—	[8]
Ian C. Read	12,900	[6]	—	[8]
Peter Rutland	20,659	[6]	—	[8]
Manoj P. Singh	11,759	[6]	—	[8]
Robert F. Woods	22,231	[6]	—	[8]
David A. Barnes	—		—	[8]
Raul J. Fernandez	—		—	[8]
All executive officers and directors of the Company, as a group (21 persons)	2,562,026		1.01%

38	2020 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management	◀

1	Unless otherwise indicated, the address of each person or group is c/o DXC Technology Company, 1775 Tysons Boulevard, Tysons, Virginia 22102.

2	Based on 254,072,906 shares of common stock issued and outstanding on June 15, 2020.

3

Based solely on the most recently available Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 12, 2020. The Schedule 13G/A provides that Vanguard had sole voting power over 381,301 shares of DXC, shared voting power over 72,457 shares of DXC, sole dispositive power over 28,685,879 shares of DXC, and shared dispositive power over 432,711 shares of DXC.

4

Based solely on the most recently available Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc. (“BlackRock”). The Schedule 13G/a provides that (i) BlackRock is a parent holding company or control person and (ii) BlackRock, through its subsidiaries identified therein, had sole voting power over 16,303,361 shares of DXC and sole dispositive power over 19,079,721 shares of DXC.

5

With respect to Messrs. Saleh, Deckelman, Smith and Lawrie and all executive officers and directors of the Company as a group, includes 49,787; 175,092; 102,382; 698,384; and 1,025,645 shares of common stock, respectively, subject to employee options which were outstanding on June 15, 2020, and currently are exercisable or which are anticipated to become exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percentage of Class.

6

With respect to Messrs. Aghi, Herzog, Lawande, Portalatin, Read, Rutland, Salvino, Singh and Woods, and Mses. Alving and Krakauer and all executive officers and directors of the Company, as a group, includes 5,900; 5,900; 5,900; 5,900; 12,900; 5,900; 5,900; 5,900; 5,900; 5,900; 5,900; and 71,900 Restricted Stock Units (“RSUs”), respectively, outstanding as of June 15, 2020 that would vest or could settle on or within 60 days after June 15, 2020. Each RSU entitles the reporting person to receive one share of common stock upon the vesting date. These shares have been deemed to be outstanding in computing the Percentage of Class.

7

With respect to Messrs. Saleh and Deckelman and all executive officers and directors of the Company, as a group, includes 530; 4 and 534 shares of common stock, respectively, which are held for the accounts of such persons under the Company’s Matched Asset Plan and with respect to which such persons had the right, as of June 15, 2020, to give voting instructions to the Trustee administering the Plan.

8	Less than 1%.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires DXC directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of DXC common stock and other equity securities of DXC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of information furnished to DXC, reports filed through DXC and representations that no other reports were required, all of DXC’s executive officers, directors and greater than 10% beneficial owners, filed the reports required under Section 16(a) on a timely basis for the fiscal year ended March 31, 2020, except that, due to administrative error, a late Form 4 was filed on behalf of each of Messrs. Manna and Lawrie on July 31, 2019 and October 25, 2019, respectively.

39

▶	Certain Relationships and Related Party Transactions

D. Certain Relationships and Related Party Transactions

Related Party Transaction Policy

DXC has adopted a written policy requiring the approval of the Nominating/Corporate Governance Committee of all transactions in excess of $120,000 between the company and any related person (Interested Transactions). For the purposes of this policy, a related person is any person who was in any of the following categories at any time during the most recently completed fiscal year:

•	A director or executive officer of the company

•	Any nominee for director

•

Any immediate family member of a director or executive officer, or of any nominee for director. Immediate family members are any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer or nominee for director, and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director, and

•	Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:

•	Any beneficial owner of more than 5% of DXC common stock, or

•	Any immediate family member, as defined above, of any such beneficial owner.

A transaction includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

In determining whether to approve an interested transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of an interested transaction for which he or she (or an immediate family member) is a related party, except that the director will provide all material information concerning the interested transaction to the Nominating/Corporate Governance Committee.

Fiscal 2020 Related Party Transactions

There have been no transactions since April 1, 2019, nor are there any currently proposed transactions, in which the company was or is to be a participant and the amount involved exceeds $120,000, which required the approval of the Nominating/Corporate Governance Committee under our related party transaction policy, and in which any related person had, has or will have a direct or indirect material interest and which is required to be disclosed under applicable SEC rules.

40	2020 Proxy Statement

Executive Compensation	◀

E. Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed this CD&A with management. Based on this review and discussion, it has recommended to the Board that the CD&A be included in this proxy statement and in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

Compensation Committee of the Board of Directors

Mukesh Aghi, Chairman of the Committee

Sachin Lawande

Julio A. Portalatin

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (CD&A) describes the objectives, principles, and process the Compensation Committee of the Board of Directors (Compensation Committee) used to evaluate the executive compensation program and determine fiscal year 2020 compensation for our executive officers, including the named executive officers (NEOs) identified below:

Michael J. Salvino	President and Chief Executive Officer
Paul N. Saleh	Executive Vice President and Chief Financial Officer
Mary E. Finch	Executive Vice President and Chief Human Resources Officer
Vinod Bagal	Executive Vice President, Global Transformation
Edward Ho	Executive Vice President and General Manager, Americas
J. Michael Lawrie	Former Chairman, President and Chief Executive Officer

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▶	Executive Compensation

42	2020 Proxy Statement

Executive Compensation	◀

Section 1: Executive Summary

Background

Since its inception in 2017, DXC has successfully executed a complex integration while delivering strong customer impact for many of the largest companies in the world.

During the last seven months of the fiscal year, DXC made several changes at the executive level. The Board appointed a new President and CEO, Michael J. Salvino, in September 2019. Shortly thereafter, DXC continued to build out its senior leadership team. Mary E. Finch was brought in as Executive Vice President and Chief Human Resources Officer, highlighting the importance of taking care of our people. Vinod Bagal joined the team as Executive Vice President of Global Transformation, underscoring the importance of delivering for our customers.

Under Mr. Salvino’s leadership, DXC is on a transformation journey focused on unlocking value across the Enterprise Technology Stack and building stronger relationships with customers. DXC is seizing opportunities to cross-sell to its customers. Core to this new strategy is a re-emphasis on the ITO business. DXC is best known for its ability to help customers securely modernize their IT estate, by running on-prem technology, migrating relevant on-prem resources to the cloud, developing and adapting innovative applications and harvesting data with advanced analytics and engineering.

We are confident this strategy will position DXC for long-term financial success and stability. We recognize, however, that in the short-term our operating and financial results will be impacted as we work to implement this strategy. Our fiscal 2020 financial results—and accordingly our executive compensation outcomes—reflect this. As financial and operating results for fiscal 2020 were below the threshold funding level for the Annual Cash Incentive plan, no payout was made for relevant NEOs, consistent with our pay-for-performance philosophy.

Going forward, the Compensation Committee is committed to reviewing the executive compensation program – including metrics and weightings—to ensure it aligns with our evolving strategy and that it reflects the unprecedented market conditions we are facing in fiscal 2021.

Business Overview

Enterprise Technology Stack

About DXC Technology

DXC Technology runs mission-critical systems with the latest technology innovations to deliver better business outcomes and new levels of performance, competitiveness and experiences for our customers.

The performance of the IT estate is top of mind for customers, particularly in this COVID-19 environment. The need to work from home is testing the performance of these estates daily. This is good news for DXC because this is exactly the work we have done for years.

This puts DXC in a strong position to help customers manage their IT estate across the Enterprise Technology Stack. The criticality of the IT estate is top of mind for customers as they manage previous investments in enterprise infrastructures and migrate some or all of their IT estate to the cloud. We help our customers run on-prem technology infrastructure and migrate relevant on-prem resources to the cloud, developing and adapting innovative applications, and harvesting data with advanced analytics and engineering.

DXC delivers innovative solutions on a global scale with speed and agility. Our technology independence, combined with a broad ecosystem of partners and leading technology talent, positions us to deliver maximum value to our customers across their enterprise technology investments.

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Leadership Transitions and Strategic Realignment

In September 2019, the DXC Board appointed Michael J. Salvino as President and Chief Executive Officer. Mr. Salvino succeeded J. Michael Lawrie, who terminated as President and CEO, and as DXC’s Executive Chairman in January 2020.

Mr. Salvino has an extensive background in leadership roles in the IT services industry with more than 30 years of experience building profitable businesses that delivered value for customers and stockholders. Mr. Salvino is the right choice to lead DXC into its next phase of growth as he is a proven leader with a strong track record of successfully running businesses, forging trusted customer relationships, and creating an environment to grow and develop talent, all critical to DXC’s long-term success.

As CEO, Mr. Salvino spent several months meeting with our largest customers, each of our strategic partners and our employees around the world. Mr. Salvino shared his observations following this strategic and operational review with investors during our November 2019 earnings presentation, including the strengths of our business and areas that need improvement. Mr. Salvino also announced a go-forward strategy for operating the business and unlocking value that leverages the strengths and opportunities he identified. In addition, he discussed that DXC will be making investments to acknowledge, recognize and reward our people, which will strengthen our employee value proposition.

Our CEO, along with a team composed of continuing and new management, has set forth a plan to execute the new strategy, with a focus on the next phase of our transformation, forging trusted customer relationships and creating an environment to grow and develop talent. Several key leadership changes were made to help drive the successful execution of DXC’s new strategy, including the appointment of two leaders who are named executive officers for fiscal 2020—Mary E. Finch as Executive Vice President and Chief Human Resources Officer and Vinod Bagal as Executive Vice President of Global Transformation.

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Our Strategic Priorities

Our key strategic priorities include advancing our transformation journey, taking care of our people, and unlocking value.

Transformation Journey

•	Focus on customers and ensure we are delivering for our customers:

•	Received overwhelmingly positive feedback from customers on our ability to innovate and execute through the COVID-19 environment

•	Fixed vast majority of the accounts designated as “challenged” accounts in Mr. Salvino’s first six months

•	Closed $2.1 billion in total contract value from these accounts as a result of improvements in customer delivery

•	Optimize costs to better serve our customers and eliminate confusion and complexity:

•	Simplified the operating model by re-emphasizing regional execution to enable faster decision making and increased accountability

•	Eliminated unnecessary management layers, taking appropriate steps to right-size cost structure to revenue

•	Prioritized the quality and speed of delivery execution capabilities focusing on the delivery footprint, utilization and talent, while streamlining processes

•	Seize the market opportunity by cross-selling and expanding what we do with our customers across the Enterprise Technology Stack:

•

Launched a program leveraging the capabilities of the Virtual Clarity team to assess the ITO estate of our top 200 customers—addressing their cloud migration and IT modernization roadmaps to reinvigorate our ITO business

•	Significantly increased focus on the top 200 accounts

•	Assessed how each of our current businesses are aligned to the Enterprise Technology Stack to meet emerging customer demands and unlock value

Taking Care of Our People

•	Rewarded our people who are closest to our customers and delivering value around the Enterprise Technology Stack

•

Established COVID-19 Command Center to navigate through the crisis. Enabled 99% of our people to successfully work from home, taking care of their total well-being while seamlessly serving our customers

•

Ensured our people are focused and engaged. Motivated people will help us drive better outcomes for our customers, which will in turn help us create value for stockholders. An important component of this strategy is the ability to continue to use equity-based compensation to both attract and retain talent in our very competitive technology sector

•	Developed action plans around employee engagement results, with focus on three impact drivers—Decision Making, Career Goals and Customer Focus

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Unlocking Value

•

Two key priorities in this area are running a long-term sustainable business focused on the Enterprise Technology Stack and unlocking value by pursuing strategic alternatives for businesses that do not fit our long-term strategy

•	Announced the sale of the U.S. State and Local Health and Human Services Business to Veritas Capital for $5 billion; at transaction close, proceeds will be used to pay down debt

•	Continue rationalizing our portfolio and strengthening our balance sheet while positioning DXC for growth

•	Also pursuing a balanced capital allocation strategy consistent with an investment grade credit profile

•	Improving liquidity and enhancing financial flexibility by increasing cash position, extending maturities and paying down debt

Compensation Highlights

The Compensation Committee was focused on taking actions to recruit and retain key talent and leadership, while also ensuring decisions consistent with a mission to align pay and performance and incentivize superior value creation. Key actions and decisions included:

•	Successful Transition Year: Appointed DXC’s new CEO—and several other key leaders critical to driving the successful execution of DXC’s new strategy

•	Flat Target Compensation Levels: Year-over-year base salaries remained flat, as did target short-term and long-term incentive opportunities for continuing executives

•

Pay for Performance: Financial and operating results were below the threshold funding level for the Annual Cash Incentive Plan, leading to no payout for relevant NEOs, consistent with our pay-for-performance philosophy. The performance period for PSU awards granted in fiscal 2018 concluded, and the PSU awards paid out at 50% of target, demonstrating the alignment of our executives’ compensation with performance outcomes

Stockholder Feedback and Evolution of Compensation Program

Stockholder feedback has informed the evolution of our executive compensation program since DXC’s inception. We receive feedback from stockholders on our executive compensation program directly through regular engagement with them and based on how they vote on our say-on-pay proposal. We value the input we receive from stockholders, engage on a variety of matters, including corporate governance, executive compensation, and human capital management, and strive to be responsive to that feedback. Leading up to our 2019 annual meeting, we engaged with stockholders representing approximately half of our outstanding shares. Our Lead Independent Director and Chairman of the Compensation Committee participated in several of these meetings.

Over the last few years we have introduced several changes to our program to ensure that it remains aligned with our business strategy and reflects stockholder feedback. These enhancements include:

•	Replacing stock options with a mix of PSUs and RSUs to better incentivize performance and retention

•	Introducing a strategic performance modifier for NEOs, which may result in final payout modifications from 0% to 200%

•	Implementing a double trigger change-in-control provision for outstanding equity awards

•	Modifying the vesting of PSUs to require employment through the end of the three-year performance period to earn any payout

We will continue to seek input from our stockholders on our executive compensation program and to ensure it aligns with our strategy and market practices.

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Fiscal 2020 Executive Compensation Program Overview

The executive compensation program for our NEOs for fiscal 2020 is outlined in the table below. Our program was structured with a mix of variable and fixed compensation that incentivizes short- and long-term stockholder value creation and gives appropriate consideration to the objectives and measures of success entailed in our strategic priorities.

Type of Pay	Purpose	Key Characteristics

Base salary
Fixed	• Fixed cash compensation based on the individual’s experience, skills and competencies, relative to competitive market value of the role

•  Reflects competitive market conditions and individual performance

•  Commensurate with scope of responsibility, internal value of the position and impact to the company, reflecting internal pay equity

Annual Cash-Incentive
Performance-Based

•  Variable cash compensation motivates achievement of annual strategic goals, as measured by objective, pre-established financial and customer satisfaction metrics

•  Metrics are intended to drive consistent growth and shareholder value creation by measuring successful execution of our current strategy

•  Performance modifier incentivizes achievement of strategic, non-financial goals

•  Target opportunities are based on market data and reflect impact to the company

•  Actual awards are based on achievement of measurable performance targets and individual performance

•  Heavier weighting on financial goals promotes continued focus on sustainable growth of revenue and profit

•  Inclusion of customer satisfaction metric ensures a direct focus on customer retention

Long-Term Incentive
Performance-Based Restricted Stock Units (PSUs)

•  Encourages focus on long-term shareholder value creation through profitable growth and increase in stock price over time

•  Aligns compensation with key indicators of success of our strategy

•  Promotes retention through long-term performance achievement and vesting requirements

•  70% PSU weighting ensures a substantial proportion of equity and overall compensation is performance-based

•  Payouts based on company performance against EPS and cash flow

•  Cliff vesting feature requires continued employment through the end of the three-year performance period

Restricted Stock Units (RSUs)	• Aligns to shareholder interests by providing a retention incentive and rewarding increase in stock price over time	• 30% RSU weighting incentivizes long-term retention • Vest increments over a three-year period

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Fiscal 2020 Target Compensation Mix

Consistent with our compensation philosophy, which emphasizes “at-risk” pay and a balanced approach to short-term and long-term performance incentives, our executive compensation program is predominantly performance-based. As an executive’s ability to impact operational performance increases, so does the proportion of at-risk compensation. Target LTI grows proportionately as job responsibilities increase, which encourages our officers to focus on the Company’s long-term success and aligns with the long-term interests of our stockholders. The graphics below illustrate the mix of fixed, annual and long-term target incentive compensation we provided to our CEO and other NEOs for fiscal 2020. These graphics also illustrate the amount of target direct compensation tied to achievement of performance goals.

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Section 2: Compensation Governance

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing DXC’s executive compensation policies and programs. In fulfilling its responsibilities, the Compensation Committee reviews general trends in executive compensation, compensation plan design, and the total value and mix of compensation for our executive officers, including the CEO. On an annual basis, the Compensation Committee evaluates DXC’s executive compensation program to ensure it remains competitive in attracting, retaining, and motivating qualified executives, and supports our short-term and long-term business objectives.

The Compensation Committee considers various factors in determining compensation, including the performance and contributions of each executive, as well as the company’s financial performance and overall business context. This flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly-competitive, rapidly changing market. In addition, the Committee considers feedback the company receives from stockholders when making decisions on the Company’s executive compensation practices.

Role of the Independent Compensation Consultant

Since 2012, the Compensation Committee has retained Pearl Meyer and Partners (Pearl Meyer), an independent compensation consulting firm, to advise on executive compensation matters and provide additional assurance that DXC’s executive compensation program is reasonable and consistent with its objectives. Pearl Meyer reports directly to the Compensation Committee, and regularly participates in Compensation Committee meetings at the request of the Committee Chairman. During fiscal 2020, Pearl Meyer advised the Compensation Committee on trends in pay practices; proxy trends; CEO and Section 16 officer compensation; non-employee director compensation; pay for performance; selection of peer group companies; and peer group pay comparisons.

Pearl Meyer does not perform any other services for the company, other than its work for the Compensation Committee. The Compensation Committee has assessed the independence of Pearl Meyer according to SEC and NYSE rules and concluded that Pearl Meyer’s work does not raise any conflict of interest that prevents them from providing independent advisory services to the Compensation Committee.

Role of Management

The Compensation Committee coordinates with the Chief Human Resources Officer (CHRO) and head of Global Total Rewards, in collaboration with Management and the finance and legal groups as appropriate, to design and develop the compensation program. This group supports the preparation of analyses of financial data, peer comparisons and other materials to assist the Compensation Committee in making its decisions, and implement the decisions of the Compensation Committee.

The CEO, with the assistance of the CHRO, also conducts an annual review of the total compensation of each executive officer, including the NEOs. The review includes an assessment of each executive officer’s performance, the performance of the executive officer’s respective business or function, and market pay levels within our peer group. After this review, the CEO recommends base salaries, target annual cash and long-term incentive opportunities, any payouts related to the annual cash incentive plan, and annual equity grants for the executive officers to the Compensation Committee for approval.

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Compensation Best Practices

We have adopted several best practices to ensure our compensation program, policies, and decision-making processes are rooted in sound governance, and structured to drive the right outcomes to create stockholder value.

•	Target total direct compensation is heavily weighted toward performance-based elements to ensure rewards are aligned with stockholder value creation

•	Short- and long-term incentive plans use a variety of performance measures and performance periods

•	Target compensation is benchmarked against our compensation peer group, but an executive’s actual compensation will vary based on company and individual performance

•	Executives must comply with significant stock ownership guidelines

•	Short- and long-term incentive plans include a limit on maximum incentive payouts

•	Our clawback policy allows us to recover performance-based compensation and gains on equity awards
•	Annual stockholder say-on-pay vote, with ongoing stockholder engagement and targeted outreach, as appropriate

•	Compensation Committee engages in robust executive sessions without management present to ensure an appropriate level of independent oversight and approvals

•	Compensation Committee uses an independent compensation consultant to advise on compensation design, practices, and pay level benchmarking

•	Compensation Committee conducts an annual compensation review and risk assessment

•	Excise tax gross-ups not permitted

•	No repricing or exchange of underwater options

•	Financial insider policy, robust pre-clearance process, and anti-hedging policy

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Section 3: Compensation Framework

Compensation Philosophy and Guiding Principles

Throughout our evolution, our compensation program has been grounded in a philosophy aimed at achieving strong alignment between the company’s financial and strategic goals and our stockholders’ interests:

•

We understand that our people are critical to our success. We aim to attract and retain the best talent with a range of backgrounds, skills, capabilities and experiences to unlock value for our customers and enable our business to thrive.

•

We are committed to a pay for performance culture. Our compensation program aims to motivate our people to perform at a consistently high level and rewards contributions that enhance our ability to deliver outstanding results for our customers and create value for our stockholders.

•	We believe that compensation should be competitive to attract the best talent. Actual pay varies based on individual and company performance.

•

We believe that compensation should reflect an appropriate mix of short-term and long-term pay elements that make executives accountable for both short-term and long-term performance. Compensation should be aligned to stockholder interests and the long-term value realized by our stockholders through a balance of cash and equity.

•

We believe that the majority of an executive’s total compensation should be variable and tied to performance of measurable financial and strategic objectives that support the company’s business strategy. Performance measures are reviewed annually to ensure that we continue to align our pay programs with our business strategy, create sustainable value and motivate the right behaviors.

Executive Compensation Peer Group

DXC’s executive compensation peer group is reviewed annually to ensure we appropriately assess the competitiveness of our compensation program as well as the compensation levels of our executive officers. Selection of our peer group was based on the following considerations:

•	Start with our existing peer group

•	Exclude any companies less than 1/3x or greater than 3x the revenue of DXC

•	Add companies based on similar company size, industry, financial characteristics, and comparable organizational complexity

•	Add companies with whom we compete for talent

DXC operates in an industry where the market for top talent is very competitive. Accordingly, the Compensation Committee recognizes that an accurate representation of DXC’s competition for talent includes a broad number of companies across the IT services landscape. While DXC’s unique position as a leading end-to-end IT services company means there are relatively few pure-play IT companies of our size that are considered direct comparators, we believe that the resulting peer group provides DXC and the Compensation Committee with a valid set of comparators and benchmarks for the company’s executive compensation program and governance practices.

Our peer group for fiscal 2020 was unchanged from fiscal 2019:

•  Accenture plc (ACN)

•  Automatic Data Processing (ADP)

•  Cisco Systems, Inc. (CSCO)

•  Cognizant Technology Solutions Corp (CTSH)

•  Fidelity National Information Systems Inc. (FIS)

•  Hewlett Packard Enterprise Company (HPE)

• Intel Corporation (INTC) • International Business Machines (IBM) • Texas Instruments Inc. (TXN) • VMWare Inc. (VMW) • Western Digital Corp (WDC) • Xerox Corporation (XRX)

We will continue to evaluate our executive compensation peer group annually to ensure its appropriateness as our business strategy evolves and our talent needs change.

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Additional Compensation Policies

We have a number of compensation policies as part of our compensation governance.

Equity Ownership Guidelines

We have equity ownership guidelines for senior level executives to encourage them to build their ownership positions in DXC’s common stock over time and retain shares they earn through DXC’s equity incentive plans. The Compensation Committee believes that stock ownership by executive officers further aligns their interests with those of long-term stockholders. The ownership guidelines for the CEO and NEOs, expressed as a percentage of base salary, are as follows:

Each executive who has not yet achieved their equity ownership level is required to retain a certain percentage of the net shares (after withholding for taxes and exercise price) resulting from stock option exercises, PSU payouts or other long-term incentives until the level is achieved. To encourage executives to meet the guidelines more quickly, executives who satisfy 50% or less of their ownership guideline are required to retain 100% of their net shares, executives who satisfy between 51% and 75% of their ownership guideline are required to retain 75% of their net shares, and executives who satisfy more than 75% of their ownership guidelines are required to retain 50% of their net shares. The Compensation Committee reviews compliance with the guidelines on an annual basis.

Compensation Recoupment Policy

DXC’s compensation recoupment or clawback policy allows us to recover cash or equity performance-based compensation from participants whose fraud or intentional illegal conduct materially contributed to a financial restatement. The policy allows for the recovery of the difference between compensation awarded or paid and the amount which would have been paid had it been calculated based on the restated financial statements, excluding any tax payments. In addition, under our equity grant agreements, employees may be required to forfeit awards or gains if the recipient breaches the non-competition, non-solicitation of employees, or non-disclosure provisions of such agreements.

Policies on Transactions in Company Securities and Related Derivatives, Hedging and Pledging

The Board has adopted a policy that prohibits directors, corporate officers and each employee of DXC or its subsidiaries who are financial insiders, and members of their immediate families, from entering into any transactions in DXC’s securities except during announced trading periods, or according to a trading plan under SEC rules. These transactions must be pre-approved by our CEO, CFO, CHRO and General Counsel. In addition, directors, officers and financial insiders, and members of their immediate families, are prohibited from derivative security transactions with respect to equity securities of DXC. We also discourage directors, officers and financial insiders from margining or pledging DXC stock to secure a loan or purchase shares of DXC stock on margin.

Tax Deductibility of Compensation

Section 162(m) of the Code generally disallows a deduction for annual compensation in excess of $1 million that we pay to our CEO, CFO, our next three most highly compensated officers and any other individual who has served as one of our covered executive officers after 2016, other than pursuant to certain “grandfathered” compensation arrangements in effect on November 2, 2017. Compensation decisions for our NEOs are driven by market competitiveness and the other factors described above in this CD&A and the Compensation Committee approves non-deductible compensation whenever it feels that corporate objectives justify the cost of being unable to deduct such compensation.

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Section 4: Fiscal 2020 Compensation Decisions

Setting Compensation for the NEOs

DXC’s executive compensation program is designed to motivate, retain and engage our executive leadership and appropriately reward them for their contributions to the achievement of our business strategy.

Since becoming CEO in September 2019, Mr. Salvino has committed DXC to focusing on its new strategic priorities as described in Section 1 of this CD&A. As part of this, our leadership recognized the need to hire top talent to lead the organization as we execute on this strategy. Over the last several months, DXC has recruited several high performing individuals to join the Company in roles that are critical to ensuring our success. The Compensation Committee and our leadership considered various challenges in their recruitment, including the competitive market for talent across the IT services industry and the perceived risk that established executives must consider when joining a company that is in the midst of a transformation and that has a strong, but new, senior leadership team engaged in a new strategy, such as DXC. The Committee determined that securing the employment of these experienced executives required a competitive compensation package to incentivize them to join DXC and retain them through the Company’s transformation.

The Compensation Committee determined the fiscal 2020 compensation for the NEOs based on a range of factors including an assessment of performance, market competitiveness, and demonstration of DXC’s values.

•

Assessing Performance: The Compensation Committee engaged in robust discussions about both company and individual performance to set pay levels for the NEOs in fiscal 2020. NEO compensation was structured to encourage executives to deliver strong results over multiple time horizons to promote sustained value for our stockholders. The majority of NEO total target compensation is at risk and based on performance.

•

Staying Competitive with the Market: The Compensation Committee compared our pay practices and pay levels with market data to make sure executive pay was competitive with the market, particularly as we seek to attract candidates whom the Committee and CEO believed have the right leadership skills, experience, and agility to lead us through our transformation.

•

Demonstrating our Values: We believe that how results are achieved are just as important as the results themselves. The Compensation Committee considered each executive’s performance through the lens of DXC’s core values.

•

Using Informed Judgment: While performance and market competitiveness remained the cornerstones of DXC’s executive compensation program, the Compensation Committee also relied on their informed judgment to set compensation for our NEOs. The Compensation Committee believed that this allowed them to respond to certain unique circumstances in a way that was still consistent with our compensation philosophy and guiding principles. This flexibility was especially important in developing competitive pay packages to induce executive new hire candidates to join DXC during a time of dynamic and unpredictable change and risk.

Base Salary

Base salary is designed to compensate executives for normal day-to-day responsibilities. It is the only component of executive compensation considered fixed and not at risk.

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Fiscal 2020 Base Salaries

The table below shows the fiscal 2020 base salaries for the NEOs compared to fiscal 2019.

	Annualized Base Salary		Change from Last Fiscal Year

	Fiscal 2019	Fiscal 2020	% Change	$ Change

Michael J. Salvino	—	$1,250,000	—	—

Paul N. Saleh	$800,000	$800,000	0.0%	$0.00

Mary E. Finch	—	$700,000	—	—

Vinod Bagal	—	$625,000	—	—

Edward Ho	$675,000	$675,000	0.0%	$0.00

J. Michael Lawrie	$1,250,000	$1,250,000	0.0%	$0.00

The Compensation Committee reviewed the salaries of Messrs. Lawrie, Saleh, and Ho as part of its annual process and in consultation with its independent compensation consultant. Their salaries were determined to be competitively positioned and as a result, no adjustments were made.

Messrs. Salvino and Bagal and Ms. Finch were hired mid-year and their salaries were determined as part of their employment offers. In establishing Mr. Salvino’s salary, the Compensation Committee conducted a thorough review of peer compensation and considered the skills, expertise, and experience he would bring as CEO during a critical phase in DXC’s transformation.

Annual Cash Incentives

The annual cash incentive award is designed to motivate and reward the achievement of annual financial and customer satisfaction goals. The target award is based on the executive’s position and is calculated as a percentage of salary. Actual awards, which are paid in cash, are based on both company and individual performance against targets established at the beginning of the fiscal year.

Fiscal 2020 Financial Goals

The fiscal 2020 annual cash incentive plan included two key financial metrics – revenue and adjusted EBIT. The Committee sets rigorous targets for each metric based on a reasonable range of expectations for the year, based on Company and industry outlooks, while also weighing prior year performance and economic conditions. Targets are designed to incentivize high performance without encouraging excessive risk-taking. Fiscal 2020 targets, including the weighting for each metric, are shown below.

DXC believes these metrics provided a balance between top line and bottom line goals and reflected DXC’s focus on driving stockholder value creation.

Financial Metric	Weighting	Fiscal 2020 Target (in millions)
Revenue	20%	$20,070
Adjusted EBIT[1]	60%	$3,100

[1]

Fiscal 2020 adjusted EBIT was determined by adjusting net income determined in accordance with GAAP to exclude the effects of income from discontinued operations, net of taxes; income tax expense; interest income; interest expense; restructuring costs; transaction, separation and integration-related costs; amortization of acquired intangible assets; and pension and OPEB actuarial and settlement losses.

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Performance against targets was assessed using the following payout scales for our NEOs, established for fiscal 2020 and approved by the Compensation Committee.

Fiscal 2020 Customer Satisfaction Goal

In addition to financial metrics, the annual cash incentive plan included a customer satisfaction metric, weighted at 20%. The customer satisfaction metric, which used the Net Promoter Score methodology, was intended to ensure that DXC remained focused on customer retention, building strong customer relationships, and ensuring satisfaction with our services and solutions. Payout for the customer satisfaction metric was contingent upon both the achievement of a response rate of at least 50% and a Net Promoter Score at or above target.

Fiscal 2020 Strategic Goals

The inclusion of strategic goals was to enable DXC to recognize and reward strategic accomplishments that drive value for stockholders within the annual cash incentive plan’s framework. Given the transformative nature of the business, it was important to incentivize and reward successful execution of DXC’s long-term strategy, especially in areas that strengthen our ability to deliver solutions across the enterprise stack to our customers.

Strategic goals were established for each executive at the beginning of the fiscal year and were evaluated at year-end. Based on the attainment of strategic goals, each executive was assigned a strategic performance modifier. The strategic performance modifier, which ranged from 0% to 200%, served to adjust the executive’s cash incentive plan payout upward or downward based on the degree to which strategic goals were achieved.

How the Fiscal 2020 Annual Cash Incentive Plan Worked

The annual cash incentive plan included a performance threshold of 75% adjusted EBIT achievement, which was required to be met for there to be any funding of the plan for the NEOs.

Assuming the adjusted EBIT threshold was met, payout levels for revenue and adjusted EBIT were based on the payout scales described in the Fiscal 2020 Financial Goals section above, while payout for the customer satisfaction metric was contingent upon both the achievement of a response rate of at least 50% and a Net Promoter Score at or above target.

Metric Weightings Aligned with Business Strategy

DXC continued to put a strong emphasis on financial results with the heavier weighting of financial metrics. Customer Satisfaction also remained a key metric.

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The plan’s funding pool, subject to threshold adjusted EBIT achievement, was calculated as follows.

Financial (80%)				Customer Satisfaction (20%)

Revenue 20%	+	EBIT 60%	+	Net Promoter Score 20%	=	Annual Cash Incentive Plan Pool Funding %

The pool funding percentage was then applied to the executive’s base salary, target bonus percentage, and strategic performance modifier to determine the executive’s final payout:

Base Salary	x	Target Award Percentage	x	Strategic Goal Performance Modifier	x	Annual Cash Incentive Plan Pool Funding %	=	Annual Cash Incentive Plan Payout

Fiscal 2020 Annual Cash Incentive Plan Target Awards

The following target awards were approved for fiscal 2020.

	Annual Incentive Target as a % of Base Salary
	Fiscal 2019	Fiscal 2020
Michael J. Salvino	—	200%
Paul N. Saleh	125%	125%
Mary E. Finch	—	110%
Vinod Bagal	—	110%
Edward Ho	110%	110%
J. Michael Lawrie	200%	200%

The Compensation Committee believed that the target opportunities for the NEOs were appropriate relative to the peer group and ensured that a substantial portion of their compensation was tied to performance. No adjustments to targets were made.

Fiscal 2020 Annual Cash Incentive Plan Performance

We recognize that achieving success based on a focused new strategy is a multi-year effort. While we continued to make steady progress, we did not reach the threshold EBIT target under our annual cash incentive plan and therefore, there was no funding of the plan for fiscal 2020.

Fiscal 2020 Annual Cash Incentive Awards

Certain fiscal 2020 award payments were made to new NEOs pursuant to the terms of their employment offers.

In recognition of their mid-year hire dates, Messrs. Salvino and Bagal and Ms. Finch were entitled to participate in the fiscal 2020 annual cash incentive plan on a prorated basis. Messrs. Salvino and Bagal and Ms. Finch received a prorated payment of $1,250,000, $288,185, and $383,945, respectively, consistent with their employment offers.

Long-Term Incentives

DXC believes that stock-based grants create an ownership culture by giving executives an equity stake in the business, which gives them a strong incentive to manage the company with the long-term perspective of an owner.

Annual long-term incentive awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term stockholder value. Multi-year vesting improves retention because it gives executives an incentive to stay with

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the company throughout the vesting period and be actively engaged in driving strong financial results. A significant weighting of performance-based incentives motivates executives to achieve superior financial results.

Restricted Share Units (RSUs) RSUs vest one-third each year on the first, second, and third anniversaries of the date of grant. Multi-year vesting encourages a long-term commitment from the executive, reinforcing the alignment with long-term stockholder value creation, while still allowing the executive to monetize a portion of the award on vesting.

Performance Restricted Share Units (PSUs) Executives earn DXC common stock only if targeted performance goals are met over a three-year performance period, underscoring DXC’s commitment to a pay for performance philosophy.

Performance Conditions for the Fiscal 2020 PSUs

PSUs vest and pay out based on three-year performance of non-GAAP Earnings per Share (EPS) weighted at 75%, and adjusted Free Cash Flow (FCF) weighted at 25%. The Compensation Committee chose EPS because it believes that, in addition to being a prevalent key indicator of stockholder value, EPS is the best measure of performance and profitability in light of DXC’s multi-year transformation strategy. The Compensation Committee also selected FCF as a metric because it promotes cash flow generation, improvements in working capital, and reduction in capital intensity.

EPS and FCF performance are measured and paid out independently (there may be a payout for one metric but not the other). Payout of the PSUs is capped at 200%. PSUs vest only at the end of a three-year performance period subject to the executive’s continued employment through the end of the third fiscal year. The Compensation Committee reviews progress against targets each year and ascertains the probability that a portion (up to 25%) of the target PSUs may be earned for each of the first two years. However, it is not until the end of the three-year period when final performance is measured that the Committee conclusively determines whether any PSUs were earned and would vest.

EPS and FCF goals are based on DXC’s operating plan and budget. The threshold EPS and FCF goals for the fiscal 2020 PSU awards were set by the Compensation Committee at $7.50 per share and $1,850 million, respectively, at the beginning of fiscal 2020.2

[2]

Fiscal 2020 EPS determined in accordance with GAAP was adjusted to exclude the effects of restructuring costs; transaction, separation and integration-related costs; amortization of acquired intangible assets; pension and OPEB actuarial and settlement gains; goodwill impairment losses; gain on arbitration award; and tax adjustment. Fiscal 2020 FCF was determined by adjusting net cash provided by operating activities and net cash used in investing activities excluding short-term investments determined in accordance with GAAP to exclude the effects of acquisitions, net of cash acquired; payments on capital leases and other long-term asset financings; payments on transaction, separation and integration-related costs; payments on restructuring costs; and gain on arbitration award.

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Fiscal 2020 Performance and Fiscal 2018, 2019 and 2020 PSUs

Fiscal 2020 represented the last year in the three-year performance period for the fiscal 2018 PSUs. The Committee determined that 50% of the fiscal 2018 target PSUs were earned and vested based on EPS and FCF results during the three-year performance period. No portion of the fiscal 2019 or fiscal 2020 PSUs was earned based on fiscal 2020 performance.

Fiscal 2020 Long-Term Incentive Plan Target Awards

The following long-term incentive targets were approved for fiscal 2020.

	Long-Term Incentive Target as a % of Base Salary
	Fiscal 2019	Fiscal 2020

Michael J. Salvino	—	800%

Paul N. Saleh	500%	500%

Mary E. Finch	—	300%

Vinod Bagal	—	250%

Edward Ho	400%	400%

J. Michael Lawrie	975%	975%

The Compensation Committee believed that the target opportunities for the NEOs were appropriate relative to the peer group and aligned a higher proportion of their compensation to driving stockholder value creation over a multi-year period. No adjustments to targets were made.

Fiscal 2020 Long-Term Incentive Awards

Below is a summary of the annual fiscal 2020 long-term incentive awards granted to our NEOs:

			Form of Award
			30% Restricted Stock Units (RSUs)		70% Performance-Based Restricted Stock Units (PSUs)
	Award as a % of Fiscal 2020 Base Salary	Total Long-Term Incentive Award	Grant Value of RSUs	Number of RSUs	Grant Value of PSUs	Target Number of PSUs
Michael J. Salvino[1]	400%	$5,000,000	$1,500,000	46,182	$3,500,000	107,759
Paul N. Saleh	500%	$4,000,000	$1,200,000	19,151	$2,800,000	44,686
Mary E. Finch[1]	—	$—	$—	—	$—	—
Vinod Bagal[1]	104%	$651,042	$195,313	6,360	$455,729	14,840
Edward Ho	400%	$2,700,000	$810,000	19,927	$1,890,000	30,463
J. Michael Lawrie[2]	975%	$12,187,500	$3,656,250	58,351	$8,531,250	136,151

1.	The annual fiscal 2020 awards for Messrs. Salvino and Bagal were pro-rated based on their respective employment commencement dates. Ms. Finch did not receive an annual fiscal 2020 award.

2.

Per Mr. Lawrie’s employment agreement, fiscal 2020 PSU awards were forfeited and fiscal 2020 RSU awards vested in full upon his termination as President and Chief Executive Officer on September 12, 2019.

In line with DXC’s Equity Grant Policy, the number of RSUs and PSUs granted was calculated by dividing the dollar amount of each award by the average closing price of DXC stock for the three-month period ending on the grant date. This approach reduces the impact positive or negative swings in our stock price can have on the executive’s award. The grant value that appears in the Summary Compensation Table will be different because it is calculated by multiplying the number of RSUs and

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PSUs granted by the grant date closing price. Per the terms of his employment agreement, the number of PSUs and RSUs granted to Mr. Salvino as part of his annual fiscal 2020 award was based on the grant date price.

New Hire Compensation

In connection with Mr. Salvino’s appointment as CEO, we granted him an RSU award with an aggregate value of $4,350,000, vesting subject to his continued employment in three equal annual installments on the first, second and third anniversaries of the grant date. In addition, we paid him a cash lump sum equal to $2,000,000 subject to repayment if he resigns his employment with DXC other than for good reason or if we terminate his employment for cause, in either case prior to September 12, 2021. In addition, Mr. Salvino received a guaranteed annual bonus for fiscal 2020 equal to 200% of his pro-rated annual salary of $625,000 and Mr. Salvino also received pro-rata LTI awards for the fiscal 2020 cycle on the same terms as the other NEOs, as described above under Fiscal 2020 Long-Term Incentive Awards. The Board determined that this was consistent with our compensation strategy and appropriate to secure Mr. Salvino’s hire at a critical time in our transformation and to effectively align his interests with stockholders.

Mr. Bagal and Ms. Finch were granted awards of RSUs with values of $750,000 and $2,250,000, respectively, in connection with their hire. The inducement grants vest one-third per year on the first, second, and third anniversaries of the grant date. As additional inducements, Mr. Bagal and Ms. Finch each received a lump sum cash payment of $750,000. Mr. Bagal and Ms. Finch are obligated to repay the cash payment if they voluntarily terminate employment or if they are terminated for cause, within 24 months of their hire date.

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Section 5: Other Aspects of Compensation

In addition to base salary and annual cash and long-term incentives, DXC provides a mix of other benefits as part of each NEO’s total rewards package.

Retirement Benefits

The Compensation Committee views retirement benefits as an important component of DXC’s executive compensation program. DXC offers its employees, including the NEOs, a retirement program that provides the opportunity to accumulate retirement income. DXC reviews the benefits program against the peer group periodically, to ensure the program remains competitive with the market.

Matched Asset Plan (MAP)	Broad-based, qualified, defined contribution 401(k) plan with company match on a portion of employee contributions and directed investment alternatives.
Deferred Compensation Plan	Unfunded plan offered to a select group of management or highly compensated employees. Allows participants to defer receipt of incentive compensation and salary.

Health Care Benefits

DXC provides health and welfare benefits to eligible employees, including medical, dental, life, disability and accident insurance. These benefits are available to all U.S. employees generally, including the NEOs. These programs are designed to provide certain basic quality of life benefits and protections.

Perquisites

DXC provides certain limited perquisites to senior executives, including the NEOs, to enhance their security and productivity. Perquisites include optional financial planning services, optional executive health screening benefits, and relocation benefits for new hires, as applicable.

We reimburse Mr. Salvino for up to $25,000 annually for assistance with tax preparation and financial planning. In addition, Mr. Salvino may use DXC-owned or leased aircraft for business purposes and reasonable personal use for domestic flights only and subject to such limits as may be reasonably imposed by the Board. Mr. Salvino takes an active approach to overseeing and managing our global operations, which necessitates a significant amount of U.S. domestic and international travel due to our diverse set of business and operations centers and many client locations around the world. Additionally, access to corporate aircraft is provided to Mr. Salvino to ensure business efficiency and security/privacy of business information and communications, especially given the global nature of DXC’s business.

Mr. Salvino is taxed on the value of this usage according to IRS rules and no tax gross-up is provided for personal usage of corporate aircraft or any other perquisite he receives. See the notes to the Summary Compensation Table for more information about the perquisites provided to the NEOs.

Career Shares

DXC grants Career Shares in the form of RSUs to a select, limited number of key executives. The Compensation Committee believes that the Career Share program is a valuable compensation tool for attracting and retaining mid-career executive talent. Once vested, delivery of shares is designed to commence at retirement and be spread ratably in ten annual installments following retirement, thereby continuing to tie a portion of the executive’s post-retirement income to share value and promoting long-term alignment with stockholder interests.

The Career Share program replaced CSC’s Supplemental Executive Retirement Plan which was frozen in 2009 and is no longer maintained by DXC. The Career Share program is closed to new executives. At the beginning of fiscal 2020, Messrs. Lawrie and Saleh received grants of Career Shares equal to 25% of their fiscal 2019 base salary and annual cash incentive award for fiscal 2019. Career Shares for Messrs. Lawrie and Saleh have all fully vested as each of them has satisfied the requisite age and service for retirement.

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Severance and Change in Control Compensation

Change in Control Best Practices

DXC includes a double trigger change in control provision for equity awards to ensure that executives cannot monetize equity awards unless there is a qualifying termination of employment following a change of control.

To offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals, DXC offers certain post-employment benefits to a select group of executives, including its NEOs. Additional details about these severance arrangements are provided under the Potential Payments Upon Change in Control and Termination of Employment section.

DXC has also entered into non-compete agreements with each of its executive officers other than the CEO. These agreements generally prohibit DXC’s executives from competing with DXC for 12 months following any termination of employment, prohibit DXC’s executives from soliciting DXC’s employees or clients for 24 months following any termination of employment, and contain a non-disclosure provision. DXC entered into these agreements in an effort to protect vital DXC interests. Mr. Salvino is subject to separate non-compete requirements under the terms of his employment agreement. In addition, all of our employees who receive equity awards under our 2017 Omnibus Incentive Plan (including our NEOs) are subject to the terms of certain non-compete and other restrictive covenants pursuant to the terms of such awards.

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Section 6: Executive Compensation Tables

Summary Compensation Table

The following table provides information on the compensation of the NEOs paid or awarded by DXC for fiscal 2020, fiscal 2019 and fiscal 2018.

Name and Principal Position (a)	Fiscal Year (b)	Salary[1] (c)	Bonus[2] (d)	Stock Awards[3] (e)	Option Awards[4] (f)	Non-Equity Incentive Plan Comp.[5] (g)	Change in Pension Value and Nonqualified Deferred Comp. Earnings[6] (h)	All Other Comp.[7] (i)	Total (j)
Michael J. Salvino President and Chief Executive Officer	2020	$658,654	$3,250,000	$9,350,018	$ —	$—	$ —	$61,833	$13,320,505
	2019	$—	$—	$—	$ —	$—	$ —	$—	$—
	2018	$—	$—	$—	$ —	$—	$ —	$—	$—
Paul N. Saleh Executive Vice President and Chief Financial Officer	2020	$800,000	$—	$3,575,368	$ —	$—	$ —	$9,565	$4,384,933
	2019	$800,000	$1,500,000	$4,151,523	$ —	$1,244,421	$ —	$9,517	$7,705,461
	2018	$716,923	$—	$4,609,395	$ —	$1,584,000	$ —	$8,016	$6,918,334
Mary E. Finch Executive Vice President, Chief Human Resources Officer	2020	$333,846	$1,133,945	$2,727,693	$ —	$—	$ —	$541	$4,196,025
	2019	$—	$—	$—	$ —	$—	$ —	$—	$—
	2018	$—	$—	$—	$ —	$—	$ —	$—	$—
Vinod Bagal Executive Vice President, Global Transformation	2020	$247,596	$1,038,185	$1,698,507	$ —	$—	$ —	$401	$2,984,689
	2019	$—	$—	$—	$ —	$—	$ —	$—	$—
	2018	$—	$—	$—	$ —	$—	$ —	$—	$—
Edward Ho Executive Vice President, General Manager, Americas	2020	$675,000	$—	$2,141,573	$ —	$—	$ —	$9,494	$2,826,067
	2019	$675,000	$—	$2,337,902	$ —	$540,000	$ —	$9,344	$3,562,246
	2018	$—	$—	$—	$ —	$—	$ —	$—	$—
J. Michael Lawrie Former Chairman, President and Chief Executive Officer	2020	$971,154	$1,875,000	$10,534,263	$ —	$—	$ —	$1,435,403	$14,815,820
	2019	$1,250,000	$—	$12,476,347	$ —	$3,125,000	$ —	$405,192	$17,256,539
	2018	$1,250,000	$—	$25,553,929	$ —	$5,000,000	$ —	$381,380	$32,185,309

1.

The amounts shown in Column (c) reflect all salary earned during the fiscal year, whether or not payment was deferred pursuant to the Deferred Compensation Plan or any other plan. All NEOs are paid in U.S. dollars.

2.

The fiscal 2020 amounts shown in Column (d) for Messrs. Salvino and Bagal and Ms. Finch reflect the one-time cash sign-on bonuses and prorated bonuses paid them as part of their employment offers. For Mr. Lawrie, the amount for fiscal 2020 reflects the prorated annual target bonus for fiscal 2020 he was entitled to receive as part of his separation agreement.

3.

The amounts shown in Column (e) reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for performance-vesting and service-vesting RSUs granted during the fiscal year, including Career Shares where applicable. Career Shares are subject to the CEO’s nomination and Compensation Committee approval.

The fiscal 2020 amount shown for Mr. Salvino reflects his prorated fiscal 2020 annual grant and new hire inducement grant per the terms of his employment agreement. The fiscal 2020 amount shown for Ms. Finch reflects the new hire RSU inducement grant made as part of her offer of employment. The fiscal 2020 amount shown for Mr. Bagal reflects his prorated fiscal 2020 annual grant and new hire inducement grant based on his offer of employment.

Pursuant to SEC rules, we present the amounts excluding the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Note 1 to the Company’s consolidated financial statements set forth in the Company’s 2020 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718.

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A substantial portion of the stock awards granted consisted of PSUs. For all PSUs, the amounts included in Column (e) reflect the value at the grant date based upon the estimated performance during the performance period at 100% of target. The maximum grant date values of the fiscal 2020 stock awards (including service-vesting RSUs and Career Shares, and assuming that PSUs were to have a payout at the maximum of 200% of target) are as follows:

Fiscal 2020 Stock Awards at Maximum Value

Michael J. Salvino	$12,850,030
Paul N. Saleh	$ 5,796,262
Mary E. Finch	$ 2,727,693
Vinod Bagal	$ 2,251,000
Edward Ho	$ 3,640,674
J. Michael Lawrie	$17,300,968

4.

No stock option awards were granted to the NEOs. If stock options had been granted, the amounts shown in Column (f) would reflect the aggregate Black Scholes grant date fair value computed in accordance with FASB ASC Topic 718 for stock options granted during the fiscal year.

Pursuant to SEC rules, we present the amounts excluding the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of Stock Options, reference is made to the section of Note 1 of the Company’s 2020 Annual Report filed on Form 10-K that provides details of the Company’s accounting under FASB ASC Topic 718.

5.

The amounts shown in Column (g) reflect amounts earned during the fiscal year under the annual cash incentive plan, whether or not payment was deferred pursuant to the Deferred Compensation Plan. Had the plan been funded, amounts for fiscal 2020 would have been based on the following fiscal 2020 annual cash incentive targets:

Target Fiscal 2020 Annual Cash Incentive as % of Base Salary

Michael J. Salvino	200%
Paul N. Saleh	125%
Mary E. Finch	110%
Vinod Bagal	110%
Edward Ho	110%
J. Michael Lawrie	200%

6.	No NEO received above market or preferential earnings from the Deferred Compensation Plan for any year presented in the table.

7.

Column (i) includes the total dollar amount of all other compensation, perquisites and other property paid to the NEOs. During fiscal 2020, DXC provided the following perquisites and other personal benefits, or property to NEOs, except as otherwise indicated: personal use of DXC aircraft housing expense, medical screening and financial counseling. In addition, DXC made matching contributions to DXC’s broad-based 401(k) defined contribution plan on behalf of the NEOs. DXC also paid premiums for life insurance policies for the benefit of the NEOs, none of whom has or will receive, or has been allocated, an interest in any cash surrender value under these policies.

The incremental cost of each perquisite representing more than 10% of the value of all of an executive’s perquisites or, if greater, more than $25,000, and the amount of matching contributions to the defined contribution plan and life insurance premiums paid for each NEO in fiscal 2020 are set forth below:

	Personal Use of Corp Aircraft	Housing Expense	401(k) Plan Matching Contribution	Basic Life Insurance Premiums	Financial Planning	Termination Benefits	Total All Other Compensation

Michael J. Salvino	$60,979	$—	$—	$854	$—	$—	$61,833
Paul N. Saleh	$—	$—	$8,269	$1,296	$—	$—	$9,565
Mary E. Finch	$—	$—	$—	$541	$—	$—	$541
Vinod Bagal	$—	$—	$—	$401	$—	$—	$401
Edward Ho	$—	$—	$8,400	$1,094	$—	$—	$9,494
J. Michael Lawrie	$343,241	$55,692	$10,029	$1,184	$25,000	$1,000,257	$1,435,403

The CEO takes an active approach to overseeing and managing our global operations, which necessitates a significant amount of U.S. domestic and international travel due to our diverse set of business and operations centers and many client locations around the world. Additionally, access to corporate aircraft is provided to the CEO to ensure business efficiency and security/privacy of business information and communications, especially given the global nature of DXC’s business.

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The incremental cost of Messrs. Salvino and Lawrie’s use of DXC aircraft is based on the variable costs to DXC, including fuel costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. This calculation does not include fixed costs which do not change based on usage, such as depreciation, leasing costs, and flight crew salaries.

All employees (including the NEOs) with at least one year of service are vested in the matching contributions credited to their 401(k) accounts.

As part of his separation agreement, Mr. Lawrie was entitled to benefits continuation, financial planning and severance. The table reflects prorata amounts for the period from his separation as CEO through the end of fiscal 2020.

Grants of Plan-Based Awards

The following table provides information about annual cash incentive awards, RSUs, PSUs and Career Shares granted to the NEOs in fiscal 2020, which ended March 31, 2020.

	Grant Date (b)	Approval Date (c)	Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (j)	All Other Option Awards: Number of Securities Underlying Options (k)	Exercise of Base Price of Option Awards (l)	Grant Date Fair Value of Stock and Options Awards (m)
Name (a)			Threshold (d)	Target (e)	Maximum (f)	Threshold (g)	Target (h)	Maximum (i)
Michael J. Salvino
Annual Cash Incentive Plan	—	—	$1,250,000	$2,500,000	$5,000,000	—	—	—	—	—	—	$—
RSUs – Performance(2)	12-Sep-19	—	$—	$—	$—	26,940	107,759	215,518	—	—	—	$3,500,012
RSUs – Time Based(3)	12-Sep-19	—	$—	$—	$—	—	—	—	180,111	—	—	$5,850,005
Paul N. Saleh
Annual Cash Incentive Plan	—	—	$500,000	$1,000,000	$2,000,000	—	—	—	—	—	—	$—
RSUs – Performance(2)	29-May-19	—	$—	$—	$—	11,172	44,686	89,372	—	—	—	$2,220,894
RSUs – Time-Based(3)	29-May-19	—	$—	$—	$—	—	—	—	19,151	—	—	$951,805
RSUs – Career Shares(4)	29-May-19	—	$—	$—	$—	—	—	—	8,102	—	—	$402,669
Mary E. Finch
Annual Cash Incentive Plan	—	—	$385,000	$770,000	$1,540,000	—	—	—	—	—	—	$—
RSUs – Time-Based(3)	15-Nov-19	—	$—	$—	$—	—	—	—	73,266	—	—	$2,727,693
Vinod Bagal
Annual Cash Incentive Plan	—	—	$343,750	$687,500	$1,375,000	—	—	—	—	—	—	$—
RSUs – Performance(2)	15-Nov-19	—	$—	$—	$—	3,710	14,840	29,680	—	—	—	$552,493
RSUs – Time-Based(3)	15-Nov-19	—	$—	$—	$—	—	—	—	30,782	—	—	$1,146,014
Edward Ho
Annual Cash Incentive Plan	—	—	$371,250	$742,500	$1,485,000	—	—	—	—	—	—	$—
RSUs – Performance(2)	29-May-19	—	$—	$—	$—	7,541	30,163	60,326	—	—	—	$1,499,101
RSUs – Time-Based(3)	29-May19	—	$—	$—	$—	—	—	—	12,927	—	—	$642,472
J. Michael Lawrie
Annual Cash Incentive Plan	—	—	$1,250,000	$2,500,000	$5,000,000	—	—	—	—	—	—	$—
RSUs – Performance(2)	29-May-19	—	$—	$—	$—	34,038	136,151	272,302	—	—	—	$6,766,705
RSUs – Time-Based(3)	29-May-19	—	$—	$—	$—	—	—	—	58,351	—	—	$2,900,045
RSUs – Career Shares(4)	29-May-19	—	$—	$—	$—	—	—	—	17,455	—	—	$867,514

1.

The amounts shown in columns (d), (e) and (f) reflect the threshold, target and maximum amounts which could be earned under the annual cash incentive plan for fiscal 2020. Actual amounts earned for fiscal 2020 under the annual cash incentive plan are set forth in column (g) of the Summary Compensation Table.

2.	The number of PSUs that may vest ranges from 25% (threshold) to 200% (maximum). If performance thresholds are not met, no PSUs vest.

3.	Time-based RSUs do not have a threshold or maximum.

4.	All Career Shares have vested, with settlement to be made in ten equal installments beginning one year following the executive’s retirement.

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Outstanding Equity Awards at Fiscal Year-End March 31, 2020

The following table provides information on unexercised stock options and unvested RSUs, PSUs and Career Shares previously granted and held by the NEOs on March 31, 2020.

		Option Awards					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)	Option Exercise Price (d)	Option Expiration Date (e)		Number of Shares or Units of Stock That Have Not Vested (f)		Market Value of Shares or Units of Stock That Have Not Vested(1) (g)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (h)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1, 2) (i)

Michael J. Salvino	9/12/2019	—	—	—	—		—		—		26,940	(3)	$351,567

	9/12/2019	—	—	—	—		180,111	(4)	$2,350,449		—		—

Paul N. Saleh	5/29/2019	—	—	—	—		19,151	(4)	$249,921		—		—

	5/29/2019	—	—	—	—		—		—		11,172	(3)	$145,795

	5/30/2018	—	—	—	—		7,924	(5)	$103,408		23,773	(6)	$310,238

	5/30/2018	—	—	—	—		9,057	(4)	$118,194		—		—

	5/31/2017	—	—	—	—		4,338	(4)	$56,611		—		—

	5/31/2017	—	—	—	—		15,184	(7)	$98,151

	5/15/2017	—	—	—	—		7,293	(4)	$95,174

	5/27/2016	49,787	—	$42.59	5/27/2026	(9)	—		—		—		—

Mary E. Finch	11/15/2019	—	—	—	—		73,266	(4)	$956,121		—		—

Vinod Bagal	11/15/2019	—	—	—	—		—		—		3,710	(3)	$48,416

	11/15/2019	—	—	—	—		30,782	(4)	$401,705		—		—

Edward Ho	5/29/2019	—	—	—	—		—		—		7,541	(3)	$98,410

	5/29/2019	—	—	—	—		12,927	(4)	$168,697		—		—

	2/15/2019	—	—	—	—		1,337	(5)	$17,448		4,014	(6)	$52,383

	2/15/2019	—	—	—	—		1,529	(4)	$19,953	(5)	—		—

	5/30/2018	—	—	—	—		4,012	(5)	$52,357		12,036	(6)	$157,070

	5/30/2018	—	—	—	—		4,585	(4)	$59,834	(5)	—		—

	2/15/2018	—	—	—	—		15,985	(8)	$208,604	(6)	—		—

J. Michael Lawrie	5/30/2018	—	—	—	—		24,145	(5)	$315,092		72,435	(6)	$945,277

	5/31/2017	—	—	—	—		56,021	(7)	$731,074		—		—

	5/27/2016	155,583	—	$42.59	5/27/2026	(9)	—		—		—		—

	5/22/2015	438,231	—	$26.58	5/22/2025	(9)	—		—		—		—

	5/16/2014	99,608	—	$23.63	5/16/2024	(9)	—		—		—		—

	4/16/2012	4,962	—	$10.63	4/16/2022	(9)	—		—		—		—

1.	The market value of service-vesting RSUs shown in column (g) and PSUs shown in Column (i) are based on the $13.05 closing market price of DXC common stock on March 31, 2020.

2.	The number of unearned PSUs and the market value of unearned PSUs shown in Columns (h) and (i) are based on achieving target performance goals for the regular-cycle fiscal 2019 and 2020 PSU awards.

3.	Represents the threshold number of regular-cycle fiscal 2020 PSUs (25% of target) which are subject to performance-based vesting until the end of fiscal 2022.

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4.

Represents the remaining unvested portions of the regular-cycle fiscal 2018, 2019 and 2020 RSUs, the fiscal 2020 inducement RSUs for Messrs. Salvino and Bagal and Ms. Finch, and the fiscal 2018 retention RSU award for Mr. Saleh that are scheduled to vest in three equal tranches on the first three anniversaries of the grant date.

5.

Represents 25% of the target number of regular-cycle fiscal 2019 PSUs that have the probability of being earned due to DXC’s early achievement of the threshold EPS and FCF performance levels in fiscal 2019. While progress against targets is tracked annually, the Committee will make a conclusive determination as to the number of PSUs earned and vested only at the end of fiscal 2021. Any vesting based on performance is subject to the NEO’s continued employment through the end of the third fiscal year.

6.	Represents the remaining 75% of the target number of regular-cycle fiscal 2019 PSUs that are subject to performance-based vesting until the end of fiscal 2022.

7.	Represents the number of fiscal 2018 PSUs actually earned based on performance through the end of fiscal 2020.

8.	Represents the new hire inducement grant made to Mr. Ho, which is scheduled to vest in full three years from the date of grant.

9.

As a result of the merger, any stock options originally granted by CSC prior to the merger and that were outstanding on the merger date are exercisable until the end of their original ten-year term (or until the fifth anniversary of the executive’s death, if earlier).

Option Exercises and Stock Vested

The following table provides information on stock options and RSUs, PSUs and Career Shares previously granted that were exercised by the NEOs or that vested during fiscal 2020, which ended March 31, 2020.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting
Michael J. Salvino	—	$ —	—	$—
Paul N. Saleh	—	$ —	59,183	$2,702,022
Mary E. Finch	—	$ —	—	$—
Vinod Bagal	—	$ —	—	$—
Edward Ho	—	$ —	3,057	$150,955
J. Michael Lawrie	—	$ —	428,113	$15,584,962

1.	The total number of shares acquired and the value realized net of shares withheld for tax payment to each of the NEOs are as follows:

	Stock Awards
	Shares Issued on Vesting	Value Realized on Vesting
Michael J. Salvino	—	$ —
Paul N. Saleh	30,749	$1,631,740
Mary E. Finch	—	$ —
Vinod Bagal	—	$ —
Edward Ho	2,018	$ 99,649
J. Michael Lawrie	252,136	$9,031,190

Pension Benefits

DXC did not maintain any qualified or nonqualified defined-benefit pension plan during fiscal 2020.

Fiscal 2020 Nonqualified Deferred Compensation

DXC’s Deferred Compensation Plan is an unfunded, nonqualified plan that permits participants to defer U.S. federal and most state income tax on up to 100% of their annual cash incentive award, up to 80% of their annual base salary, and up to 100% of amounts payable in cash to non-employee directors for Board services.

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Each participant is required to select from among four notional investment options, and deferred amounts are credited with earnings (or losses) based on the participant’s investment choices. The notional investment options mirror actual investment options offered under DXC’s Matched Asset Plan. The annual returns of the notional investment options for the twelve-month period ending March 31, 2020 were as follows: SSgA Money Market Fund, 2.25%; BlackRock Core Bond, 1.57%; Mellon S&P 500 Index Fund, -20.92%; and SSgA Target Retirement Income, -7.27%.

Participants elect when they wish to receive distributions of their Deferred Compensation Plan account balances upon termination of employment, death, disability, change in control or a date certain. There is a potential six-month delay in payments under the Deferred Compensation Plan to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deferred on or after January 1, 2005 (as determined under Section 409A). The Deferred Compensation Plan provides for the crediting of earnings during any such payment delay period.

The following table summarizes, for each NEO, the contributions and earnings under DXC’s Deferred Compensation Plan in fiscal 2020 and the aggregate account balance as of March 31, 2020. Mr. Lawrie was the only NEO who participated in the Deferred Compensation Plan during fiscal 2020.

	Executive Contributions in Last FY (b)	Aggregate Earnings in Last FY (c)	Aggregate Withdrawals/ Distribution (d)	Aggregate Balance at Last FYE (e)
Michael J. Salvino	$—	$—	$—	$—
Paul N. Saleh	$—	$—	$—	$—
Mary E. Finch	$—	$—	$—	$—
Vinod Bagal	$—	$—	$—	$—
Edward Ho	$—	$—	$—	$—
J. Michael Lawrie	$—	$54,159	$—	$4,443,483

The Executive Contributions set forth on Column (b) of this table are reported as compensation in the applicable column of the Summary Compensation Table (i.e., fiscal 2020 salary and/or fiscal 2020 non-equity incentive plan compensation). Earnings are not reported in the Summary Compensation Table. There were no company contributions to the Deferred Compensation Plan on behalf of any NEOs for fiscal 2020.

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Section 7: Potential Payments Upon Change in Control and Termination of Employment

DXC offers certain post-employment benefits to a select group of executive officers, including the NEOs. With the exception of Mr. Salvino, these post-employment benefits are limited to the payments and benefits provided under the Severance Plan and the Severance Policy, letter agreement terms, and the terms of our equity award agreements. Mr. Salvino did not participate in the Severance Plan or the Severance Policy; however, he was entitled to certain post-employment benefits under his employment agreement. Mr. Saleh is entitled to certain additional benefits upon termination of his employment under his retention agreement, as described below. In addition, Mr. Lawrie was entitled to certain post-employment benefits under his employment agreement which were triggered by his termination. The post-employment benefits provided by DXC during fiscal 2020 for the NEOs are described below.

Change in Control Termination Benefits

The table below reflects the value of compensation and benefits that would have become payable to each of the NEOs (other than Mr. Lawrie) under DXC plans and arrangements existing as of March 31, 2020 (the final day of fiscal year 2020), if a change in control had occurred on that date and, in circumstances explained below, the executive’s employment had terminated. These amounts are reported based upon the executive’s compensation and service levels as of such date and, if applicable, in accordance with SEC regulations, based on DXC’s closing stock price of $13.05 on March 31, 2020, the last trading day of fiscal 2020. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under DXC’s broad-based 401(k) plan. Mr. Lawrie is not included in the table below due to his termination prior to March 31, 2020; the actual compensation and benefits payable to Mr. Lawrie in connection with his termination are reported in the “Termination Benefits Unrelated to Change in Control” table below.

The actual amounts that would be paid upon an NEO’s termination of employment in connection with a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, DXC’s stock price and the executive’s age and service.

The benefits payable as a result of a change in control as reported in the columns of this table are as follows:

•

Cash Severance Benefit: Under the Severance Plan and Mr. Salvino’s employment agreement, upon an involuntary termination without cause or a voluntary termination for good reason following a change in control (and, in the case of executives other than Mr. Salvino, within a specified number of years following a change in control), executives are paid a 2x multiple of base salary plus average annual cash incentive award earned/paid during the three fiscal years prior to which employment termination had occurred (or, in the case of Mr. Salvino, target annual bonus for the year of termination); Mr. Saleh is also entitled to accelerated payment of his retention bonuses upon termination of his employment without cause;

•

Annual Cash Incentive Award: Mr. Salvino’s employment agreement provides that, in the event of an involuntary termination without cause or a voluntary termination for good reason following a change in control, Mr. Salvino also will receive a pro-rata annual cash incentive award for the year in which the termination occurs based on actual performance for the fiscal year in which the termination occurs;

•

Benefits Continuation: The Severance Plan provides that upon an involuntary termination without cause or a voluntary termination for good reason within a specified number of years following a change in control, executives also receive the continuation of certain health and welfare benefits for a specified period following the termination of employment; Mr. Salvino does not receive this benefit; however, for Mr. Salvino, in lieu of lifetime coverage under our group medical plan, we will pay Mr. Salvino a cash lump sum equal to $1,000,000 upon any termination of his employment with us;

•

Equity Awards: The amounts reported in the table below are the intrinsic value of RSU and PSU awards that vest only if the executive experiences a qualifying termination of employment on or after the change in control (the table below assumes such termination occurred on March 31, 2020);

•

Reduction to Avoid Excise Tax: None of the NEOs is entitled to an excise tax gross up. To the extent that any payments or benefits provided to Severance Plan participants or to Mr. Salvino (under his employment agreement) constitute excess

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parachute payments under Section 280G of the Internal Revenue Code, these payments will be reduced to the maximum amount that the executive may receive without becoming subject to the excise tax imposed under Section 4999 of the Code if it is determined that the executive would retain more, on an after-tax basis, having such payments so reduced.

Additional information regarding the conditions under which these benefits are payable and the definitions used under the arrangements for determining whether an event triggering the benefit has occurred are discussed further following the table.

Potential Payments Upon Change in Control and Termination of Employment

	Cash-based Payments		Equity-based Awards(1)			Total Payments(6)
	Cash Severance(2)	Misc Benefits Continuation (COBRA)(3)	Stock Options	Service- vesting RSUs(4)	PSUs(5)	(Cash + Equity)
Michael J. Salvino	$10,000,000	$1,000,000	$—	$2,350,449	$1,406,255	$14,756,704
Paul N. Saleh	$ 6,485,614	$ 49,680	$—	$519,886	$1,393,114	$8,448,294
Mary E. Finch	$ 2,940,000	$ 28,351	$—	$956,121	$—	$3,924,472
Vinod Bagal	$ 2,625,000	$ 46,064	$—	$401,705	$193,662	$3,266,431
Edward Ho	$ 675,000	$ 41,522	$—	$457,088	$672,884	$1,846,494
Totals	$22,725,614	$1,165,617	$—	$4,685,249	$3,665,915	$32,242,395

1	DXC closing stock price on March 31, 2020 ($13.05) used for equity values.

2

Cash severance for NEOs other than Mr. Ho was calculated using two times fiscal year end 2020 base salary plus annual cash incentive (three-year trailing average annual incentive payout for Mr. Saleh and fiscal 2020 target annual incentive for Messrs. Salvino and Bagal and Ms. Finch) plus, for Mr. Salvino, one times pro-rata fiscal 2020 target annual cash incentive. In addition, for Mr. Saleh, cash severance includes accelerated payment of $3,000,000 in retention bonuses. Cash severance benefits are paid in a lump sum. For Mr. Ho, cash severance is the 12 months of base salary continuation payable at the discretion of the Compensation Committee and the CEO under the Severance Policy.

3

24 months of COBRA (i.e., health care continuation) benefits were used for all executives other than Messrs. Salvino and Ho. The payment to Mr. Salvino is in lieu of lifetime participation in our group health plan. For Mr. Ho, represents 12 months of COBRA benefits payable at the discretion of the Compensation Committee and CEO under the Severance Policy.

4	Unvested time-vesting restricted stock units (RSUs) were assumed to vest upon change-in-control.

5	Unvested performance-vesting restricted stock units (PSUs) (including 100% of the fiscal 2018, 2019 and 2020 PSUs, as applicable) were assumed to vest at target upon change-in-control.

6	Total Payments do not reflect any potential 280G excise taxes paid by executives or any potential reduction in the payments to avoid any 280G excise taxes.

Change in Control Severance Plan for Senior Management and Key Employees

Each of the NEOs other than Mr. Salvino, Mr. Lawrie and Mr. Ho participated in the Severance Plan, which provides certain benefits to participants in the event of a Change of Control (as defined below) of DXC. If there were a Change of Control and any of them either:

•	had a voluntary termination of employment for Good Reason (as defined below) within two years afterward, or

•	had an involuntary termination of employment, other than for death, disability or Cause (as defined below), within three years afterward,

then he/she would receive a one-time payment and certain health and welfare benefits during a specified period after termination. The amount of the one-time payment is equal to two times the sum of the participant’s then-current annual base salary plus the average of the three most recent annual cash incentive awards paid or determined. The number of years after termination of employment during which a participant would receive health and welfare benefits is equal to the same applicable multiple.

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There is a potential six-month delay in payments and benefits provided under the Severance Plan to certain specified employees (as determined under Section 409A). The Severance Plan provides for the crediting of earnings during any such payment or benefits delay period.

For purposes of the Severance Plan, the following definitions apply:

•

Change of Control means the consummation of a change in the ownership of DXC, a change in effective control of DXC or a change in the ownership of a substantial portion of the assets of DXC, in each case, as defined under Section 409A of the Internal Revenue Code.

•	A participant’s termination of employment with DXC is deemed for Good Reason if it occurs within six months of any of the following without the participant’s express written consent:

1.	A substantial change in the nature, or diminution in the status, of the participant’s duties or position from those in effect immediately prior to the Change of Control

2.

A reduction by DXC in the participant’s annual base salary as in effect on the date of a Change of Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control

3.

A reduction by DXC in the overall value of benefits provided to the participant, as in effect on the date of a Change of Control or as in effect thereafter if such benefits have been increased and the increase was approved prior to the Change of Control

4.

A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change of Control, or a reduction in the participant’s participation in any such plan, unless the participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value

5.

A failure to provide the participant the same number of paid vacation days per year available to him or her prior to the Change of Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the participant immediately prior to the Change of Control

6.	Relocation of the participant’s principal place of employment to any place more than 35 miles from the participant’s previous principal place of employment

7.	Any material breach by DXC of any provision of the Severance Plan or of any agreement entered into pursuant to the Severance Plan or any stock option or restricted stock agreement

8.	Conduct by DXC, against the participant’s volition, that would cause the participant to commit fraudulent acts or would expose the participant to criminal liability, or

9.	Any failure by DXC to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of DXC provided that for purposes of bullets 2 through 5 above, Good Reason will not exist (i) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the change of control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the change of control, or (ii) if the reduction in aggregate value is due to reduced performance by DXC, the operating unit of DXC for which the participant is responsible, or the participant, in each case applying standards reasonably equivalent to those utilized by DXC prior to the change in control.

•	Cause means:

•	fraud, misappropriation, embezzlement or other act of material misconduct against DXC or any of its affiliates

•	conviction of a felony involving a crime of moral turpitude

•	willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of DXC, or

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•

substantial and willful failure to render services in accordance with the terms of the Severance Plan (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the participant in writing by or on behalf of the Board of Directors at least 60 days prior to termination identifying the manner in which the Board believes that the participant has failed to perform and (ii) the participant has thereafter failed to remedy such failure to perform.

Vesting of Equity Awards Upon Change in Control

RSUs and PSUs granted by DXC provide for accelerated vesting upon an executive’s qualifying termination of employment within two years following a change in control, defined as a change in ownership of the company, a change in effective control of the company or a change in the ownership of a substantial portion of the assets of the company, in each case as defined in Section 409A of the Internal Revenue Code. In general, a qualifying termination of employment includes termination of the executive’s employment without cause at a time when employee is meeting performance expectations (or, for Mr. Salvino pursuant to the terms of his employment agreement, a termination without cause or termination for good reason), or termination due to death, disability, or retirement on or after age 62 with at least 10 years of service.

Termination Benefits Unrelated to Change in Control

The table below reflects the value of compensation and benefits that would have become payable to each of the NEOs (other than Mr. Lawrie) under DXC plans and arrangements existing as of March 31, 2020, if their employment had been terminated on that date in the circumstances explained below, and the termination was unrelated to a change in control of DXC. These amounts are reported based upon each such executive’s compensation and service levels as of such date and, if applicable, in accordance with SEC regulations, based on DXC’s closing stock price of $13.05 on March 31, 2020, the final trading day of fiscal 2020. For Mr. Lawrie, the table reflects the actual value of compensation and benefits to which he became entitled in connection with his termination. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under DXC’s broad-based 401(k) plan.

The actual amounts that would be paid upon an NEO’s termination of employment absent a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, DXC’s stock price and the executive’s age and service.

The benefits payable as a result of a termination of employment as reported in the columns of this table for the NEOs (other than Mr. Lawrie) are as follows:

•

Cash Severance Benefit: Under the Severance Policy, letter agreement terms, and Mr. Salvino’s employment agreement, upon an involuntary termination without cause (or, in Mr. Salvino’s case, a voluntary termination for good reason), executives are paid a multiple of base salary (plus, in certain cases, target annual cash incentive award); Mr. Saleh is also entitled to accelerated payment of his retention bonuses upon termination of his employment without cause;

•

Pro-Rata Bonus: The Severance Policy and Mr. Salvino’s employment agreement provide that, in the event of an involuntary termination without cause (or, in Mr. Salvino’s case, voluntary termination for good reason), executives also will receive a pro-rata annual cash incentive award for the year in which the termination occurs based on actual performance;

•

Benefits Continuation: The Severance Policy provides that upon an involuntary termination without cause, executives also receive the continuation of certain health and welfare benefits for a specified period following the termination of employment; Mr. Salvino does not receive this benefit; however, for Mr. Salvino, in lieu of lifetime coverage under our group medical plan, we will pay Mr. Salvino a cash lump sum equal to $1,000,000 upon any termination of his employment with us; and

•

Equity Awards: The amounts reported in the table below are the intrinsic value of RSU awards that vest only if the executive experiences a qualifying termination of employment (the table below assumes such termination occurred on March 31, 2020).

Additional information regarding the conditions under which these benefits are payable and the definitions used under the arrangements for determining whether an event triggering the benefit has occurred are discussed further following the table. The amounts payable to Mr. Lawrie as set forth in the table are described below under “Separation Agreement with Mr. Lawrie.”

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Potential Payments Upon a Non-Change in Control Employment Termination

	Cash Severance Benefit(1)	Benefits Continuation(2)	RSUs(3)	Aggregate Payments
Michael J. Salvino	$10,000,000	$1,000,000	$1,848,219	$12,848,219
Paul N. Saleh	$3,800,000	$24,840	$519,886	$4,344,726
Mary E. Finch	$1,470,000	$14,176	$—	$1,484,176
Vinod Bagal	$1,312,500	$23,032	$—	$1,335,532
Edward Ho	$675,000	$41,522	$—	$716,522
J. Michael Lawrie	$9,791,667	$171,315	$8,755,801	$18,718,783
Totals	$27,049,167	$1,274,885	$11,123,906	$39,447,958

1

Mr. Salvino was entitled to two times (base salary plus target bonus), payable in twenty-four monthly installments following his termination date, plus a pro-rata bonus (annual cash incentive plan) for the year of employment termination. Ms. Finch and Mr. Bagal are each entitled to one times (base salary plus target bonus), payable in a lump sum. Every other NEO is entitled to 12 months of base salary continuation plus a pro-rata bonus (annual cash incentive plan) for the year of employment termination. For purposes of this disclosure, actual fiscal 2020 annual cash incentive award is used as the pro-rata bonus described above. Mr. Salvino is also entitled to a pro-rata bonus for termination due to death or disability (but not any other cash severance payment). In addition, for Mr. Saleh, cash severance includes accelerated payment of $3,000,000 in retention bonuses.

2

Mr. Salvino was entitled to $1 million in lieu of lifetime participation in our group health plan, while the other NEOs are entitled to 12 months of Company-subsidized COBRA continuation coverage. For Mr. Lawrie, represents 24 months of Company-subsidized COBRA continuation, life and AD&D coverage, and up to $85,000 in financial planning and security benefits.

3

DXC closing stock price on March 31, 2020 ($13.05) used for equity values. For Mr. Salvino, represents the value of the time-based RSUs whose vesting would accelerate as of his termination date per the terms of his employment agreement. For Mr. Saleh, represents the value of time-based RSUs which would remain outstanding and continue to vest on their regularly scheduled vesting dates after his termination date. For Mr. Lawrie, represents the value of the RSUs (including his supplemental PSUs) that actually vested on his termination as CEO on September 12, 2019, based on the value on that date.

Non-Change in Control Executive Officer Severance Policy

The company also maintains the Severance Policy to provide severance benefits to certain executives whose employment with the company is terminated in situations not involving a change in control. The Severance Policy covers executive officers reporting directly to the CEO who are subject to Section 16 of the 1934 Act, and certain other non-Section 16 officers who report to the CEO, and provides for benefits similar to those offered under the Severance Plan.

Upon termination of employment by DXC without cause (as defined in the Severance Policy), each covered executive may receive, in the discretion of DXC and the Compensation Committee, up to 12 months of base salary continuation, paid in installments, and 12 months of DXC-provided healthcare coverage continuation. Terminated executives also are eligible to receive a pro-rata portion of the annual cash incentive award earned for the year of employment termination, subject to approval by the Compensation Committee.

For purposes of the Severance Policy, Cause means:

•	fraud, misappropriation, embezzlement or other act of material misconduct against the DXC or any of its affiliates

•	conviction of a felony involving a crime of moral turpitude

•

willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of DXC, or substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the employee in writing by the employee’s supervisor at least 60 days prior to termination identifying the manner in

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which such supervisor believes that the employee has failed to perform and (ii) the employee has thereafter failed to remedy such failure to perform.

Vesting of Equity Awards Upon Non-Change in Control Termination of Employment

All DXC annual equity awards provide for accelerated vesting (unless the Compensation Committee determines otherwise) upon retirement, other than for Cause (as defined below), at age 62 or older with at least 10 years of service (and, in the case of PSUs, provided the executive’s retirement date is more than one year after the grant date). None of the NEOs was eligible to retire under this definition as of March 31, 2020, the last day of fiscal 2020. In addition, all annual equity awards provide for accelerated vesting upon an executive’s termination of employment due to death or permanent disability, with vesting of annual-cycle PSUs occurring with respect to only a pro-rata fraction of the target amount (based on the executive’s service during the applicable performance period), as opposed to the full target amount, if such termination occurred during the applicable performance period. If the NEOs other than Mr. Lawrie had terminated employment due to death or permanent disability on March 31, 2020, they would have each received the amounts shown next to their names for early vesting of RSUs and PSUs on the “Potential Payments Upon Change in Control and Termination of Employment” table above, except that amounts for annual-cycle PSU grants. Mr. Salvino is entitled to accelerated vesting of equity awards in certain additional circumstances as described in “Employment Agreement with Mr.  Salvino,” below.

CEO Agreements

Employment Agreement with Mr. Salvino

Mr. Salvino’s annual compensation opportunity is governed by his employment agreement. Pursuant to the employment agreement, DXC has agreed to employ Mr. Salvino as its President and Chief Executive Officer through September 30, 2022 at a minimum annual base salary of $1,250,000 and an annual cash incentive award with a target opportunity of 200% of base salary and a maximum amount of 400% of base salary. In respect of each fiscal year which commences during the term of his employment agreement, Mr. Salvino also will receive equity awards (currently, 70% PSUs and 30% time-vested RSUs) with an aggregate value of 800% of base salary, in each case on terms and conditions that are generally consistent with those applicable to awards granted to other senior executive officers of DXC. The employment agreement also provides for certain benefits and perquisites and certain severance benefits described below. Mr. Salvino reports directly to the Board of Directors, and his salary and target incentive are subject to annual review and increase by the Board.

In the event that Mr. Salvino’s employment terminates for any reason, he is entitled to a $1 million payment in lieu of lifetime participation in our group health plan. In addition, if Mr. Salvino’s employment is terminated by DXC without cause or if he resigns from DXC for good reason (as each such term is defined in the employment agreement and collectively referred to as a Qualifying Termination), he would receive the following payments under the terms of the agreement:

•

a pro-rata annual cash incentive award for the year in which the termination occurred, based on DXC’s actual performance for the entire fiscal year, payable at the time annual cash incentive awards are generally paid (the pro-rata bonus);

•

a severance payment equal to two times the sum of Mr. Salvino’s (A) base salary and (B) target annual cash incentive award for the year of termination, payable in twenty-four equal monthly installments following Mr. Salvino’s termination if such termination is not in connection with a change in control, or in a lump sum if such termination is in connection with a change in control; and

•	accelerated vesting of equity awards as described below.

In general, in the event of a Qualifying Termination that is not in connection with a change in control, any outstanding annual-cycle RSU awards would vest on a pro-rata basis, any outstanding inducement RSUs would vest in full (without pro-ration), and any outstanding, annual-cycle PSU awards as to which at least one year in the performance period has lapsed at the time of termination would remain outstanding and eligible to vest, based on performance as if termination had not occurred. In the event of a Qualifying Termination in connection with a change in control, any outstanding RSUs or PSUs would vest in full. The employment agreement also provides that upon the termination of Mr. Salvino’s employment due to death or disability, he would be eligible to receive a pro-rata bonus, which would have equaled the same amount as his actual fiscal 2020 annual cash

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incentive award as shown on the Summary Compensation Table had Mr. Salvino terminated employment due to death or disability on March 31, 2020. Any outstanding inducement RSUs would vest in full upon Mr. Salvino’s termination due to death or disability as well.

The severance benefits described above are subject to Mr. Salvino’s execution and non-revocation of a release of claims against the company and certain related parties and his continued compliance with certain restrictive covenants as set forth in the employment agreement and the non-competition and non-solicitation agreement we have entered into with him. The non-competition and non-solicitation agreement provides that Mr. Salvino will be subject to certain restrictive covenants, including (i) non-disclosure restrictions, (ii) non-solicitation of DXC’s employees, clients and prospective clients during the term of his employment and for a period of twenty-four months thereafter and (iii) non-competition during the term of his employment and for a period of twelve months thereafter.

There would be a six-month delay in payments and benefits provided under the employment agreement following certain terminations of Mr. Salvino’s employment if such payments and benefits were determined to be subject to the provisions of Section 409A of the Internal Revenue Code at the time of termination. The employment agreement provides for the crediting of earnings during any such payment or benefits delay period.

Separation Agreement with Mr. Lawrie

Mr. Lawrie terminated from his position as President and Chief Executive Officer of DXC effective September 12, 2019 and as DXC’s Chairman of the Board on December 31, 2019. In connection with his termination, we amended Mr. Lawrie’s employment agreement with us (i) to provide that Mr. Lawrie would continue to receive his annual base salary of $1,250,000 until his retirement as Chairman on December 31, 2019, (ii) to acknowledge that Mr. Lawrie’s termination was in connection with Section 5(d) of his employment agreement (providing for certain severance benefits upon termination of Mr. Lawrie’s employment for good reason); and (iii) for a two-year period following his retirement as Chairman, to continue to provide Mr. Lawrie with health and welfare benefits substantially similar to those benefits which he was receiving immediately prior to his retirement as Chairman.

Given that Mr. Lawrie’s termination qualified as a termination for good reason, pursuant to Section 5(d) of his employment agreement, Mr. Lawrie became entitled to receive severance benefits in connection with his termination as follows: (a) a pro-rata annual bonus for fiscal year 2020, based on Mr. Lawrie’s target annual bonus, equal to $1,875,000 (75% x $2,500,000); (b) a payment equal to $7,916,667, payable in twenty-four (24) equal monthly installments following Mr. Lawrie’s retirement as Chairman on December 31, 2019. In addition, in accordance with their terms and the terms of the employment agreement, as of September 12, 2019, (i) Mr. Lawrie’s outstanding stock options immediately vested and will remain exercisable for the lesser of five (5) years after his termination or the expiration of their term; (ii) Mr. Lawrie’s outstanding fiscal 2018-2020 and fiscal 2019-2021 PSU awards were to remain outstanding and eligible to vest, based on performance as if termination had not occurred (and Executive’s outstanding fiscal 2020-2022 PSU award was forfeited), (iii) Mr. Lawrie’s outstanding RSU awards immediately vested as of September 12, 2019; and (iv) Mr. Lawrie’s outstanding Career Shares, which were already vested, will be settled in ten annual installments after his termination in accordance with the terms thereof.

With respect to Mr. Lawrie’s supplemental PSU award granted June 15, 2017, 75% of the award vested and settled on September 12, 2019, and the remaining 25% of the award remained outstanding and eligible to vest based on the Company’s fiscal 2020 EPS performance as if termination had not occurred, subject to Mr. Lawrie’s agreement to provide assistance to Mr. Salvino and the Board with customers, business partners, investors and employees as reasonably required prior to his retirement as Chairman. The remaining 25% portion of the award did not vest as a result of below-target fiscal 2020 EPS achievement.

Following his retirement as Chairman, Mr. Lawrie agreed to provide consulting services to the Board and Mr. Salvino on an as-needed basis for a two-year period until December 31, 2021 at a rate of $500 per hour. In addition, the Company will: (i) help procure office facilities and administrative support for Mr. Lawrie for a two-year period, (ii) provide financial planning and accounting support (up to $25,000), and (iii) provide security services (up to $60,000) for a one-year period following his retirement as Chairman.

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Section 8: Fiscal 2020 CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are disclosing the ratio of annualized total compensation of our CEO, Mr. Salvino, to our median employee’s annual total compensation.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The methodology we used to determine the required disclosure consisted of the following:

•

DXC is using the same median employee as last year, since there has been no change in the company’s employee population or employee compensation arrangements, which DXC reasonably believes would result in a significant change in the company’s pay ratio disclosure.

•

We used January 1, 2019 as the date to identify our median employee. The median employee was determined by using total taxable income, also referred as W-2 earnings, for all U.S. employees and equivalent total taxable income for employees located outside of the United States, for the 2018 calendar year.

•

Annualized salaries for full-time and part-time permanent employees that were not employed for the full calendar year of 2018 were used. We did not annualize the salaries of seasonal or temporary employees.

•

For employees located outside of the United States, local currency compensation was converted to U.S. dollars using the company’s standard exchange rates for fiscal 2019, which are also used for financial reporting purposes.

•

Given DXC’s presence in approximately 70 countries, in determining the median employee we used cost-of-living adjustments to normalize differences in the underlying economic conditions of the countries where DXC operates, as permitted under the rules. Cost-of-living adjustments were based on the World Bank’s 2018 PPP ratio, or Purchasing Power Parity, for all countries outside of the United States.

•

As permitted by the de minimis exemption under the rules, we excluded 6,494 employees in Brazil (3,229), Costa Rica (1,904), Indonesia (47), Morocco (6), Nigeria (6), Tunisia (193), Vietnam (1,109), who, as a group, represented approximately 5% of our total employee population of nearly 130,000 on January 1, 2019. As a result of these exclusions, the employee population used to identify our median employee consisted of approximately 123,500 employees.

•	Additionally, we excluded approximately 14,000 employees who were part of DXC’s acquisition of Luxoft in June 2019, as permitted under the rules.

Our median employee, determined using cost-of-living adjustments, resides in India. The annual total compensation of the median employee was $41,602, with the application of the same cost-of-living adjustments used to determine the median employee. The annualized total compensation of Mr. Salvino, our CEO, was $18,973,666, which we calculated by annualizing his base salary, stock awards, and all other compensation that would have been incurred if he had been employed for the full year with DXC and including any bonus payment for fiscal 2020 and one-time inducements. The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 456:1, with cost-of-living adjustments applied. Without the application of cost-of-living adjustments, the annual total compensation of the median employee was $30,693, resulting in a ratio of 618:1.

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F.    About the Annual Meeting

We are providing these proxy materials in connection with the 2020 Annual Meeting of Stockholders (the annual meeting) of DXC Technology Company (DXC or the company and sometimes referred to with the pronouns we, us, and our).

The Notice of Internet Availability of Proxy Materials (notice), this proxy statement, any accompanying proxy card or voting instruction card were first made available to stockholders on or about July 2, 2020. Our annual report to stockholders for the fiscal year ended March 31, 2020 is being provided with this proxy statement. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

We are delivering proxy materials for the annual meeting under the United States Securities and Exchange Commission’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended March 31, 2020, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders received the notice, which provides instructions on how you may access and review all of the proxy materials on the Internet. The notice also instructs you as to how you may submit your proxy on the Internet. You can find more information about Notice and Access in Questions and Answers about the Annual Meeting and Voting.

Questions and Answers about the Annual Meeting and Voting

1.	Who is soliciting my vote?

The Board of Directors of DXC (sometimes referred to herein as the Board) is soliciting your vote at the 2020 annual meeting.

2.	When will the meeting take place?

The annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast on Thursday, August 13, 2020. There will not be a physical location for the annual meeting.

You are entitled to participate in the annual meeting only if you were a stockholder as of the record date (as defined below) or if you hold a valid proxy for the annual meeting.

You will be able to attend the annual meeting online and submit your questions before and during the meeting by visiting www.virtualshareholdermeeting.com/DXC2020. You will also be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the annual meeting).

To participate in the annual meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 10:30 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

3.	Why a virtual meeting?

We are pleased to offer our stockholders a completely virtual annual meeting. We believe that this is the right choice for the company, as a virtual meeting provides worldwide access, improved communication and cost savings for our stockholders and DXC. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

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You will be able to attend the annual meeting online and submit your questions before and during the meeting by visiting www. virtualshareholdermeeting.com/DXC2020. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).

4.	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

1-855-449-0991 (U.S. Domestic Toll Free)

1-720-378-5962 (International)

5.	How can I submit a question for the annual meeting?

You will be able to submit questions before and during the meeting. Only validated stockholders will be able to submit questions.

You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DXC2020 and typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholders may begin submitting written questions through the Internet portal at 10:00 a.m., Eastern Time on August 13, 2020. The live webcast of the annual meeting will begin at 10:30 a.m., Eastern Time.

Likewise, you will be able to submit questions before the meeting through www.proxyvote.com from the time you receive your notice until the date of the annual meeting. You will need the 16-digit control number included on your notice to log in to www.proxyvote.com and submit your question by typing your question into the “Submit a Question for Management” field, and clicking “Submit.”

As is the case with an in-person meeting, subject to time constraints, all questions timely submitted and pertinent to meeting matters (including questions regarding the business and operations of the company) will be answered during the live Q&A portion of the annual meeting. However, the company reserves the right to edit or reject questions it deems profane, not pertinent to meeting matters, or otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

All questions answered during the meeting, and any pertinent and appropriate questions received but not answered due to time constraints, will be published and answered as soon as practicable following the meeting on our investor relations website at www.dxc.technology. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

6.	What is the purpose of the annual meeting?

There are five proposals scheduled to be voted on at the annual meeting:

•	to elect the 10 director nominees listed in this proxy statement,

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021,

•	to approve, in a non-binding advisory vote, the named executive officer compensation,

•	to approve an increase in the number of shares available under the DXC Technology Company 2017 Omnibus Incentive Plan, and

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•	to approve an increase in the number of shares available under the DXC Technology Company 2017 Non-Employee Director Incentive Plan.

7.	What are the Board of Directors’ recommendations?

The Board’s recommendation is set forth below together with the description of each item in this proxy statement. In summary, the Board recommends a vote as follows:

Proposal No. 1	FOR the election of each of the 10 director nominees listed in this proxy statement
Proposal No. 2	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021
Proposal No. 3	FOR the approval, in a non-binding advisory vote, of named executive officer compensation
Proposal No. 4	FOR the approval of an increase in shares available under the DXC Technology Company 2017 Omnibus Incentive Plan
Proposal No. 5	FOR the approval of an increase in shares available under the DXC Technology Company 2017 Non-Employee Director Incentive Plan

8.	Who is entitled to vote at the annual meeting?

The Board of Directors set June 15, 2020 as the record date for the annual meeting (record date). All stockholders who owned DXC common stock at the close of business on the record date may attend and vote electronically at the annual meeting and any postponements or adjournments thereof.

9.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

Under the “Notice and Access” rules of the United States Securities and Exchange Commission (SEC), we are permitted to furnish proxy materials, including this proxy statement and our annual report on Form 10-K for the fiscal year ended March 31, 2020, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The notice also instructs you as to how you may vote your shares on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, follow the instructions for requesting such materials in the notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

10.	Can I vote my shares by filling out and returning the notice?

No. The notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the notice and returning it. The notice provides instructions on how to cast your vote. For additional information, see How Do I Vote? below.

11.	Why didn’t I receive a notice in the mail about the Internet availability of proxy materials?

If you previously elected to access our proxy materials over the Internet, you will not receive a notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the notice.

If you received a paper copy of the proxy materials or the notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. Please visit www.proxyvote.com to request complete electronic delivery. Enrollment for electronic delivery is effective until cancelled.

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12.	How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

13.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the notice or these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to submit proxies electronically or by telephone or to vote at the annual meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the notice or these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares, along with a voting instruction card if such broker, bank or nominee received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares and you are also invited to attend the annual meeting via live webcast. If you wish to vote your shares at the annual meeting, you may join the annual meeting live webcast following the instructions provided under “Voting at the Virtual Meeting” below.

14.	How many votes must be present to hold the annual meeting?

For each matter presented, stockholders entitled to cast a majority of the votes that all stockholders are entitled to cast on that matter must be represented at the meeting, either by proxy or by attending the virtual meeting. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

As of the record date there were 254,072,906 shares of DXC common stock outstanding.

15.	How many votes are required to elect directors and adopt the other proposals?

Proposal 1—Election of each of the 10 director nominees listed in this proxy statement.

Directors are elected by a majority vote in uncontested elections. Therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the annual meeting (the number of FOR votes must exceed the number of AGAINST votes). Abstentions and, if applicable, broker non-votes are not counted as votes FOR or AGAINST any nominee; therefore, they will have no effect on the outcome of the vote on this proposal.

In accordance with DXC’s Corporate Governance Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. Within 30 days following the certification of the stockholder vote, the Nominating/ Corporate Governance Committee will make a recommendation to the Board of Directors as to the treatment of any director who did not receive a majority vote, including whether to accept or reject any tendered resignation. The Board of Directors will make a final determination within 90 days following the certification of the election results, and publicly disclose its decision and rationale.

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Proposal 2—Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021.

This proposal requires an affirmative FOR vote of a majority of the votes cast (i.e., of the votes FOR or AGAINST) to be approved. Abstentions are not counted as votes FOR or AGAINST this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 3—Non-binding advisory vote to approve named executive officer compensation.

This proposal, which is non-binding, requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes FOR or AGAINST) to be approved. Abstentions and, if applicable, broker non-votes are not counted as votes FOR or AGAINST this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 4—Approval of increase in shares available under the DXC Technology Company 2017 Omnibus Incentive Plan.

This proposal requires an affirmative FOR vote of a majority of the votes cast (i.e., of the votes FOR or AGAINST) to be approved. Abstentions and, if applicable, broker non-votes are not counted as votes FOR or AGAINST this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 5—Approval of increase in shares available under the DXC Technology Company 2017 Non-Employee Director Incentive Plan.

This proposal requires an affirmative FOR vote of a majority of the votes cast (i.e., of the votes FOR or AGAINST) to be approved. Abstentions and, if applicable, broker non-votes are not counted as votes FOR or AGAINST this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

16.	What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or

•	return a signed proxy card but do not indicate how you wish to vote,

then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved.

You should instruct your broker how to vote. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange, your broker will not be authorized to vote your street name shares with respect to any proposal other than the ratification of the independent registered public accounting firm (Proposal 2), which is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares.

17.	How do I vote shares in the Matched Asset Plan (MAP)?

If you participate in the MAP, you will receive a voting instruction card for all shares you may vote under the plan. Under the terms of the MAP, the MAP trustee votes all shares held in the DXC Stock Fund, but each participant in the MAP may direct

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the trustee how to vote the shares of DXC common stock allocated to his or her account. The MAP trustee will vote all unallocated shares of common stock held by the MAP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions. Regardless of which voting method you use, the deadline for returning your voting instructions to the MAP trustee is 11:59 p.m. Eastern Time on August 10, 2020.

Confidentiality of voting instructions. Your voting instructions to the MAP Trustee will be completely confidential. In no event will your voting instructions be reported to DXC.

18.	Can I change my vote after I voted?

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Corporate Secretary of DXC, specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot electronically at the annual meeting.

19.	What does it mean if I receive more than one notice, proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.

20.	Are there other matters to be acted upon at the meeting?

DXC does not know of any matter to be presented at the annual meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the annual meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.

21.	Who is paying for the solicitation of proxies?

DXC is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of DXC stock. We have engaged the services of Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $10,000 not including incidental expenses.

22.	What if I have any questions about voting, electronic delivery or Internet voting?

Questions regarding voting, electronic delivery or Internet voting should be directed to Investor Relations at telephone, 1-703-245-9700 or e-mail address, investor.relations@dxc.com.

How Do I Vote?

Your vote is important

You may vote on the Internet, by telephone, by mail or electronically at the annual meeting, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a 16-digit control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to

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return your notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on August 12, 2020. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our Matched Asset Plan, which must be voted prior to the meeting).

Vote on the Internet

If you have Internet access, you may submit your proxy by following the instructions provided in the notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to DXC Technology Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Virtual Meeting

Our annual meeting will be a virtual meeting of stockholders using cutting edge technology, conducted via live webcast. All stockholders of record on June 15, 2020 are invited to attend and participate at the meeting. We believe that a virtual meeting will provide expanded stockholder access and participation, improved communications and, over time, cost savings for our stockholders and our company.

To attend the meeting and submit your questions during the meeting, please visit www.virtualshareholdermeeting.com/DXC2020. To participate in the annual meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. For more information about submitting a question before or during the virtual meeting, see “How can I submit a question for the annual meeting?” on the “Questions and Answers about the Annual Meeting and Voting” section of this proxy statement.

The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting.

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Additional Information	◀

G. Additional Information

Business for 2021 Annual Meeting

Stockholder Proposals. For a stockholder proposal to be considered for inclusion in DXC’s proxy statement for the 2021 Annual Meeting of Stockholders, the written proposal must be received by DXC’s Corporate Secretary at our principal executive offices not later than March 4, 2021. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in DXC’s proxy statement is instead a reasonable time before DXC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

DXC Technology Company

1775 Tysons Boulevard

Tysons, Virginia 22102

Facsimile: 1-703-991-0430

Stockholders seeking to nominate directors at the 2021 Annual Meeting or who wish to bring a proposal before the meeting that is not intended to be included in DXC’s proxy statement for the 2021 Annual Meeting must comply with the advance notice deadlines contained in DXC’s Bylaws. The Bylaws provide that any such notice must be delivered not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary date of the preceding year’s annual meeting. In addition, the Bylaws specify that in the event that the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to the upcoming annual meeting and not later than the close of business on the later of (x) the 90th day prior to the upcoming annual meeting and (y) the 10th day following the date on which public announcement of the date of such upcoming meeting is first made. The term “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by DXC with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the securities of DXC are listed. For the 2021 Annual Meeting of Stockholders, a stockholder’s notice, to be timely, must be delivered to, or mailed and received at our principal executive offices:

•	not earlier than the close of business on April 15, 2021; and

•	not later than the close of business on May 17, 2021.

Householding; Availability of 2020 Annual Report and Proxy Statement

The SEC permits DXC to deliver a single notice, proxy statement or annual report to an address shared by two or more stockholders. This delivery method, referred to as “householding”, can result in significant cost savings for the company. To take advantage of this opportunity, DXC, and banks and brokerage firms that hold your shares, have delivered only one notice, proxy statement or annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. DXC will deliver promptly, upon written or oral request, a separate copy of the notice, proxy statement or annual report to a stockholder at a shared address to which a single copy of the documents was delivered.

If you would like an additional copy of the notice, 2020 Annual Report or this proxy statement, with exhibits, these documents are available on the Company’s website, www.dxc.technology, under About Us/Investor Relations/SEC Filings. These documents are also available without charge to any stockholder, upon request, by calling 1-703-245-9700 or writing to:

Investor Relations

DXC Technology Company

1775 Tysons Boulevard

Tysons, VA 22102

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▶	Additional Information

If you share the same address with other DXC stockholders and would like to start or stop householding for your account, you can call 1-866-540-7095 or write to: Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).

If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

Forward-Looking Statements

All statements in this proxy statement that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, and any updating information in subsequent SEC filings. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. DXC disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

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Appendix A	◀

Appendix A – Independence Standards

A director is “independent” if the Board of Directors has determined that he or she has no material relationship with DXC Technology or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not “independent” if:

1.

The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

2.

The director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.

(a) The director, or an immediate family member of the director, is a current partner of the Company’s internal or external auditor; (b) the director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

4.

The director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee; or

5.

The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother-in-law and father-in-law, sons-in-law and daughters-in-law, brothers-in-law and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

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▶	Appendix B

Appendix B – Non-GAAP Financial Measure

Adjusted free cash flow is a non-GAAP financial measure. We present this non-GAAP financial measure to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. The non-GAAP financial measure excludes certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes this non-GAAP measure provides investors supplemental information about the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measure provided is also considered an important measure by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary.

There are limitations to the use of this non-GAAP financial measure presented in this proxy statement. One of the limitations is that it does not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measure and the most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

Fiscal Year Ended
(in millions)	March 31, 2020
Net cash provided by operating activities	$2,350
Net cash used in investing activities(1)	(2100)
Acquisitions, net of cash acquired	1997
Payments on capital leases and other long-term asset financings	(865)
Payments on transaction, separation and integration-related costs	257
Payments on restructuring costs	334
Arbitration award	(632)
Adjusted free cash flow	$1,341

(1)	Excludes capital expenditures financed through our lease credit facility.

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Appendix C	◀

Appendix C – DXC Technology Company 2017 Omnibus Incentive Plan

Originally Effective March 30, 2017

Amended and Restated Effective August 13, 2020

Section 1

Purpose and Objectives

This DXC Technology Company 2017 Omnibus Incentive Plan (this “Plan”) was adopted by Everett SpinCo, Inc. (“Everett”), the predecessor of DXC Technology Company, prior to the spinoff of Everett from Hewlett Packard Enterprise Company (“HPE”) effective as of March 31, 2017 (the “Spinoff”).

The primary purpose of the Plan is to reward selected corporate officers and key employees of the Company and its Subsidiaries by enabling them to acquire shares of common stock of the Company and/or through the provision of cash payments. The Plan is designed to attract and retain employees of the Company and its Subsidiaries and to encourage the sense of proprietorship in the Company and its Subsidiaries.

The Plan also governs the terms of certain Spinoff Awards and CSC Rollover Awards assumed by the Company in connection with the Spinoff and the merger with Computer Sciences Corporation (“CSC”) following the Spinoff (the “CSC Merger”).

Section 2

Definitions

As used herein, the terms set forth below shall have the following respective meanings:

(a) “Authorized Officer” means the Chairman of the Board, the Chief Executive Officer of the Company or the Chief Human Resources Officer of the Company (or any other senior officers of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

(b) “Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of this Plan, including any Spinoff Awards and any CSC Rollover Awards.

(c) “Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Award” means an Award denominated in cash and that may be settled only in cash.

(f) “Change in Control” means the consummation of a “change in ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, and in each case, as defined under Code Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

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(h) “Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

(i) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

(j) “Company” means DXC Technology Company, a Nevada corporation, or any successor thereto.

(k) “CSC” has the meaning set forth in Section 1.

(l) “CSC Merger” has the meaning set forth in Section 1.

(m) “CSC Rollover Awards” means employee equity awards granted under one or more CSC equity incentive plans which were converted and assumed by the Company in connection with the CSC Merger in accordance with the terms of the Employee Matters Agreement.

(n) “Disability” means, unless otherwise provided in an Award Agreement, a disability that entitles the Employee to benefits under the Company’s long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan, or if the Employee is not a participant under the Company’s long-term disability plan, as determined if the Employee were a participant in a long-term disability plan that covers similarly situated employees. Notwithstanding the foregoing, if an Award is subject to Code Section 409A and Disability is a payment event, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i).

(o) “Dividend Equivalents” means, in the case of Restricted Stock Units or Performance Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period or performance period, as applicable, on a like number of shares of Common Stock that are subject to the Award.

(p) “Effective Date” means March 30, 2017, the date prior to the Spinoff on which this Plan was approved by HPE as sole shareholder of Everett SpinCo, Inc., the predecessor to the Company.

(q) “Employee” means an employee of the Company or any of its Subsidiaries.

(r) “Employee Matters Agreement” means the amended and restated employee matters agreement between Everett SpinCo, Inc., HPE and CSC dated March 31, 2017, as amended.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(t) “Exercise Price” means the price at which a Participant may exercise his right to receive cash or Common Stock, as applicable, under the terms of an Award.

(u) “Fair Market Value” of a share of Common Stock means, as of a particular date, (1) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (2) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system, (3) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or (4) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

(v) “Fiscal Year” means a fiscal year of the Company.

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(w) “Grant Date” means the date an Award is granted to a Participant and, with respect to any Spinoff Award or CSC Rollover Award, shall mean the date the award was originally granted.

(x) “HPE” has the meaning set forth in Section 1.

(y) “Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.

(z) “Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.

(aa) “Option” means a right to purchase a specified number of shares of Common Stock at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option, including any such right that is Spinoff Award or CSC Rollover Award.

(bb) “Participant” means an Employee to whom an Award has been made under this Plan. Participant also includes any holder of a Spinoff Award or a CSC Rollover Award.

(cc) “Performance Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals. A Performance Award may be in the form of Performance Unit Awards, Restricted Stock Awards, Options, SARs or Cash Awards.

(dd) “Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

(ee) “Performance Unit” means a unit evidencing the right to receive in specified circumstances cash or shares of Common Stock or equivalent value of Common Stock in cash, the value of which at the time it is settled is determined as a function of the extent to which established performance criteria have been satisfied. Performance Units may take the form of performance-based Restricted Stock Units or Cash Awards.

(ff) “Performance Unit Award” means an Award in the form of Performance Units.

(gg) “Restricted Stock” means a share of Common Stock that is restricted or subject to forfeiture provisions.

(hh) “Restricted Stock Award” means an Award in the form of Restricted Stock.

(ii) “Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

(jj) “Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

(kk) “Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

(ll) “Spinoff Awards” means employee equity awards granted under one or more HPE equity incentive plans which were converted and assumed by the Company in connection with the Spinoff in accordance with the terms of the Employee Matters Agreement.

(mm) “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Exercise Price, including any such right that is a Spinoff Award or CSC Rollover Award.

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(nn) “Stock Award” means an Award in the form of shares of Common Stock, including a Restricted Stock Award, and a Restricted Stock Unit Award or Performance Unit Award that may be settled in shares of Common Stock, and excluding Options and SARs, including any such Award that is a Spinoff Award or CSC Rollover Award.

(oo) “Stock-Based Award Limitations” has the meaning set forth in Section 4.3.

(pp) “Subsidiary” means any corporation, partnership, association, joint stock company, business trust, unincorporated organization or other entity that the Company controls directly, or indirectly through one or more intermediaries.

Section 3

Eligibility

All Employees are eligible for Awards under this Plan. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be granted Awards under this Plan. In addition, holders of Spinoff Awards and CSC Rollover Awards shall be eligible to participate in the Plan.

Section 4

Shares Subject to Awards

4.1 Common Stock Available for Awards. Subject to the provisions of Section 18 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 51,200,000 shares of Common Stock (the “Maximum Share Limit”). Each Award (including a Spinoff Award or CSC Rollover Award) granted under the Plan, regardless of type, shall reduce the Maximum Share Limit by one share for each share associated with the Award.

Such shares shall be reserved from authorized but unissued shares, treasury shares and from shares which have been reacquired by the Company. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

4.2 Share Counting. If an Award (including a Spinoff Award or CSC Rollover Award) expires or is terminated, cancelled or forfeited, the shares of Common Stock associated with the expired, terminated, cancelled or forfeited Award shall again be available for Awards under this Plan. The Maximum Share Limit shall be increased by one share of Common Stock for each share associated with such terminated, cancelled or forfeited Award.

In addition, the following principles shall apply in determining the number of shares under any applicable limit within the Maximum Share Limit:

(a) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment to satisfy minimum withholding taxes shall not become available again for issuance under this Plan;

(b) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment for the Exercise Price of an Award shall not become available again for issuance under this Plan;

(c) Shares of Common Stock reserved for issuance upon grant of an SAR, to the extent the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon exercise or settlement of such SAR, shall not become available again for issuance under this Plan;

(d) Awards that by their terms may only be settled in cash shall not reduce the Maximum Share Limit under this Plan; and

(e) If cash is issued in lieu of shares of Common Stock pursuant to an Award, such shares shall not become available again for issuance under this Plan.

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4.3 Fiscal Year Limitations on Grants of Awards. The following limitations shall apply to any Awards made hereunder, other than to Spinoff Awards and CSC Rollover Awards which shall be disregarded for purposes of applying the following limits:

(a) No Employee may be granted during any Fiscal Year Awards consisting of Options or SARs that are exercisable for more than 1,000,000 shares of Common Stock;

(b) No Employee may be granted during any Fiscal Year Stock Awards covering or relating to more than 1,000,000 shares of Common Stock (the limitation set forth in this subsection (b), together with the limitation set forth in subsection (a), being hereinafter collectively referred to as the “Stock-Based Award Limitations”); and

(c) No Employee may be granted during any Fiscal Year (1) Cash Awards or (2) Restricted Stock Unit Awards or Performance Unit Awards that may be settled solely in cash having a value determined on the Grant Date in excess of $10,000,000.

Section 5

Administration

5.1 Authority of the Committee; Qualifications. Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee, subject to the following:

(a) The members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock; and

(b) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function).

5.2 Powers. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan.

Subject to Sections 5.4, 6.2 and 6.3 hereof, the Committee may, in its discretion,

(a) Provide for the extension of the exercisability of an Award;

(b) In the event of death, Disability, Change in Control, retirement, involuntary termination without cause or voluntary termination for good reason, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Section 18.3 hereof; provided, however, that no such action shall permit the term of any Option or SAR to be greater than 10 years from its Grant Date; or

(c) Accelerate the vesting or exercisability of an Award to the extent provided for in an Employee’s employment agreement with the Company or any Subsidiary that was effective prior the Effective Date.

5.3 Final and Binding. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

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5.4 Prohibition on Repricing of Awards. Subject to the provisions of Section 18 hereof, the Committee may not, without the approval of the Company’s stockholders,

(a) reduce the Exercise Price of any outstanding Options or SARs;

(b) take any action which would be treated as a “repricing” under generally accepted accounting principles; or

(c) cancel or replace any outstanding Option or SAR at a time when its Exercise Price exceeds the Fair Market Value of the stock underlying such Option or SAR in exchange for (i) another Option or SAR with an Exercise Price below the Exercise Price of the then outstanding Option or SAR, (ii) any other type of Award, (iii) any other equity in the Company or (iv) cash.

Nothing in this Section 5.4 shall be construed to apply to the issuance of Spinoff Awards and CSC Rollover Awards that are Options or SARs.

5.5 Delegation of Authority. Subject to Nevada law, the Committee may delegate any of its authority to the Board, to any other committee of the Board or to an Authorized Officer to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act; provided that the requirements of Section 5.1 are met. Such delegation shall be made in writing specifically setting forth such delegated authority. As permitted by Nevada law, the Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Award Agreement. The Committee and the Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan.

Section 6

Awards

6.1 Grants. The Committee, in its absolute discretion, may grant all Awards under this Plan from time to time.

6.2 Award Agreements. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in Sections 7—13 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

6.3 Vesting Limitations. Except as otherwise provided below, any Stock Award, Option, Stock Appreciation Right or Cash Award (other than any Spinoff Award or CSC Rollover Award which shall not be subject to the following limits) that

(a) is not a Performance Award shall have a minimum Restriction Period of one year from the date of grant; or

(b) is a Performance Award shall have a minimum performance period of one year from the date of grant;

provided, however, that (1) the Committee may provide for earlier vesting (x) to the extent provided for in an Employee’s employment agreement with the Company or any Subsidiary that was effective prior the Effective Date and (y) upon an Employee’s termination of employment by reason of death, Disability, Change in Control, retirement, involuntary termination without cause or voluntary termination for good reason and (2) vesting of a Stock Award, Option or Stock Appreciation Right may occur incrementally over the one-year Restriction Period or one-year minimum performance period, as applicable. The foregoing notwithstanding, up to five percent (5%) of the total number of shares of Common Stock available for issuance under this Plan may be granted without regard to any minimum Restriction Period or performance period, as applicable, described in this Section 6.3.

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Appendix C	◀

6.4 Payment of Awards. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

6.5 Dividends and Dividend Equivalents. Rights to dividends will be extended to and made part of any Restricted Stock Award and Dividend Equivalents may, in the Committee’s discretion, be extended to and made part of any Restricted Stock Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that no such dividends or Dividend Equivalents shall be paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals. Dividends and/or Dividend Equivalents shall not be extended to any Options or SARs.

6.6 Spinoff and CSC Rollover Awards. Notwithstanding anything in the Plan to the contrary, (i) Spinoff Awards shall be governed by the terms of the Spinoff Awards as in effect immediately prior to the Spinoff, and (ii) CSC Rollover Awards shall be governed by the terms of the CSC Rollover Awards as in effect immediately prior to the CSC Merger, in each case except for any adjustment pursuant to the terms of the Employee Matters Agreement.

Section 7

Options

7.1 General. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. Subject to Section 18 hereof, the price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. For avoidance of doubt, Spinoff Awards and CSC Rollover Awards that are Options may have an Exercise Price that is less than the Fair Market Value of the Common Stock on the date such Awards are converted and assumed by the Company. The term of an Option shall not exceed 10 years from the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

7.2 Option Exercise. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may pay the exercise price by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section.

Section 8

Stock Appreciation Rights

An Award may be in the form of an SAR. The Exercise Price for an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date. For avoidance of doubt, Spinoff Awards and CSC Rollover Awards that are SARs may have an Exercise Price that is less than the Fair Market Value of the Common Stock on the date such Awards are converted and assumed by the Company. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The

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exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee; provided, however, that a SAR that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 9

Restricted Stock Awards

An Award may be in the form of a Restricted Stock Award. The terms, conditions and limitations applicable to any Restricted Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 10

Restricted Stock Unit Awards

An Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the vested Restricted Stock Units; provided, however, that a Restricted Stock Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 11

Performance Unit Awards

An Award may be in the form of a Performance Unit Award. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value and number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The timing and the terms of settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units as soon as practicable after the end of the performance period and following the Committee’s determination of actual performance against the performance measures and related goals established by the Committee; provided, however, that a Performance Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 12

Cash Awards

An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

Section 13

Performance Awards

13.1 General. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance

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Award shall be determined by the Committee. Performance Awards shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

Performance Goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies including by direct reference to peers, by reference to an index, or by a similar mechanism. A Performance Goal may be based on any one or more criteria as the Committee or its delegate may determine.

Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

13.2 Adjustment of Performance Awards. The Committee may provide in any Performance Award that the results may be adjusted to include or exclude particular factors, including but not limited to any of the following events that occur during a Performance Period:

(a) asset write-downs;

(b) litigation or claim judgments or settlements;

(c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

(d) any reorganization and restructuring programs;

(e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable Fiscal Year;

(f) acquisitions or divestitures;

(g) foreign exchange gains and losses; and

(h) settlement of hedging activities.

The Committee may retain the discretion to adjust any Performance Awards upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines.

13.3 Grandfathered Awards. In interpreting Plan provisions applicable to any Performance Awards granted on or before November 2, 2017 that were intended to qualify for the performance-based compensation exemption under Code Section 162(m), it is the intent of this Plan to conform with the standards of Code Section 162(m) and Treasury Regulation § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions.

Section 14

Change in Control

Notwithstanding any other provision of this Plan to the contrary, unless (1) an Award Agreement shall specify otherwise or (2) the agreement effectuating the Change in Control fails to provide for the assumption or substitution of Awards (in which case, the Committee may make any of the adjustments to outstanding Awards authorized by Section 18.3), upon a Participant’s qualifying termination of employment within two (2) years after the date of the Change in Control:

(a) all outstanding Options that have not vested in full on or prior thereto shall be fully vested and exercisable;

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(b) all restrictions applicable to outstanding Restricted Stock shall lapse in full;

(c) all outstanding Restricted Stock Units that have not vested in full on or prior thereto shall be fully vested;

(d) if the qualifying termination of employment occurs during the Performance Period, all Performance Awards shall be considered earned and payable at their target value, prorated for the portion of the Performance Period that has elapsed and shall be immediately paid or settled; and

(e) if the qualifying termination of employment occurs after the Performance Period, all Performance Awards shall, as soon as administratively practicable, be paid or settled based on the actual achievement of the applicable performance goals.

For this purpose, a qualifying termination of employment shall be as determined by the Committee and set forth in the applicable Award Agreement and may include, without limitation, involuntary termination without cause, death, disability or retirement.

Section 15

Taxes

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of shares of Common Stock withheld for payment of required withholding taxes must equal no more than the maximum individual statutory rate in the applicable jurisdiction. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

Section 16

Amendment, Modification, Suspension or Termination

The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

No amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that:

(a) expands the types of Awards available under this Plan;

(b) materially increases the number of shares of Common Stock available for Awards under this Plan;

(c) materially expands the classes of persons eligible for Awards under this Plan;

(d) materially extends the term of this Plan;

(e) materially changes the method of determining the Exercise Price of Options;

(f) deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs; or

(g) decreases any minimum vesting requirements for any Stock Award.

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Appendix C	◀

Section 17

Assignability

Unless otherwise determined by the Committee and expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 17 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

Section 18

Adjustments

18.1 Outstanding Awards. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

18.2 Plan Adjustments

(a) Subdivision or Consolidation. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then:

(i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4;

(ii) the number of shares of Common Stock covered by outstanding Awards;

(iii) the exercise price or other price in respect of such Awards;

(iv) the appropriate Fair Market Value and other price determinations for such Awards; and

(v) any other limitations contained within this Plan shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction.

(b) Recapitalizations, Reorganizations, etc. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to:

(i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4;

(ii) the number of shares of Common Stock covered by outstanding Awards;

(iii) the exercise price or other price in respect of such Awards;

(iv) the appropriate Fair Market Value and other price determinations for such Awards;

(v) the Stock-Based Award Limitations; and

(vi) any other limitations contained within this Plan;

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provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

18.3 Award Adjustments. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, split-up, spin-off, split-off, initial public offering of the common equity of a Subsidiary, reorganization or liquidation, or other Change in Control in which the Company is not the surviving publicly traded entity, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, to:

(a) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines, including stock of another company) for an Award or the assumption of the Award (and for awards not granted under this Plan), regardless of whether in a transaction to which Code Section 424(a) applies;

(b) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction;

(c) provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof;

(d) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a share of Common Stock as of such date over the per-share exercise price for such Option (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option may be canceled for no consideration or for such consideration that the Committee shall determine or as provided by the agreement effectuating an event described in this Section 18.3); or

(e) cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation;

provided, however, that the vesting of any time-based awards shall be accelerated upon a Change in Control only if the awards are not assumed by or substituted for awards of the acquiring entity, and the acceleration of vesting of any performance-based awards upon a Change in Control shall be adjusted for actual performance and/or the fractional performance period through the date of the Change of Control.

18.4 Compliance with Code Section 409A. No adjustment or substitution pursuant to this Section 18 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable.

Section 19

Restrictions

No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

Section 20

Unfunded Plan

This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The

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Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

Section 21

Code Section 409A

21.1 Awards. Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

21.2 Settlement Period. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Restricted Stock Unit Award, Performance Unit Award or Cash Award is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

21.3 Specified Employees. If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Code Section 409A.

Section 22

Award Termination, Forfeiture and Disgorgement

The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be terminated or forfeited, or the Participant should be required to disgorge to the Company any gains attributable to the Award. Such circumstances may include, without limitation, the following actions by a Participant:

(a) competing with the Company or participating in any enterprise that competes with the Company;

(b) using or disclosing, other than as expressly authorized by the Company or a Subsidiary, any confidential business information or trade secrets that the Participant obtains during the course of his or her employment with the Company or any Subsidiary; and

(c) after the Participant is no longer employed by the Company or any Subsidiary:

(i) soliciting, with respect to any of the services or products that the Company or any Subsidiary then provides to customers, any person or entity whom the Participant knows to be a customer of the Company or any Subsidiary, or whose business the Participant solicited on behalf of the Company or any Subsidiary while employed by it,

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(ii) soliciting or hiring any person who is then an Employee, or

(iii) taking any action that, in the judgment of the Committee, is not in the best interests of the Company.

Additionally, any Awards granted pursuant to this Plan shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company.

Section 23

Awards to Non-U.S. Employees

Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

Section 24

Governing Law

This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Nevada.

Section 25

Right to Continued Service or Employment

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company or its Subsidiaries.

Section 26

Term

This Plan shall be effective as of the Effective Date. This Plan shall continue in effect for a term of 10 years commencing on the Effective Date, unless earlier terminated by action of the Board.

Section 27

Usage

Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

Section 28

Headings

The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

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Appendix D	◀

Appendix D – DXC Technology Company 2017 Non-Employee Director Incentive Plan

As amended and restated effective August 13, 2020

SECTION 1. PURPOSE

The purpose of this 2017 Non-Employee Director Incentive Plan (“Plan”) is to enable the Company to attract, retain and motivate its Non-Employee Directors by providing for or increasing their proprietary interests in the Company.

The Plan was adopted by Everett SpinCo, Inc. (“Everett”), the predecessor of DXC Technology Company, prior to the spinoff of Everett from Hewlett Packard Enterprise Company (“HPE”) effective as of March 31, 2017 (the “Spinoff”).

SECTION 2. CERTAIN DEFINITIONS

As used in this Plan, the following terms have the meanings set forth below:

(a) “Administrator” means that administrator of the Plan as described in Section 3.

(b) “Award” means any Restricted Stock or RSU, including any CSC Rollover Awards.

(c) “Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing any Award granted hereunder, in a form approved by the Administrator that is executed or acknowledged by both the Company and the Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means a “change in control,” as defined in Section 409A.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g) “Company” means DXC Technology Company or any successor thereto.

(h) “CSC” means Computer Sciences Corporation.

(i) “CSC Merger” means the merger with CSC following the Spinoff.

(j) “CSC Rollover Awards” means awards granted under one or more CSC non-employee director equity incentive plans which were converted and assumed by the Company in connection with the CSC Merger in accordance with the terms of the Employee Matters Agreement.

(k) “Dividend Equivalents” means an amount equal to dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record on a like number of Shares.

(l) “Employee Matters Agreement” means the amended and restated employee matters agreement between Everett SpinCo, Inc., HPE and CSC dated March 31, 2017, as amended.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator. Unless the Administrator shall determine otherwise, the Fair Market Value of a Share on any day means the last sale price, regular way, of a Share on such day (or in case the principal United States national securities exchange on which the Shares are listed or admitted to trading is not open on such date, the next preceding date upon which it is open), or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal United States national securities exchange on which the Shares are listed or admitted to trading.

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(o) “HPE” has the meaning set forth in Section 1.

(p) “Non-Employee Director” means a director of the Company who is not an employee of the Company or any of its subsidiaries.

(q) “Participant” means a Non-Employee Director who is selected by the Administrator to receive an Award under this Plan. Participant also includes any holder of a CSC Rollover Award.

(r) “Plan” has the meaning set forth in Section 1.

(s) “Restricted Stock” means any Share issued hereunder with the restriction that the holder may not sell, assign, transfer, pledge or otherwise encumber such Share, and with such other restrictions as the Administrator, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate, including any such Share which is a CSC Rollover Award.

(t) “Restricted Stock Unit” or “RSU” means a right granted hereunder to receive a specified number of Shares, or cash based on the Fair Market Value of such Shares, upon vesting or at a later date permitted in the Award Agreement, including any such right that is a CSC Rollover Award.

(u) “Section 409A” means Section 409A of the Code, together with the regulations and other Treasury department guidance promulgated thereunder.

(v) “Shares” means shares of the common stock of the Company, par value $0.01 per share, as adjusted in accordance with Section 5(d) hereof.

(w) “Spinoff” has the meaning set forth in Section 1.

SECTION 3. ADMINISTRATION

This Plan shall be administered by the Board (excluding any employee member of the Board) or, in the Board’s discretion, a committee of the Board (in either case, the “Administrator”) consisting of at least three directors, each of whom is (i) “independent” for purposes of the Company’s Corporate Governance Guidelines; and (ii) a “non-employee director” for purposes of Rule 16b-3(b)(3) promulgated under the Exchange Act.

Subject to the provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(a) adopt, amend and rescind rules and regulations relating to this Plan;

(b) determine which persons are Non-Employee Directors, and to which of such Non-Employee Directors, if any, Awards shall be granted hereunder;

(c) grant Awards to Non-Employee Directors and determine the terms and conditions thereof, including the number of Shares and/or the amount of cash issuable pursuant thereto;

(d) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, or canceled or suspended;

(e) determine whether, and the extent to which adjustments are required pursuant to Section 5(d) hereof; and

(f) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

Decisions of the Administrator shall be final, conclusive and binding upon all persons and entities, including the Company, all stockholders of the Company, all Non-Employee Directors, all Participants and all persons claiming under Award Agreements.

SECTION 4. ELIGIBILITY

Any Non-Employee Director shall be eligible to be selected as a Participant. In addition, any holder of a CSC Rollover Award shall be a Participant.

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SECTION 5. SHARES SUBJECT TO THIS PLAN

(a) The maximum aggregate number of Shares that may be issued pursuant to all Awards granted under this Plan shall be 745,000, subject to adjustment as provided in Section 5(d) hereof.

(b) In connection with the granting of an Award, the number of Shares available for issuance under this Plan shall be reduced by the number of Shares in respect of which the Award is granted or denominated. For avoidance of doubt, any shares issued pursuant to a CSC Rollover Award shall reduce the number of Shares available for issuance under this Plan in accordance with this Section 5(b).

(c) Whenever any outstanding Award (or portion thereof), including any CSC Rollover Award, expires, is cancelled or is otherwise terminated for any reason without having been exercised or payment having been made in the form of Shares, the number of Shares available for issuance under this Plan shall be increased by the number of Shares allocable to the expired, cancelled or otherwise terminated Award (or portion thereof). To the extent that any Award is forfeited, the Shares subject to such Awards will not be counted as shares delivered under this Plan. Awards valued by reference to Shares that may be settled in equivalent cash value will count as Shares delivered to the same extent as if the Award were settled in Shares.

(d) If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Administrator shall make appropriate and proportionate adjustments, as of the date of such transaction, in:

(i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to outstanding Awards; and

(ii) the maximum number and type of shares or other securities that may be issued pursuant to all Awards granted under this Plan, as set forth in Section 5(a) hereof.

(e) The maximum dollar value of all Awards that may be granted to (i) the Independent Chairman during any single calendar year shall not exceed $900,000 and (ii) to any single Participant other than the Independent Chairman during any calendar year shall not exceed $500,000, determined in each case as of the grant date of the Award based on the Fair Market Value of the Shares subject to such Award as of such grant date.

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Restricted Stock and RSUs may be granted hereunder to Participants. All Restricted Stock and RSUs shall be subject to the following terms and conditions, and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall deem desirable:

(a) Restrictions. The restrictions applicable to each grant of Restricted Stock and the vesting provisions applicable to each grant of RSUs shall be determined by the Administrator, in its sole discretion, and shall be based on the Participant’s continued service as a Non-Employee Director (“time-based vesting”).

(b) Accelerated Vesting. The vesting of Restricted Stock or RSUs may, in the sole discretion of the Administrator, be accelerated in the event of the Participant’s death or termination of service as a Non-Employee Director, or may be accelerated pursuant to Section 7 hereof upon a Change in Control.

(c) Voting and Dividends. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of Restricted Stock or RSUs, subject to such terms, conditions and restrictions as the Administrator may establish. The Administrator may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of Restricted Stock or RSUs. Unless the Administrator, in its sole discretion, shall determine otherwise, all Restricted Stock shall have full voting rights.

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(d) Stock Certificates. Restricted Stock issued hereunder may be evidenced in such manner as the Administrator, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or the issuance of a stock certificate or certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(e) CSC Rollover Awards. Notwithstanding anything in the Plan to the contrary, CSC Rollover Awards shall be governed by the terms of the CSC Rollover Awards as in effect immediately prior to the CSC Merger, except for any adjustment pursuant to the terms of the Employee Matters Agreement.

SECTION 7. CHANGE IN CONTROL

Notwithstanding any other provision of this Plan to the contrary, unless an Award Agreement shall specify otherwise, upon the date of a Change in Control:

(a) all restrictions applicable to outstanding Restricted Stock shall lapse in full; and

(b) all outstanding RSUs that have not vested in full on or prior thereto shall be fully vested.

SECTION 8. AMENDMENTS AND TERMINATION

The Board may amend, alter, suspend, discontinue or terminate this Plan or the terms of any outstanding Award, or any portion thereof, at any time and in any manner; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without:

(a) the approval of the Company’s stockholders, if:

(i) such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply,

(ii) such approval is required by the New York Stock Exchange or the Securities and Exchange Commission, or

(iii) such amendment, alteration, suspension, discontinuation or termination would materially increase the benefits accruing to Participants, materially increase the maximum number of shares or other securities which may be issued under this Plan, materially modify this Plan’s eligibility requirements; and

(b) the consent of each Participant whose rights under any outstanding Award would be impaired by such action.

SECTION 9. GENERAL PROVISIONS

(a) Nontransferability of Awards. Unless the Administrator determines otherwise at the time the Award is granted or thereafter no Award, and no Shares subject to an outstanding Award as to which any applicable restriction or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or the laws of descent and distribution; provided, however, that if so permitted by the Administrator, a Participant may designate a beneficiary to receive his or her rights under any Award after his or her death.

(b) Award Entitlement. No Non-Employee Director or Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors or Participants under this Plan.

(c) Requirement of Award Agreement. The prospective recipient of any Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, unless and until both the Company and such recipient shall have executed an Award Agreement evidencing the Award and the recipient shall have delivered a copy thereof to the Company.

(d) Termination, Forfeiture and Disgorgement. The Administrator shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be terminated or forfeited, or the Participant should be required to disgorge

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to the Company any amounts attributable to the Award. Such circumstances may include, without limitation, the following actions by a Participant:

(i) competing with the Company or participating in any enterprise that competes with the Company; and

(ii) using or disclosing, other than as expressly authorized by the Company or a Subsidiary, any confidential business information or trade secrets that the Participant obtains during the course of his or her service as a Non-Employee Director.

(e) Compliance with Securities Laws. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Administrator, in its sole discretion, has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(f) Award Deferrals. The Administrator shall have full power and authority to establish procedures in compliance with Section 409A, if applicable, pursuant to which the payment or settlement of any Award may be deferred.

(g) Governing Law. The validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with the laws of the State of Nevada and applicable U.S. federal law.

(h) Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

SECTION 10. SECTION 409A

Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be reformed to avoid imposition of the additional tax, including that any Award subject to 409A held by a specified employee that is settled upon termination of employment (for reasons other than death) shall be delayed in payment until the expiration of six months, and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award. Awards made under this Plan are intended to comply with or be exempt from Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A.

SECTION 11. TERM OF PLAN

This Plan is effective as of March 30, 2017, the date prior to the Spinoff on which this Plan was approved by HPE as sole shareholder of Everett SpinCo, Inc, the predecessor to the Company. No Award may be granted under this Plan after March 30, 2027, but any award granted prior to that date may extend beyond that date.

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## About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. With decades of driving innovation, the world's largest companies trust DXC to deploy our enterprise technology stack to deliver new levels of performance, competitiveness and customer experiences. Learn more about the DXC story and our focus on people, customers and operational execution at www.dxc.com.

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DXC INVESTOR RELATIONS 1775 TYSONS BOULEVARD TYSONS, VA 22102 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet up until 11:59 p.m. Eastern Time on August 12, 2020 to transmit your voting instructions and to enroll for electronic delivery of subsequent stockholder communications. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DXC2020 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1.800.690.6903 To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Time on August 12, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Note: Regardless of which voting method you use, proxy voting instructions for shares held in the Company’s Matched Asset Plan must be given by 11:59 p.m. Eastern Time on August 10, 2020. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D20088-Z77764-P42372 For Against Abstain The Board of Directors recommends you vote “FOR” each of the nominees in Proposal 1: 1a. Mukesh Aghi 1h. Michael J. Salvino 1. To elect ten nominees to the DXC Board of Directors Nominees: 1d. Raul J. Fernandez 1f. Mary L. Krakauer 1i. Manoj P. Singh 1j. Robert F. Woods 1e. David L. Herzog 1g. Ian C. Read 1c. David A. Barnes 1b. Amy E. Alving The Board of Directors recommends you vote “FOR” Proposal 2: The Board of Directors recommends you vote “FOR” Proposal 4: The Board of Directors recommends you vote “FOR” Proposal 3: The Board of Directors recommends you vote “FOR” Proposal 5: 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021 4. Approval of increase in shares available under the DXC Technology Company 2017 Omnibus Incentive Plan 3. Approval, by advisory vote, of named executive officer compensation 5. Approval of increase in shares available under the DXC Technology Company 2017 Non-Employee Director Incentive Plan To provide comments, please check this box and write them on the back where indicated. For Against Abstain For Against Abstain For Against Abstain For Against Abstain Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

IMPORTANT NOTICE TO STOCKHOLDERS VOTING PREVENTS ESCHEATMENT Most states have escheatment laws which require DXC to transfer stockholder accounts when they meet that state’s criteria for abandoned property. These laws require DXC to issue a replacement stock certificate to the applicable state and the certificate in the stockholder’s possession is cancelled on the records of DXC’s transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted DXC’s transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale. Therefore, it is very important that you vote and that DXC has your current address. If you have moved, please provide your new address to DXC’s transfer agent: EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874; telephone 800.468.9716; and Internet address: shareowneronline.com. Please inform EQ if there are multiple accounts or stock is held under more than one name. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D20089-Z77764-P42372 DXC TECHNOLOGY COMPANY ANNUAL MEETING OF STOCKHOLDERS, AUGUST 13, 2020 The undersigned hereby appoints MICHAEL J. SALVINO, PAUL N. SALEH and WILLIAM L. DECKELMAN, JR., and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of DXC Technology Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/DXC2020, at 10:30 a.m., Eastern Time, on August 13, 2020, and at any adjournments or postponements thereof, and to consider to vote on any other matter properly coming before the meeting. If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted. This card also provides voting instructions for shares, if any, held in the Company’s Matched Asset Plan. This proxy when properly executed will be voted in the manner directed on the reverse side. If this proxy is signed but no direction is given, this proxy will be voted “FOR” the election of each of the director nominees on the reverse side and “FOR” proposals 2, 3, 4 and 5. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting of Stockholders or at any adjournment or postponement thereof. Shares allocated to this account and held in the Company’s Matched Asset Plan will be voted by the plan trustee for those shares. If the trustee does not receive voting instructions for shares held in the Matched Asset Plan by August 10, 2020, those shares will be voted in the same proportion as the shares for which voting instructions have been received. This proxy is solicited on behalf of the Board of Directors of the Company. This proxy may be revoked at any time prior to the voting thereof. Note: This proxy must be signed and dated on the reverse side.